UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☑	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14(a)-12

BOSTON PRIVATE FINANCIAL HOLDINGS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Ten Post Office Square,

Boston, Massachusetts 02109

August 29, 2008

Dear Shareholder:

You are cordially invited to attend a special meeting of shareholders of Boston Private Financial Holdings, Inc. that will be held on Tuesday, September 30, 2008, at 10:00 a.m., local time, at Ten Post Office Square, 2nd Floor, Boston, Massachusetts 02109.

On July 22, 2008, we entered into an investment agreement pursuant to which we have raised an aggregate of approximately $75 million through the direct sale of our equity securities to BP Holdco, L.P., an affiliate of The Carlyle Group. The proceeds of this transaction will strengthen our capital base and liquidity position and give us financial flexibility in light of general economic conditions, as well as deteriorating conditions in the U.S. housing and credit markets, including continued deterioration in the construction and land loan portfolio at our southern California subsidiary bank, First Private Bank & Trust. At the same time, we believe this strengthened capital base will support the profitable growth of our affiliates.

Pursuant to the investment agreement, we sold shares of Series A Non-Cumulative Mandatorily Convertible Preferred Stock (the “Series A Preferred Stock”) and Series B Non-Cumulative Perpetual Contingent Convertible Preferred Stock (the “Series B Preferred Stock”) and we also issued warrants (the “Warrants”) to purchase shares of our common stock, par value $1.00 per share (“Common Stock”). Upon the first business day following the special meeting, the Series A Preferred Stock will convert into 6,346,572 shares of Common Stock, regardless of the outcome of the votes at the special meeting. Subject to approval of the proposals to be voted on at the special meeting, the Series B Preferred Stock will be convertible into 7,261,091 shares of Common Stock and the Warrants will be exercisable for 5,443,065 shares of Common Stock.

At the special meeting, holders of our shares of Common Stock will be asked to consider and vote on proposals to approve: (i) an increase in the number of authorized shares of Common Stock to permit the conversion and exercise of the Series B Preferred Stock and the Warrants and provide additional shares for other corporate purposes; and (ii) the conversion, from time to time in accordance with its terms, of the Series B Preferred Stock into Common Stock and the issuance of Common Stock in accordance with the terms of the Series B Preferred Stock and the exercise, from time to time in accordance with their terms, of the Warrants to purchase Common Stock and the issuance of Common Stock in accordance with the terms of the Warrants. Our Board of Directors has unanimously approved these proposals and recommends that you vote “FOR” these proposals.

Please read the attached proxy statement carefully for information about the matters you are being asked to consider and vote upon. Your vote is important. Whether or not you attend the special meeting in person, I urge you to promptly vote your proxy as soon as possible via the Internet, by telephone or by mail using the enclosed postage-paid reply envelope. If you decide to attend the special meeting and vote in person, you will, of course, have that opportunity.

Thank you for your continued support of Boston Private.

Sincerely,

/s/ Timothy L. Vaill
Timothy L. Vaill
Chairman and Chief Executive Officer

BOSTON PRIVATE FINANCIAL HOLDINGS, INC.

Ten Post Office Square

Boston, Massachusetts 02109

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

To Be Held Tuesday, September 30, 2008

Meeting Date:	Tuesday, September 30, 2008

Meeting Time:	10:00 a.m. (local time)

Record Date:	August 28, 2008

Location:	Ten Post Office Square, 2nd Floor, Boston, Massachusetts 02109

Purpose of the Meeting:

1.	To approve an amendment to the Company’s Restated Articles of Organization to increase the number of authorized shares of Common Stock from 70,000,000 to 170,000,000; and

2.	To approve the conversion, from time to time in accordance with its terms, of the Series B Preferred Stock into Common Stock and the issuance of Common Stock in accordance with the terms of the Series B Preferred Stock and the exercise, from time to time in accordance with their terms, of the Warrants to purchase Common Stock and the issuance of Common Stock in accordance with the terms of the Warrants, in each case issued to the investor pursuant to our recent private sale referred to in the attached proxy statement.

These items of business are more fully described in the proxy statement accompanying this Notice. Submission of these proposals to our shareholders is required under the terms of the Investment Agreement dated as of July 22, 2008, between Boston Private Financial Holdings, Inc. and BP Holdco, L.P.

The Board of Directors unanimously recommends that shareholders vote FOR Proposals 1 and 2.

Shareholders of record of our Common Stock at the close of business on the record date will be entitled to vote at the Special Meeting and any adjournments or postponements thereof. Under Securities and Exchange Commission rules, we have elected to provide access to our proxy materials both by sending you this full set of proxy materials, including a proxy card, and by notifying you of the availability of our proxy materials on the Internet. This proxy statement and directions to our Special Meeting are available at www.edocumentview.com/BPFH.

By order of the Board of Directors,

/s/ Margaret W. Chambers
Margaret W. Chambers
Secretary

Boston, Massachusetts

August 29, 2008

IMPORTANT

If you are a shareholder of our Common Stock, whether or not you expect to attend the Special Meeting in person, we urge you to vote your proxy at your earliest convenience via the Internet, by telephone or by mail using the enclosed postage-paid reply envelope. This will ensure the presence of a quorum at the Special Meeting and will save us the expense of additional solicitation. Sending in your proxy will not prevent you from voting your shares in person at the Special Meeting if you desire to do so. Your proxy is revocable at your option in the manner described in the proxy statement.

BOSTON PRIVATE FINANCIAL HOLDINGS, INC.

Ten Post Office Square

Boston, Massachusetts 02109

PROXY STATEMENT

For the Special Meeting of Shareholders To Be Held Tuesday, September 30, 2008

Our Board of Directors is soliciting proxies to be voted at the Special Meeting of Shareholders on September 30, 2008, at 10:00 a.m., and at any adjournments or postponements thereof (the “Special Meeting”), for the purposes set forth in the attached Notice of Special Meeting of Shareholders. The notice, this proxy statement and the form of proxy enclosed are first being sent to shareholders on or about September 2, 2008. As used in this proxy statement, the terms “Boston Private,” “Company,” “we,” “us” and “our” refer to Boston Private Financial Holdings, Inc.

Questions and Answers about these Proxy Materials and the Special Meeting:

Why am I receiving these materials?

Our Board of Directors is providing these proxy materials to you in connection with the Special Meeting of Shareholders of Boston Private, to be held on September 30, 2008. As a shareholder of record of our common stock, par value $1.00 per share (“Common Stock”), you are invited to attend the Special Meeting, and are entitled to and requested to vote on the proposals described in this proxy statement.

Who is soliciting my vote pursuant to this proxy statement?

Our Board of Directors is soliciting your vote at the Special Meeting. In addition, certain of our officers and employees may solicit, or be deemed to be soliciting, your vote. We have also retained D.F. King & Co., Inc. to assist in the solicitation.

Who is entitled to vote?

Only shareholders of record of our Common Stock at the close of business on August 28, 2008 are entitled to vote at the Special Meeting.

How many shares are eligible to be voted?

As of the record date of August 28, 2008, we had 57,270,737 shares of Common Stock outstanding. Each outstanding share of our Common Stock will entitle its holder to one vote on each matter to be voted on at the Special Meeting.

What am I voting on?

You are voting on the following matters:

•	Approval of an amendment to the Company’s Restated Articles of Organization to increase the number of authorized shares of Common Stock from 70,000,000 to 170,000,000; and

•

Approval of the conversion, from time to time in accordance with its terms, of the Series B Preferred Stock into Common Stock and the issuance of Common Stock in accordance with the terms of the Series B Preferred Stock and the exercise, from time to time in accordance with their terms, of the Warrants to purchase Common Stock and the issuance of Common Stock in accordance with the terms of the Warrants, in each case issued to the investor pursuant to our recent private sale.

What securities did the Company issue in the Private Sale?

On July 22, 2008, the Company entered into an Investment Agreement (the “Investment Agreement”) with BP Holdco, L.P. (“BP Holdco”), an affiliate of The Carlyle Group (“Carlyle”).

Pursuant to the Investment Agreement, BP Holdco acquired approximately 350 shares of Series A Non-Cumulative Mandatorily Convertible Preferred Stock, par value $1.00 per share (“Series A Preferred Stock”), approximately 401 shares of Series B Non-Cumulative Perpetual Contingent Convertible Preferred Stock, par value $1.00 per share (“Series B Preferred Stock”, and together with the Series A Preferred Stock, the “Preferred Stock”) and warrants to acquire 5,443,065 additional shares of Common Stock, which warrants are exercisable during the next five years (“Warrants”). Of those Warrants, Warrants to purchase 59,174 shares of Common Stock were issued to John Morton III, BP Holdco’s designee to the Board of Directors, subject to the terms of a grant agreement among BP Holdco, the Company, Mr. Morton and the warrant agent. The Warrants have an exercise price of $6.62 per share, except the Warrants held by Mr. Morton have an exercise price of $8.90 per share, which was the fair market value of the Common Stock on the date of the grant to Mr. Morton. In this proxy statement, we refer to the transactions contemplated by the Investment Agreement as the “Private Sale.”

The shares of Series A Preferred Stock acquired by BP Holdco are mandatorily convertible into 6,346,572 shares of Common Stock on the first business day following the Special Meeting regardless of the outcome of the votes at the Special Meeting. The conversion of the Series B Preferred Stock is conditioned upon the affirmative vote of our existing common shareholders (A) approving the amendment of the Company’s Restated Articles of Organization (“Articles”) to increase the number of authorized shares of Common Stock to at least such number as shall be sufficient to permit full conversion of the Series B Preferred Stock into 7,261,091 shares of Common Stock and (B) approving the conversion, from time to time in accordance with its terms, of the Series B Preferred Stock into Common Stock and the issuance of Common Stock in accordance with the terms of the Series B Preferred Stock for purposes of Rule 4350(i) of the NASDAQ Marketplace Rules (described below and under Proposal 2) (the conditions in (A) and (B), together with the equivalent approvals with respect to the Warrants referred to below, are collectively referred to as “Shareholder Approvals”).

The exercise of the Warrants is also subject to the receipt of the Shareholder Approvals. In the absence of such approvals, the Warrants are exchangeable for shares of Series B Preferred Stock as further described under “Description of the Warrants—Exchange for Series B Preferred Stock.”

Holders are prohibited from converting the Series B Preferred Stock or exercising the Warrants if such conversion or exercise would cause such holder and its affiliates, collectively, to be deemed to own, control or have the power to vote, for purposes of the Bank Holding Company Act of 1956, as amended (the “BHC Act”) or the Change in Bank Control Act of 1978, as amended (the “CIBC Act”) and any rules or regulations promulgated thereunder, 10% or more of any class of “voting securities” (as defined in the BHC Act and any rules or regulations promulgated thereunder) of the Company outstanding at such time.

Why is the Company seeking shareholder approval for the authorization of additional Common Stock?

The Company currently does not have a sufficient number of authorized shares of Common Stock to issue shares of Common Stock upon conversion of all of the Series B Preferred Stock into Common Stock and to issue Common Stock upon full exercise of the Warrants, and therefore is seeking to increase the number of shares of Common Stock authorized by the Articles in order to be able to deliver shares of Common Stock upon the conversion of the Series B Preferred Stock and the exercise of the Warrants, as well as to have enough authorized Common Stock available for issuance to meet general corporate needs from time to time, including capital raising transactions, employee benefit plans, acquisitions and other uses. The Company is a Massachusetts corporation and amendment of the Articles requires approval of the holders of a majority of our outstanding Common Stock pursuant to the Massachusetts Business Corporation Act.

Why is the Company seeking shareholder approval for the conversion, from time to time, of the Series B Preferred Stock and the exercise, from time to time, of the Warrants?

Because our Common Stock is listed on the NASDAQ Global Select Market (“NASDAQ”), we are subject to NASDAQ rules and regulations. Rule 4350(i) of the NASDAQ Marketplace Rules requires shareholder approval prior to any issuance or sale of Common Stock, or securities convertible into or exercisable for Common Stock, in any transaction or series of transactions (i) if the Common Stock to be issued has, or will have upon issuance, voting power equal to 20% or more of the voting power outstanding before the issuance, or (ii) if the number of shares of Common Stock to be issued is, or will be upon issuance, equal to 20% or more of the number of shares of Common Stock outstanding before the issuance, unless the sale or conversion price is greater than the greater of the pre-transaction trading price as reported on NASDAQ and book value.

The proposed conversion of the Preferred Stock and exercise of the Warrants falls under this NASDAQ rule because the Common Stock issuable upon conversion of the Series A Preferred Stock following the Special Meeting, together with the Common Stock issuable upon conversion of the Series B Preferred Stock and exercise of the Warrants, will exceed 20% of both the voting power and number of shares of our Common Stock outstanding before the issuance, and none of the exceptions to this NASDAQ rule are applicable to these transactions.

If we are unable to obtain the Shareholder Approvals required by the NASDAQ Marketplace Rules prior to the record date for the fourth quarter dividend period relating to the Series B Preferred Stock, the Series B Preferred Stock will not become convertible into Common Stock. In that case, holders will retain their shares of Series B Preferred Stock (and certain dividend rate increases will occur) until the Shareholder Approvals have been obtained. Further, the Warrants will not be exercisable for shares of Common Stock until the Shareholder Approvals have been obtained. During such time, the Warrants will be exchangeable for shares of Series B Preferred Stock.

How will the conversion of the Preferred Stock occur?

On the business day following the date of the Special Meeting, each share of Series A Preferred Stock will be automatically converted into shares of Common Stock regardless of the outcome of the votes at the Special Meeting. At any time on or after the business day following the date on which the Shareholder Approvals are obtained, a holder shall have the right to convert each share of Series B Preferred Stock into shares of Common Stock, subject to certain restrictions, including the restriction that no holder may hold 10% or more of the outstanding voting securities of the Company. Each outstanding share of Preferred Stock will be convertible into such number of shares of Common Stock determined by dividing (i) $100,000 (the purchase price per share of the Preferred Stock) by (ii) the conversion price of the Preferred Stock then in effect, subject to certain adjustments. The initial conversion price of the Preferred Stock is $5.52 per share, which results in an initial conversion rate of approximately 18,116 shares of Common Stock for each share of Preferred Stock.

Holders are prohibited from converting the Series B Preferred Stock if such conversion would cause such holder and its affiliates, collectively, to be deemed to own, control or have the power to vote, for purposes of the BHC Act or the CIBC Act and any rules or regulations promulgated thereunder, 10% or more of any class of “voting securities” (as defined in the BHC Act and any rules or regulations promulgated thereunder) of the Company outstanding at such time.

How does our Board of Directors recommend that I vote?

Our Board of Directors unanimously recommends that you vote “FOR” the approval of the amendment to the Company’s Articles to increase the number of authorized shares Common Stock, and “FOR” the approval of the conversion, from time to time, of the Series B Preferred Stock into Common Stock and the exercise, from time to time, of the Warrants for Common Stock.

Why is our Board of Directors recommending approval of the proposals?

During the second quarter of this year our management and Board of Directors continued to evaluate the Company’s capital levels in view of general economic conditions as well as the deteriorating conditions in the U.S. housing and credit markets. To address the uncertainties and the related asset quality and liquidity challenges faced by the Company, management and the Board of Directors, with the assistance of the Company’s financial advisors, determined that it would be prudent to explore various strategic alternatives to increase capital. After exploring and considering a broad range of potential financing and other alternatives, our Board of Directors determined that the Private Sale, which would close concurrently with a public offering of Common Stock, provided the Company with a relative degree of certainty that would enhance the Company’s ability to complete its capital raising plans, and was otherwise in the best interests of the Company. Because of the NASDAQ rule discussed above, as well as the limited number of remaining authorized but unissued shares of Common Stock we have available, it was necessary to structure the Private Sale in the form of a combination of Series A Preferred Stock, Series B Preferred Stock and Warrants that would only be convertible or exercisable for Common Stock until after we could hold the Special Meeting in the case of the Series A Preferred Stock and upon receipt of the Shareholder Approvals in the case of the Series B Preferred Stock and the Warrants.

Accordingly, our Board of Directors recommends that shareholders vote “FOR” the proposals so that the holders of Series B Preferred Stock will have the right to convert the Series B Preferred Stock into shares of Common Stock and exercise the Warrants for shares of Common Stock, thereby providing for the terms that the parties intended to provide for in connection with the Private Sale and ultimately permitting the strengthening our common equity base as planned. In addition, as described below, if the Shareholder Approvals are not received by December 15, 2008, the dividend rate on the Series B Preferred Stock will increase substantially. This adjustment would be disadvantageous to the Company and our existing shareholders.

What happens if the Shareholder Approvals are received?

If the increase in our authorized number of shares of Common Stock and the conversion, from time to time in accordance with its terms, of the Series B Preferred Stock into Common Stock and the issuance of Common Stock in accordance with the terms of the Series B Preferred Stock and the exercise, from time to time in accordance with their terms, of the Warrants to purchase Common Stock and the issuance of Common Stock in accordance with the terms of the Warrants are approved at the Special Meeting, subject to the limitations set forth in the Investment Agreement and the Series B Preferred Stock, the Series B Preferred Stock will become convertible at any time and from time to time at the option of the holders into a total of 7,261,091 shares of Common Stock.

Additionally, if the Shareholder Approvals are received at the Special Meeting, subject to the limitations set forth in the Investment Agreement and the Warrants, the holders will be entitled to exercise the Warrants to acquire 5,443,065 shares of Common Stock in the aggregate, which, when combined with the Common Stock issuable upon conversion of the Preferred Stock, will represent, in the aggregate, approximately 24.99% of the total number of shares of Common Stock outstanding on July 22 immediately after giving effect to full conversion of the Preferred Stock and full exercise of the Warrants and the closing of the public offering described above. However, holders are prohibited from converting the Series B Preferred Stock or exercising the Warrants if such conversion or exercise would cause such holder and its affiliates, collectively, to be deemed to own, control or have the power to vote, for purposes of the BHC Act or the CIBC Act and any rules or regulations promulgated thereunder, 10% or more of any class of “voting securities” (as defined in the BHC Act and any rules or regulations promulgated thereunder) of the Company outstanding at such time.

The Series A Preferred Stock will mandatorily convert into 6,346,572 shares of Common Stock on the business day following the Special Meeting regardless of the outcome of the votes at the Special Meeting.

What happens if the Shareholder Approvals, or one of them, are not received?

If the Shareholder Approvals are not received at the Special Meeting, the Series B Preferred Stock will remain outstanding in accordance with its terms. The Company has agreed pursuant to the Investment Agreement to seek to obtain the Shareholder Approvals no less than once in each subsequent six-month period following the Special Meeting until the Shareholder Approvals are obtained. If the approvals are not obtained by December 15, 2008, the record date for the fourth quarter dividend period relating to the Series B Preferred Stock, then commencing on December 31, 2008, quarterly dividends will be payable for the dividend periods from and including September 30, 2008 to but not including March 31, 2009, at an annual rate of 14% of the liquidation preference of the Series B Preferred Stock and this rate will further increase to 15.5% of the liquidation preference commencing on June 30, 2009, for the dividend periods from and including March 31, 2009 to but not including September 30, 2009, and to 20% of the liquidation preference commencing on December 31, 2009, for the dividend periods from and including September 30, 2009. In addition, in the absence of the Shareholder Approvals, the Warrants will be exchangeable for shares of Series B Preferred Stock.

If our shareholders approve the conversion, from time to time in accordance with its terms, of the Series B Preferred Stock into Common Stock and the issuance of Common Stock in accordance with the terms of the Series B Preferred Stock and the exercise, from time to time in accordance with their terms, of the Warrants to purchase Common Stock and the issuance of Common Stock in accordance with the terms of the Warrants but do not approve the increase in the number of authorized shares of Common Stock, we are required by the Investment Agreement to negotiate in good faith with BP Holdco to promptly provide them with the option of exchanging their Series B Preferred Stock for (and to exchange the Warrants for securities exercisable for) depositary receipts for a junior participating preferred stock with rights as to voting, liquidation and dividends identical to those of Common Stock, all on such terms and conditions as we and BP Holdco may mutually agree.

How many votes are required to hold the Special Meeting and what are the voting procedures?

Quorum Requirement: Massachusetts law provides that any shareholder action at a meeting requires that a quorum exist with respect to that action. A quorum for the actions to be taken at the Special Meeting will consist of a majority of all of our outstanding shares of Common Stock that are entitled to vote at the Special Meeting. Therefore, at the Special Meeting, the presence, in person or by proxy, of the holders of at least 28,635,369 shares of Common Stock will be required to establish a quorum. Shareholders of record who are present at the Special Meeting in person or by proxy and who abstain are considered shareholders who are present and entitled to vote, and will count towards the establishment of a quorum. This will include brokers holding customers’ shares of record who cause abstentions to be recorded at the Special Meeting.

Required Votes: Each outstanding share of our Common Stock is entitled to one vote on each proposal at the Special Meeting. Approval of the proposal to amend the Articles requires the affirmative vote of a majority of the outstanding shares of Common Stock. Accordingly, failure to vote or an abstention will have the same effect as a vote against this proposal. Broker non-votes will also have the same effect as a vote against this proposal.

Approval of the proposal to authorize the conversion, from time to time in accordance with its terms, of the Series B Preferred Stock into Common Stock and the issuance of Common Stock in accordance with the terms of the Series B Preferred Stock and the exercise, from time to time in accordance with their terms, of the Warrants to purchase Common Stock and the issuance of Common Stock in accordance with the terms of the Warrants requires the affirmative vote of a majority of the shares of Common Stock present at the meeting and eligible to vote. Accordingly, failure to vote and broker non-votes will not affect whether this proposal is approved, but an abstention will have the same effect as a vote against such proposal.

How may I cast my vote?

If you are a shareholder of record: You may vote by one of the following four methods (as instructed on the enclosed proxy card):

•	in person at the Special Meeting;

•	via the Internet;

•	by telephone; or

•	by mail.

Whichever method you use, the proxies identified on the proxy card will vote the shares of which you are a shareholder of record in accordance with your instructions. If you submit a proxy card without giving specific voting instructions, the proxies will vote the shares as recommended by our Board of Directors.

If you own your shares in “street name,” that is, through a brokerage account or in another nominee form: You must provide instructions to the broker or nominee as to how your shares should be voted. Brokers do not have the discretion to vote on the proposals and will only vote at the direction of the underlying beneficial owners of the shares of Common Stock. Accordingly, if you do not instruct your broker to vote your shares, your broker will not have the discretion to vote your shares. Your broker or nominee will usually provide you with the appropriate instruction forms at the time you receive this proxy statement. If you own your shares in this manner, you cannot vote in person at the Special Meeting unless you receive a proxy to do so from the broker or the nominee, and you bring the proxy to the Special Meeting.

How may I cast my vote over the Internet or by telephone?

Voting over the Internet: If you are a shareholder of record, you may use the Internet to transmit your vote up until 11:59 P.M. Eastern Time, on September 29, 2008. Visit www.envisionreports.com/BPFH and have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

Voting by Telephone: If you are a shareholder of record, you may call 1-800-652-VOTE (8683) and use any touch-tone telephone to transmit your vote up until 11:59 P.M. Eastern Time on September 29, 2008. Have your proxy card in hand when you call and then follow the instructions.

If you hold your shares in “street name,” that is through a broker, bank or other nominee, that institution will instruct you as to how your shares may be voted by proxy, including whether telephone or Internet voting options are available.

How may I revoke or change my vote?

If you are the record owner of your shares, you may revoke your proxy at any time before it is voted at the Special Meeting by:

•	submitting a new proxy card;

•	delivering written notice to our Secretary prior to September 30, 2008, stating that you are revoking your proxy; or

•	attending the Special Meeting and voting your shares in person.

Please note that attendance at the Special Meeting will not, in itself, constitute revocation of your proxy.

Who is paying for the costs of this proxy solicitation?

We will bear the cost of preparing, printing and mailing the materials in connection with this solicitation of proxies. In addition to mailing these materials, officers and regular employees of Boston Private may, without being additionally compensated, solicit proxies personally and by mail, telephone, facsimile or electronic communication. We will reimburse banks and brokers for their reasonable out-of-pocket expenses related to forwarding proxy materials to beneficial owners of stock or otherwise in connection with this solicitation. We have retained D.F. King & Co., Inc. to assist in the solicitation at a cost of approximately $[8,500], plus payment of reasonable out-of-pocket expenses and other customary costs.

Who will count the votes?

Computershare Trust Company, N.A., will receive and tabulate the ballots and voting instruction forms.

What happens if the Special Meeting is postponed or adjourned?

Your proxy will still be effective and may be voted at the rescheduled meeting. You will still be able to change or revoke your proxy until it is voted.

Who should I call if I have questions or need assistance voting my shares?

Please call our proxy solicitors D.F. King & Co., Inc. at 1-800-769-4414 ext. 6207.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements contained in this proxy statement and in the documents incorporated by reference, that are not historical facts may constitute forward-looking statements. Forward-looking statements involve risks and uncertainties. These statements, which are based on certain assumptions and describe our future plans, strategies and expectations, can generally be identified by the use of the words “may,” “will,” “should,” “could,” “would,” “plan,” “potential,” “estimate,” “project,” “believe,” “intend,” “anticipate,” “expect,” “target” and similar expressions. These statements include, among others, statements regarding our strategy, evaluations of future interest rate trends and liquidity, prospects for growth in assets and prospects for overall results over the long term. You should not place undue reliance on our forward-looking statements. You should exercise caution in interpreting and relying on forward-looking statements because they are subject to significant risks, uncertainties and other factors which are, in some cases, beyond Boston Private’s control.

Forward-looking statements are based on the current assumptions and beliefs of management and are only expectations of future results. Boston Private’s actual results could differ materially from those projected in the forward-looking statements as a result of, among others, adverse conditions in the capital and debt markets and the impact of such conditions on Boston Private’s private banking and asset investment advisory activities; changes in interest rates; competitive pressures from other financial institutions; a deterioration in general economic conditions on a national basis or in the local markets in which Boston Private operates, including changes which adversely affect borrowers’ ability to service and repay our loans; changes in loan defaults and charge-off rates; adequacy of loan loss reserves; reduction in deposit levels necessitating increased borrowing to fund loans and investments; the passing of adverse government regulation; the risk that goodwill and intangibles recorded in Boston Private’s financial statements will become impaired; and risks related to the identification and implementation of acquisitions; as well as the other risks and uncertainties detailed in Boston Private’s Annual Report on Form 10-K and other filings submitted to the Securities and Exchange Commission. Forward-looking statements speak only as of the date on which they are made. Boston Private does not undertake any obligation to update any forward-looking statement to reflect circumstances or events that occur after the date the forward-looking statements are made.

BACKGROUND TO THE PROPOSALS

During the second quarter of this year our management and Board of Directors continued to evaluate the Company’s capital levels in view of general economic conditions as well as the deteriorating conditions in the U.S. housing and credit markets, including continued deterioration in the construction and land loan portfolio at our southern California subsidiary, First Private Bank & Trust. To address these uncertainties and the related asset quality and liquidity challenges faced by the Company, management and the Board of Directors, with the assistance of the Company’s financial advisors, determined that it would be prudent to explore various alternatives to increase capital, including methods of generating capital internally, potential asset sales, and the sale of debt or equity securities through a private placement, public offering or rights offering. The Company concluded that in light of various factors, including the perception that prevailing conditions could limit or foreclose access to the capital markets, certainty of completion should be an important criteria in evaluating any alternative pursued by the Company.

Accordingly, the Board of Directors authorized the Company and its financial advisors to investigate the advisability of raising capital through a private placement, public offering or combination thereof. The Company authorized its financial advisors to approach seven private equity investors in April as a means of beginning its evaluation of a potential private placement. Confidentiality agreements were signed with five of the private equity firms and initial meetings with Boston Private’s senior management team were held with four firms in early May. Based on these initial meetings, three firms submitted preliminary, non-binding indications of interest in mid-May. Carlyle submitted a preliminary, non-binding indication of interest setting forth the general outlines of a transaction in which it would invest approximately $70 million for Common Stock representing no more than 9.9% of the outstanding voting stock of the Company, non-voting preferred stock convertible into Common Stock and warrants to purchase Common Stock, such that the total securities to be acquired by Carlyle would represent 24.9% of the total outstanding equity of the Company, on a basis assuming full conversion and exercise of all securities. The Common Stock and preferred stock would be acquired at prices equivalent to the publicly traded market price at the time of the transaction and the warrants would be exercisable at a premium over the market price. In addition, Carlyle’s indication of interest specified that it would have the right to propose a director for nomination and election to the Company’s Board of Directors. The other two private equity firms submitted preliminary, non-binding indications of interest which were less specific and generally not as favorable to the Company as the price and terms proposed by Carlyle.

On the basis of these preliminary, non-binding indications of interest, the Company invited the three firms to conduct in-depth, on-site due diligence with respect to the Company. During the due diligence process, Carlyle devoted substantially more resources to the due diligence review than the other two firms and generally expressed a substantially higher level of interest in the transaction. As the due diligence process progressed, Carlyle demonstrated the most interest in a potential investment as well as more detailed and more favorable proposed terms.

During continued discussions of the transaction among the Company, its financial advisors and Carlyle, the Company’s management indicated that they believed that the Company should raise a total of at least $150 million of net proceeds in order to provide reasonable assurance that the Company’s capital plan would meet its reasonably foreseeable needs. Due to regulatory and other considerations, Carlyle’s proposed investment could not be sized to satisfy the full $150 million. The Company therefore considered a strategy of expanding the private placement to include other private equity investors, as well as other alternatives. Ultimately, the Company concluded that it would pursue a public equity offering. Accordingly, the parties began to develop a schedule which provided for Carlyle to enter into a binding agreement on July 22 after second quarter results were announced by the Company, at which time the Company would execute the balance of its capital plan.

On July 7, Carlyle submitted an updated non-binding indication of interest to the Company, together with preliminary term sheets providing additional detail regarding the terms of the transaction. Negotiations involving the Company, its financial advisors and Carlyle continued to concentrate on the pricing, mix and terms of each component of the Carlyle investment proposal. As a result, on July 13, the parties tentatively agreed that the purchase price for the Common Stock and preferred stock would be $5.52 per share, the average of the closing prices of the Common Stock during the week of July 7, and the exercise price of the Warrants would be set at a premium of 20% above that price.

On July 10, counsel for Carlyle delivered a draft investment agreement to be entered into by the Company and BP Holdco and during the week of July 14 delivered drafts of the terms of the preferred stock and warrants. During the negotiations relating to the terms of these documents, the portion of Carlyle’s investment in Common Stock was changed to Series A Preferred Stock in response to discussions with representatives of NASDAQ with respect to its shareholder approval requirement described above. The Series A Preferred Stock will automatically convert by its terms into 6,346,572 shares of Common Stock, constituting 9.99% of the Common Stock of the Company outstanding as of July 22 after giving effect to the Private Sale and the public offering.

The Board of Directors and its Finance Committee continued to meet regularly with management and the Company’s financial advisors throughout the second quarter and into the third quarter to discuss the various alternative capital raising strategies as well as to consider various aspects of the terms proposed by Carlyle and the progress of negotiations. At its July 22 meeting, the Board of Directors received the recommendations of management, the Finance Committee, and the financial advisors and determined, among other factors, that the investment by Carlyle on the terms negotiated enhanced the Company’s ability to complete its capital raising plans, and was otherwise in the best interests of the Company. A further component of the capital raising plan was to reduce the Company’s historical dividend levels in order to permit the Company to retain approximately $25 million of additional capital over the ensuing 24 months relative to what it would have retained under the then-current dividend rate. After extensive discussion and consideration, the Board of Directors approved the transaction with Carlyle at its July 22 meeting, and the Investment Agreement was executed by the Company and BP Holdco on the same day.

The investment transaction with BP Holdco closed on July 29, 2008 with a delayed delivery date of August 12, 2008. On the delayed delivery date, BP Holdco delivered approximately $75.1 million to purchase shares of Series A Preferred Stock convertible into 6,346,572 shares of Common Stock and shares of Series B Preferred Stock convertible into 7,261,091 shares of Common Stock. In addition, Carlyle received Warrants to acquire 5,443,065 shares of Common Stock, which includes Warrants to purchase 59,174 shares of Common Stock issued to BP Holdco’s representative on the Board of Directors, John Morton III.

Our Board of Directors recommends that shareholders vote “FOR” the proposals so that the Series B Preferred Stock will be convertible into shares of Common Stock and the Warrants will be exercisable for shares of Common Stock, thereby permitting the intended and negotiated terms of the Series B Preferred Stock and Warrants to become effective. In addition, as described below, if the Shareholder Approvals are not received by December 15, 2008, a dividend will begin to accrue on the Series B Preferred Stock at a rate which will increase substantially and the Warrants will be exchangeable for Series B Preferred Stock.

In addition to the securities sold to BP Holdco, the Company completed a public offering of its Common Stock on July 29, 2008 in which 18,400,000 shares of Common Stock were sold to the public at a price of $6.00 per share, for total gross proceeds of approximately $110,400,000.

PROPOSAL 1

APPROVAL OF AMENDMENT TO THE

RESTATED ARTICLES OF ORGANIZATION

TO INCREASE THE AUTHORIZED NUMBER OF SHARES

OF COMMON STOCK

Our Board of Directors unanimously adopted a resolution declaring it advisable and in the best interests of the Company and its shareholders to amend the Articles to increase the number of authorized shares of Common Stock from 70,000,000 to 170,000,000 shares. The Board of Directors further directed that the proposed action be submitted for consideration by the Company’s shareholders at a special meeting to be called for that purpose.

If the shareholders approve the amendment, the Company will amend the Articles to increase the number of authorized shares of Common Stock as described above. If adopted by the shareholders, the increase will become effective on the filing of the amendment to the Articles with the Secretary of the Commonwealth of the Commonwealth of Massachusetts. The only changes in the Company’s existing Articles would be those numeric changes required to reflect the increase of the number of authorized shares of Common Stock as proposed in this proxy statement. The portion of the Articles as it is proposed to be amended is set forth as Annex A to this proxy statement.

The primary purpose of Proposal 1 is to satisfy the Company’s obligations under the Investment Agreement in connection with its sale and issuance of the Series B Preferred Stock and the Warrants. As of the record date, the Company had 57,270,737 shares of Common Stock outstanding.

The Company currently does not have a sufficient number of authorized shares of Common Stock to effect the conversion in full of the Series B Preferred Stock into Common Stock and the exercise of the Warrants to purchase Common Stock. Accordingly, approval of Proposal 1 is required for the conversion, from time to time in accordance with its terms, of the Series B Preferred Stock and the exercise, from time to time in accordance with their terms, of the Warrants. The Company currently has a sufficient number of authorized shares of Common Stock to effect the conversion of the Series A Preferred Stock, which will automatically convert into 6,346,572 shares of Common Stock regardless of whether the Shareholder Approvals are obtained.

If Proposal 1 and Proposal 2 are approved, based on the current conversion price, 7,261,091 shares of Common Stock will be issuable upon full conversion of the Series B Preferred Stock. In addition, the total number of shares of Common Stock issuable upon the full exercise of the Warrants is 5,443,065.

If Proposal 1 and Proposal 2 are approved and the holders elect to convert the Series B Preferred Stock and exercise the Warrants for Common Stock, there will be substantial dilution to the existing holders of Common Stock; however, except as provided with respect to certain recipients of securities upon future transfers of Preferred Stock or Warrants, holders are prohibited from converting the Series B Preferred Stock or exercising the Warrants if such conversion or exercise would cause such holder and its affiliates, collectively, to be deemed to own, control or have the power to vote, for purposes of the BHC Act, the CIBC Act and any rules or regulations promulgated thereunder, 10% or more of any class of “voting securities” (as defined in the BHC Act and any rules or regulations promulgated thereunder) of the Company outstanding at such time.

In the event that either of Proposal 1 or Proposal 2, or both, are not approved by the shareholders at the Special Meeting, we have agreed to include such proposals (and our Board of Directors shall recommend approval of such proposals) at a meeting of our shareholders no less than once in each subsequent six-month period following the Special Meeting until such approvals are obtained.

In addition, if either of Proposal 1 or Proposal 2, or both, are not approved by the shareholders by December 15, 2008, the record date for the fourth quarter dividend period relating to the Series B Preferred Stock, then commencing on December 31, 2008, quarterly dividends will be payable for the dividend periods from and including September 30, 2008 to but not including March 31, 2009, at an annual rate of 14% of the liquidation preference of the Series B Preferred Stock and this rate will further increase to 15.5% of the liquidation preference commencing on June 30, 2009, for the dividend periods from and including March 31, 2009 to but not including September 30, 2009, and to 20% of the liquidation preference commencing on December 31, 2009, for the dividend periods from and including September 30, 2009.

In the event that our shareholders approve Proposal 2 but do not approve Proposal 1, we are required by the Investment Agreement to negotiate in good faith with BP Holdco to promptly provide them with the option of exchanging their Series B Preferred Stock for (and to exchange the Warrants for securities exercisable for) depositary receipts for a junior participating preferred stock with rights as to voting, liquidation and dividends identical to those of Common Stock, all on such terms and conditions as we and BP Holdco may mutually agree.

The additional authorized shares of Common Stock not used for conversion of the Series B Preferred Stock or reserved for issuance upon exercise of the Warrants will be available for general corporate purposes, including capital raising transactions, employee benefit plans, acquisitions and other uses. The Company currently has no specific plans or understandings with respect to the issuance of any Common Stock except as described in this proxy statement.

The increase in the authorized number of shares of Common Stock not used for the conversion of the Series B Preferred Stock or reserved for issuance upon exercise of the Warrants could have anti-takeover effects. For example, these authorized but unissued shares could (within the limits imposed by applicable law and the NASDAQ Marketplace Rules) be issued in one or more transactions that could make a change of control of the Company more difficult, and therefore more unlikely. The additional authorized shares could be used to discourage persons from attempting to gain control of the Company by diluting the voting power of shares then outstanding or increasing the voting power of persons who would support the Board of Directors in a potential takeover situation, including by preventing or delaying a proposed business combination that is opposed by the Board of Directors although perceived to be desirable by some shareholders.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE PROPOSED AMENDMENT.

PROPOSAL 2

APPROVAL OF THE CONVERSION OF THE SERIES B

PREFERRED STOCK INTO COMMON STOCK AND ISSUANCE OF COMMON STOCK UPON EXERCISE OF WARRANTS

Our Board of Directors unanimously adopted a resolution declaring it advisable and in the best interests of the Company and its shareholders to approve the conversion, from time to time in accordance with its terms, of the Series B Preferred Stock into Common Stock and the issuance of Common Stock in accordance with the terms of the Series B Preferred Stock and the exercise, from time to time in accordance with their terms, of the Warrants to purchase Common Stock and the issuance of Common Stock in accordance with the terms of the Warrants. The Board of Directors further directed that the proposed actions be submitted for consideration of the Company’s shareholders at a special meeting to be called for that purpose.

Because our Common Stock is listed on the NASDAQ Global Select Market, we are subject to the NASDAQ rules and regulations. NASDAQ Marketplace Rule 4350(i) requires shareholder approval prior to any issuance or sale of Common Stock, or securities convertible into or exercisable for Common Stock, in any transaction or series of transactions if the Common Stock has, or will have upon issuance, voting power equal to, or in excess of, 20% of the voting power outstanding before the issuance of such shares or of securities convertible into or exercisable for Common Stock, or if the number of shares of Common Stock to be issued is, or will be upon issuance, equal to or in excess of 20% of the number of shares of Common Stock outstanding before the issuance, unless the sale or conversion price is greater than the greater of the pre-transaction trading price of the Common Stock as reported on NASDAQ and our book value.

The proposed conversion of the Preferred Stock and exercise of the Warrants falls under this NASDAQ rule because the Common Stock issuable upon conversion of the Series A Preferred Stock following the Special Meeting, which will convert regardless of whether the Shareholder Approvals are obtained, together with the Common Stock issuable upon conversion of the Series B Preferred Stock and exercise of the Warrants will exceed 20% of both the voting power and the number of shares of our Common Stock outstanding before the issuance, and none of the exceptions to this NASDAQ rule are applicable to these transactions.

The purpose of Proposal 2 is to satisfy the Company’s obligations under the Investment Agreement in connection with its sale and issuance of the Series B Preferred Stock and Warrants, and to allow the conversion, from time to time in accordance with its terms, of Series B Preferred Stock and the issuance of Common Stock in accordance with the terms of the Series B Preferred Stock and the exercise, from time to time in accordance with their terms, of the Warrants to purchase Common Stock and the issuance of Common Stock in accordance with the terms of the Warrants, in each case, in compliance with the NASDAQ rule described above.

Initially, the Series B Preferred Stock will be entitled to receive dividends payable on our Common Stock on an as-converted basis. If approval of the conversion of the Series B Preferred Stock is not received by December 15, 2008, then commencing on December 31, 2008, quarterly dividends will be payable for the dividend periods from and including September 30, 2008 to but not including March 31, 2009, at an annual rate of 14% of the liquidation preference of the Series B Preferred Stock and this rate will further increase to 15.5% of the liquidation preference commencing on June 30, 2009, for the dividend periods from and including March 31, 2009 to but not including September 30, 2009, and to 20% of the liquidation preference commencing on December 31, 2009, for the dividend periods from and including September 30, 2009.

In the event that either of Proposal 1 or Proposal 2, or both, are not approved by the shareholders at the Special Meeting, we have agreed to include such proposals (and our Board of Directors shall recommend approval of such proposals) at a meeting of our shareholders no less than once in each subsequent six-month period following the Special Meeting until such approvals are obtained or made.

In the event that our shareholders approve Proposal 1, but do not approve Proposal 2, the holders of Series B Preferred Stock will not be able to convert the Series B Preferred Stock and the holders will not be able to exercise the Warrants for shares of Common Stock. The holders would, however, retain the ability to exchange their Warrants for Series B Preferred Stock as described below under “Description of the Warrants—Exchange for Series B Preferred Stock.”

In the event that our shareholders approve Proposal 2, but do not approve Proposal 1, the Company will be required to negotiate in good faith with BP Holdco promptly to provide BP Holdco with the option of exchanging its Series B Preferred Stock for (and to exchange its Warrants for securities exercisable for) depositary receipts for a junior participating preferred stock with rights as to voting, liquidation and dividends identical to those of Common Stock, all on such terms and conditions as we and BP Holdco may mutually agree.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE PROPOSED CONVERSION, FROM TIME TO TIME IN ACCORDANCE WITH ITS TERMS, OF THE SERIES B PREFERRED STOCK INTO COMMON STOCK AND THE ISSUANCE OF COMMON STOCK IN ACCORDANCE WITH THE TERMS OF THE SERIES B PREFERRED STOCK AND THE EXERCISE, FROM TIME TO TIME IN ACCORDANCE WITH THEIR TERMS, OF THE WARRANTS TO PURCHASE COMMON STOCK AND THE ISSUANCE OF COMMON STOCK IN ACCORDANCE WITH THE TERMS OF THE WARRANTS.

DESCRIPTION OF THE INVESTMENT AGREEMENT

This description of the Investment Agreement is a summary of the material terms of such agreement and does not purport to be a complete description of all of the terms of such agreement. Shareholders can find the Investment Agreement and further information about the Private Sale in the current reports on Form 8-K we filed with the Securities and Exchange Commission (the “SEC”) on July 23, 2008 and July 24, 2008. For more information about accessing this current report on Form 8-K and the other information we file with the SEC, see “Where You Can Find More Information” below.

As described above, BP Holdco entered into the Investment Agreement with the Company to purchase the Preferred Stock and the Warrants. The terms and conditions of the Investment Agreement are described below.

Representations and Warranties

In the Investment Agreement, we made customary representations and warranties to BP Holdco relating to us, our business and the issuance of the Preferred Stock and the Warrants and agreed to indemnify BP Holdco for breaches of our representations and warranties in certain circumstances.

Covenants

Pursuant to the Investment Agreement, we have agreed to call a special meeting of our shareholders, as promptly as practicable following the closing of the Private Sale, but in any event on or before November 30, 2008, to vote on proposals to (A) approve the (i) conversion of the Series B Preferred Stock into, and exercise of the Warrants for, Common Stock and (ii) issuance of any shares of Common Stock which may be or are required to be issued pursuant to the terms of the Articles of Amendment of the Company relating to the Series B Preferred Stock or the Warrants, in each case, for purposes of Rule 4350(i) of the NASDAQ Marketplace Rules and (B) amend the Articles to increase the number of authorized shares of Common Stock to at least such number as shall be sufficient to permit the full conversion of all shares of Preferred Stock into, and exercise of the Warrants for, Common Stock. In connection with the Special Meeting, we will use our reasonable best efforts to respond to any comments of the SEC or its staff and to cause a definitive proxy statement related to the Special Meeting to be mailed to our shareholders not more than five business days after the SEC has completed its review, and will use our reasonable best efforts to solicit proxies for the Shareholder Approvals. In the event that the Shareholder Approvals are not obtained at the Special Meeting, we have agreed to include a proposal to approve (and the Board of Directors will unanimously recommend approval of) each such proposal at a meeting of our shareholders no less than once in each subsequent six-month period following the Special Meeting until all such approvals are obtained.

Without limiting our other obligations under the Investment Agreement, in the event that the shareholders approve the proposal to approve the conversion of the Series B Preferred Stock into, and exercise of the Warrants for, Common Stock for purposes of Rule 4350(i) of the NASDAQ Marketplace Rules, but the proposal to increase the authorized shares of Common Stock is not so approved, the Company shall negotiate in good faith with BP Holdco promptly to provide BP Holdco with the option of exchanging its Series B Preferred Stock for (and to exchange its Warrants for securities exercisable for) depositary receipts for a junior participating preferred stock with rights as to voting, liquidation and dividends identical to those of Common Stock, all on such terms and conditions as we and BP Holdco may mutually agree.

Board Representation

Pursuant to the Investment Agreement, our Board of Directors elected Mr. John Morton III, a seasoned bank executive, to Boston Private’s Board of Directors as BP Holdco’s representative (the “Board Representative”). Subsequent to such appointment, and for so long as BP Holdco beneficially owns at least 5% of the outstanding shares of Common Stock (including as outstanding for this purpose shares of Common Stock issuable upon conversion of the Preferred Stock and upon exercise of the Warrants, whether or not then convertible or exercisable by BP Holdco), we will be required to recommend to our shareholders the election of the Board Representative at our annual meeting. If BP Holdco no longer beneficially owns the minimum number of securities specified in the prior sentence, BP Holdco will, at the written request of the Board of Directors, use all reasonable best efforts to cause its Board Representative to resign from the Board of Directors as promptly as possible thereafter. At the option of the Board Representative, the Board of Directors shall cause the Board Representative to be appointed to the Audit and Risk Management Committee of the Board of Directors, so long as the Board Representative qualifies to serve on such committee.

Transfer Restrictions

BP Holdco is prohibited from transferring the Preferred Stock, the Warrants, and any shares of Common Stock issuable upon conversion of the Preferred Stock or exercise of the Warrants (the “Securities”) acquired under the Investment Agreement, except as follows: (1) following the 18-month anniversary of the closing of the Private Sale, BP Holdco may transfer any or all of the Securities acquired by BP Holdco under the Investment Agreement from time to time subject to the first sentence of the next paragraph; and (2) if the Shareholder Approvals have not been obtained by January 29, 2009, BP Holdco may transfer (A) 50% of the Series B Preferred Stock and 50% of the Warrants owned by BP Holdco during the six-month period commencing on such date and (B) the remaining 50% of the Series B Preferred Stock and the remaining 50% of the Warrants owned by BP Holdco commencing on the one year anniversary of the closing of the Private Sale subject to the first sentence of the next paragraph.

Except for transfers to certain affiliates of BP Holdco, the shares of Series B Preferred Stock and the Warrants are transferable by BP Holdco only as follows: (1) in a widely distributed public offering registered pursuant to the Securities Act of 1933, as amended; (2) to a person that is acquiring a majority of the outstanding “voting securities” (as defined in the BHC Act and any rules or regulations promulgated thereunder) (not including any voting securities such person is acquiring from BP Holdco or its affiliates); or (3) upon certification by the transferor in writing to us that the transferor believes that the transferee will not, after giving effect to such transfer, own for purposes of the BHC Act or the CIBC Act, and any rules and regulations promulgated thereunder, more than 2% of any class of our voting securities outstanding at such time. Such transferee will have the right to exchange its Series B Preferred Stock and Warrants for identical securities but not subject to transfer or ownership restrictions.

Registration Rights

We have granted BP Holdco customary registration rights, including “shelf” registration rights, demand registration rights and “piggy-back” registration rights, with respect to the Securities purchased under the Investment Agreement. These registration rights become effective upon the expiration of the transfer restrictions noted in the first paragraph under “Description of the Investment Agreement—Transfer Restrictions.”

Standstill

Until the earlier of (i) five years following the closing of the Private Sale and (ii) the date on which BP Holdco holds, on an as-converted basis, less than 5% of the total outstanding Common Stock of the Company (counting as shares of Common Stock owned by BP Holdco, all shares of Common Stock into which the Preferred Stock and Warrants are convertible or exercisable), BP Holdco and its affiliates are prohibited from acquiring beneficial ownership of any voting securities if such acquisition would result in BP Holdco or its affiliates (x) being deemed to “control” the Company within the meaning of the BHC Act or the CIBC Act or (y) owning 25% or more of the outstanding shares of a class of “voting securities” (as defined in the BHC Act and any rules or regulations promulgated thereunder) or Common Stock. Additionally, BP Holdco and their affiliates are prohibited from taking certain actions that seek to gain control of the Company without our consent.

Gross-up Right

So long as BP Holdco holds, on an as-converted basis, less than 5% of the total outstanding Common Stock of the Company (counting as shares of Common Stock owned by BP Holdco, all shares of Common Stock into which the Preferred Stock and Warrants are convertible or exercisable), if the Company at any time, or from time to time, makes any public or non-public offering of any equity (including Common Stock, preferred stock and restricted stock), or any securities, options or debt that are convertible or exchangeable into equity or that include an equity component (with certain exceptions such as equity issued pursuant to the granting or exercise of employee stock options) an affiliate of BP Holdco will be afforded the opportunity to acquire from the Company for the same price and on the same terms as such securities are proposed to be offered to others, up to the amount of the newly offered securities in the aggregate required to enable it and BP Holdco, in the aggregate, to maintain the proportionate Common Stock-equivalent interest in the Company held by BP Holdco at the closing of the Private Sale; provided that such affiliate of BP Holdco shall not be entitled to acquire the newly issued securities if such acquisition would cause or would result in BP Holdco and its affiliates, collectively, being deemed to own, control or have the power to vote, for purposes of the BHC Act or the CIBC Act and any rules or regulations promulgated thereunder, 10% or more of any class of “voting securities” (as defined in the BHC Act and any rules or regulations promulgated thereunder) of the Company outstanding at such time.

Fees and Expenses

Under the terms of the Investment Agreement, we will reimburse BP Holdco for the reasonable out-of-pocket expenses of BP Holdco and its affiliates in connection with the due diligence, negotiation and preparation of the Private Sale, up to a maximum amount of $2,000,000.

DESCRIPTION OF THE SERIES B PREFERRED STOCK

The following is a summary of the material terms and provisions of the preferences, limitations, voting powers and relative rights of the Series B Preferred Stock as contained in the Articles of Amendment of the Company relating to the Series B Preferred Stock, which is attached to this proxy statement as Annex B, which we incorporate by reference into this proxy statement. Shareholders are urged to read the Articles of Amendment relating to the Series B Preferred Stock in its entirety.

Authorized Shares and Liquidation Preference

The number of authorized shares of the Series B Preferred Stock is 401. Shares of the Series B Preferred Stock have a par value of $1.00 per share and the liquidation preference of the Series B Preferred Stock is $100,000 per share.

Ranking

The Series B Preferred Stock, with respect to dividend rights and rights on liquidation, winding-up and dissolution, ranks on a parity with the Series A Preferred Stock and with each other class or series of preferred stock established after the date of issuance of the Series B Preferred Stock, the terms of which expressly provide that such class or series will rank on a parity with the Series B Preferred Stock as to dividend rights and rights on liquidation, winding-up and dissolution of the Company and senior to the Common Stock and each other class or series of capital stock of the Company the terms of which do not expressly provide that it ranks on a parity with or senior to the Series B Preferred Stock as to dividend rights and rights on liquidation, winding-up and dissolution of the Company.

Dividends

Holders of Series B Preferred Stock are entitled to receive, when, as and if declared by the Board of Directors, non-cumulative cash dividends in the amount determined as set forth below.

If our Board of Directors declares and pays a cash dividend in respect of any shares of Common Stock, then the Board of Directors is required to declare and pay to the holders of the Series B Preferred Stock a cash dividend in an amount per share of Series B Preferred Stock equal to the product of (i) the per share dividend declared and paid in respect of each share of Common Stock and (ii) the number of shares of Common Stock into which such share of Series B Preferred Stock is then convertible.

If the conversion of the Series B Preferred Stock into shares of Common Stock has not been approved by shareholders of the Company by December 15, 2008, the record date for the fourth quarter dividend period relating to the Series B Preferred Stock, then commencing on December 31, 2008, in lieu of the dividends provided for in the preceding paragraph, quarterly dividends will be payable for the dividend periods from and including September 30, 2008 to but not including March 31, 2009, at an annual rate of 14% of the liquidation preference of the Series B Preferred Stock and this rate will further increase to 15.5% of the liquidation preference commencing on June 30, 2009, for the dividend periods from and including March 31, 2009 to but not including September 30, 2009, and to 20% of the liquidation preference commencing on December 31, 2009, for the dividend periods from and including September 30, 2009 (such dividends, the “Special Dividend”). Notwithstanding the foregoing sentence, dividends on the Series B Preferred Stock will always be paid at the higher of the Special Dividend rate and the dividend payable on an as-converted basis based on the last dividend declared on the Common Stock during the applicable dividend period.

Dividends on the Series B Preferred Stock are non-cumulative. If the Board of Directors does not declare a dividend on the Series B Preferred Stock in respect of any dividend period, the holders of the Series B Preferred

Stock will have no right to receive any dividend for that dividend period, and the Company will have no obligation to pay a dividend for that dividend period, whether or not our Board of Directors declares a dividend on the Series B Preferred Stock or any other series of our preferred stock or Common Stock for any future dividend period.

If full quarterly dividends payable on all outstanding shares of the Series B Preferred Stock for any dividend period have not been declared and paid, or set aside for payment, we may not declare or pay dividends or make distributions on any class or series of securities which rank on a parity with the Series B Preferred Stock as to dividend rights and rights on liquidation, winding-up and dissolution of the Company.

Subject to limited exceptions, if full quarterly dividends payable on all outstanding shares of the Series B Preferred Stock for any dividend period have not been declared and paid, the Company will not be permitted to declare or pay dividends with respect to, or redeem, purchase or acquire any of its junior securities during the next succeeding dividend period.

Repurchase of Junior Securities

For as long as the Shareholder Approvals have not been obtained, the Company is prohibited from redeeming, purchasing or acquiring any shares of Common Stock or other junior securities, subject to limited exceptions.

Liquidation

In the event the Company voluntarily or involuntarily liquidates, dissolves or winds up, the holders of the Series B Preferred Stock will be entitled to receive liquidating distributions in the amount of $100,000 per share of Series B Preferred Stock, plus an amount equal to any declared but unpaid dividends on the Series B Preferred Stock to and including the date of such liquidation before any distribution of assets is made to the holders of the Common Stock or any other junior securities. After payment of the full amount of such liquidating distributions, holders of the Series B Preferred Stock will be entitled to participate in any further distribution of the remaining assets of the Company as if each share of Series B Preferred Stock had been converted, immediately prior to such liquidating distributions, into the number of shares of Common Stock equal to the liquidation preference divided by the then-applicable conversion price.

In the event the assets of the Company available for distribution to shareholders upon any liquidation, dissolution or winding-up of the affairs of the Company, whether voluntary or involuntary, are insufficient to pay in full the amounts payable with respect to all outstanding shares of the Series B Preferred Stock and the corresponding amounts payable on any parity securities, holders of Series B Preferred Stock and the holders of parity securities will share ratably in any distribution of assets of the Company in proportion to the full respective liquidating distributions to which they would otherwise be respectively entitled.

Redemption

The Series B Preferred Stock is not redeemable at the Company’s option prior to August 12, 2011 or on any date after the Shareholder Approvals have been obtained. If the Shareholder Approvals have not been obtained by August 12, 2011, at any time after that date and prior to the receipt of the Shareholder Approvals, the Company may redeem, in whole at any time or in part from time to time, the shares of Series B Preferred Stock outstanding at that time at a redemption price equal to the greater of (i) $125,000, subject to anti-dilution adjustments, and (ii) the average closing prices of the Common Stock for the ten consecutive trading days ending on the sixth trading day prior to the redemption multiplied by the number of shares of Common Stock into which one share of Series B Preferred Stock would be convertible at that time, together with (x) an amount equal to any declared but unpaid dividends on the Series B Preferred Stock to and including the redemption date and (y) an amount equal to any dividends referenced in the second paragraph under “Dividends” above and the Special

Dividends (whether or not scheduled) between the date the Series B Preferred Stock was first issued and the redemption date that were not declared and paid prior to the redemption date. If the Company elects to redeem only part of the shares of Series B Preferred Stock outstanding, the shares of Series B Preferred Stock to be redeemed will be selected pro rata.

The Series B Preferred Stock will not be subject to any mandatory redemption, sinking fund or similar provisions. Holders of the Series B Preferred Stock will have no right to require redemption.

Conversion

Holders of shares of Series B Preferred Stock will have the right to convert the Series B Preferred Stock at any time on or after the business day following the date that the Shareholder Approvals have been received. The number of shares of Common Stock into which a share of Series B Preferred Stock will be convertible will be determined by dividing the liquidation preference by the conversion price, subject to customary anti-dilution adjustments. No fractional shares of Common Stock will be issued. Upon conversion, cash will be paid in lieu of fractional shares based on the closing price of the Common Stock determined as of the second trading day immediately preceding the date of the mandatory conversion. The initial conversion price of the Series B Preferred Stock is $5.52 per share.

The conversion right of holders of Series B Preferred Stock is limited to the extent that no conversion of Series B Preferred Stock is permitted if it would cause the holder and its affiliates, collectively, to be deemed to own, control or have the power to vote, for purposes of the BHC Act or the CIBC Act and any rules or regulations promulgated thereunder, 10% or more of any class of “voting securities” (as defined in the BHC Act and any rules or regulations promulgated thereunder) of the Company outstanding at such time.

As described under “Description of the Investment Agreement—Transfer Restrictions,” upon certain transfers of Series B Preferred Stock complying with the transfer restrictions in the Investment Agreement, the transferee will be entitled to receive shares identical to the Series B Preferred Stock but not subject to transfer or ownership restrictions.

Anti-Dilution Provision

The conversion price of the Series B Preferred Stock is also subject to customary anti-dilution adjustments, except that any adjustments to the conversion price shall be made to the extent (but only to the extent) that such adjustments would not cause or result in any holder and its affiliates, collectively, to be deemed to own, control or have the power to vote, for purposes of the BHC Act or the CIBC Act and any rules or regulations promulgated thereunder, 25% or more of any class of “voting securities” (as defined in the BHC Act and any rules or regulations promulgated thereunder) of the Company outstanding at such time. Any such adjustment (or portion thereof) shall be postponed and implemented on the first date on which such implementation would not contravene the condition described above.

Fundamental Change

In the event the Company enters into a transaction constituting a consolidation or merger of the Company or similar transaction, any sale or other transfer of all or substantially all of the assets of the Company, any reclassification of the Common Stock into securities including securities other than Common Stock or any statutory exchange of the outstanding shares of Common Stock for securities of another entity (each, a “Reorganization Event”), each share of Series B Preferred Stock outstanding immediately prior to such Reorganization Event shall remain outstanding but shall become convertible, at the option of the holders, into the kind of securities, cash and other property receivable in such Reorganization Event by a holder (other than a counterparty to the Reorganization Event or an affiliate of such other party) of the number of shares of Common Stock into which each share of Series B Preferred Stock would then be convertible (assuming the Shareholder Approvals have been obtained).

Voting Rights

Except as set forth below, holders of the Series B Preferred Stock will not have any voting rights, including the right to elect any directors.

So long as any shares of Series B Preferred Stock are outstanding, the vote or consent of the holders of 66 2/3% of the outstanding shares of Series B Preferred Stock, voting as a single class with all other classes and series of parity securities having similar voting rights and with each series or class having a number of votes proportionate to the aggregate liquidation preference of the outstanding shares of such class or series, will be necessary for effecting or validating any of the following actions, whether or not such approval is required by Massachusetts law:

•

any amendment, alteration or repeal of any provision of the Articles (including the Articles of Amendment relating to the Series B Preferred Stock) or the Company’s bylaws that would alter or change the voting powers, preferences or special rights of the Series B Preferred Stock so as to affect them adversely;

•

any amendment or alteration of the Articles (including the Articles of Amendment relating to the Series B Preferred Stock) to authorize or create, or increase the authorized amount of, any shares of, or any securities convertible into shares of, any class or series of the Company’s capital stock ranking prior to the Series B Preferred Stock in the payment of dividends or in the distribution of assets on any liquidation, dissolution or winding up of the Company; or

•

the consummation of a binding share exchange or reclassification involving the Series B Preferred Stock or a merger or consolidation of the Company with another entity, except that holders will have no right to vote under this provision or under any provision of Massachusetts law if (x) the Series B Preferred Stock remains outstanding or, in the case of any such merger or consolidation with respect to which the Company is not the surviving or resulting entity, is converted into or exchanged for preference securities of the surviving or resulting entity or its ultimate parent, that is an entity organized and existing under the laws of the United States of America, any state thereof or the District of Columbia, and (y) such Series B Preferred Stock remaining outstanding or such preference securities, as the case may be, have such rights, preferences, privileges and voting powers, taken as a whole, as are not materially less favorable to the holders thereof than the rights, preferences, privileges and voting powers of the Series B Preferred Stock, taken as a whole.

Notwithstanding the foregoing, any increase in the amount of the authorized or issued preferred stock or any securities convertible into preferred stock or the creation and issuance, or an increase in the authorized or issued amount, of any other series of preferred stock (including the Series B Preferred Stock), or any securities convertible into preferred stock ranking equally with and/or junior to the Series B Preferred Stock with respect to the payment of dividends (whether such dividends are cumulative or non-cumulative) and/or the distribution of assets upon the Company’s liquidation, dissolution or winding up will not, in and of itself, be deemed to adversely affect the voting powers, preferences or special rights of the Series B Preferred stock and, notwithstanding any provision of Massachusetts law, the holders will have no right to vote solely by reason of such an increase, creation or issuance.

If an amendment, alteration, repeal, share exchange, reclassification, merger or consolidation described above would adversely affect one or more but not all series of preferred stock with like voting rights (including the Series B Preferred Stock for this purpose), then only the series affected and entitled to vote will vote as a class in lieu of all such series of preferred stock.

DESCRIPTION OF THE WARRANTS

Pursuant to the Investment Agreement, we issued to BP Holdco Warrants to acquire Common Stock.

Shareholders can find further information about the rights of the holders of Warrants in the Warrant Certificate attached with this proxy statement as Annex C and the Warrant Agreement attached with this proxy statement as Annex D and which we incorporate by reference into this proxy statement.

Exercise of Warrants

The Warrants entitle the holders thereof to, upon exercise of such Warrants in the manner described below, acquire an aggregate of 5,443,065 shares of Common Stock. The Warrants can only be exercised by the holders thereof to purchase shares of Common Stock after receipt of the Shareholder Approvals and, upon receipt of such approvals, can be exercised to purchase shares of Common Stock at any time, in whole or in part, after issuance until the fifth anniversary of the issuance of such Warrants.

Exercise of the Warrants is limited to the extent that no exercise is permitted if such exercise would cause the holder and its affiliates, collectively, to be deemed to own, control or have the power to vote, for purposes of the BHC Act or the CIBC Act and any rules or regulations promulgated thereunder, 10% or more of any class of “voting securities” (as defined in the BHC Act and any rules or regulations promulgated thereunder) of the Company outstanding at such time.

As described under “Description of the Investment Agreement—Transfer Restrictions,” upon certain transfers of the Warrants complying with the transfer restrictions in the Investment Agreement, the transferee will be entitled to receive warrants identical to the Warrants but not subject to transfer or ownership restrictions.

Exercise Price of the Warrants

The Warrants have an exercise price of $6.62 per share, except that the Warrants held by Mr. Morton have an exercise price of $8.90, which was the fair market value of the Common Stock on the date of the grant to Mr. Morton.

Fundamental Change

Upon the occurrence of a “Preliminary Fundamental Change,” which is defined as the execution of definitive documentation for a transaction or the recommendation that shareholders tender in response to a tender offer or exchange offer that could reasonably be expected to result in a Fundamental Change upon consummation, or a “Fundamental Change,” which is defined in the Warrants as certain events pertaining to a change of control or liquidation of the Company, the holder of Warrants may cause the Company to purchase the Warrants, in whole or in part, at the higher of (i) the fair market value of the Warrants and (ii) a valuation based on a computation of the option value of the Warrants using a Black-Scholes methodology. Payment by the Company to the holders of the Warrants of the purchase price will be due upon the occurrence of the Fundamental Change. At the election of the Company, all or any portion of the purchase price may be paid in cash or in Common Stock valued at the market price of a share of Common Stock as of (A) the last trading day prior to the date on which this payment occurs or (B) the first date of the announcement of a Preliminary Fundamental Change or a Fundamental Change (whichever is less), so long as the payment does not cause (i) the Company to fail to comply with applicable NASDAQ requirements or other regulatory requirements or (ii) the holder of the Warrant to be deemed to own, control or have the power to vote, for purposes of the BHC Act or the CIBC Act and the rules and regulations promulgated thereunder, 25% or more of any class of voting securities of the Company outstanding at such time (assuming full conversion of all securities owned by such holder of the Warrant and its affiliates that are convertible into or exercisable for voting securities and excluding for purposes of this calculation any reduction in the percentage of voting securities of the Company such holder and its affiliates so owns, controls or has the power to vote resulting from transfers by the holder and its affiliates of the Securities) or otherwise be in violation of the ownership limitations under the BHC Act or any other federal banking laws or regulations promulgated thereunder. To the extent that a payment in Common Stock would cause the Company to fail to comply with the NASDAQ Marketplace Rules or the other regulatory requirements, once the maximum number of shares of Common Stock that would not result in the contravention of such requirements has been delivered, the remainder of such purchase price may be paid in the form of cash or other equity securities having a fair market value equal to the value of the shares of Common Stock that would have been issued to the holders of the Warrants absent the limitations described above.

Exchange for Series B Preferred Stock

At any time prior to the receipt of the Shareholder Approvals, the holders of the Warrants may cause the Company to exchange the Warrants for a number of shares of Series B Preferred Stock equal to the quotient of (i) the value of the Warrants based on the higher of (A) the fair market value of the Warrants and (B) a computation of the option value of the Warrants using a Black-Scholes methodology and (ii) the lower of (A) $100,000 or (B) the fair market value of a share of the Series B Preferred Stock.

CONSEQUENCES IF THE CONVERSION OF THE

SERIES B PREFERRED STOCK AND EXERCISE OF WARRANTS IS APPROVED

Rights of Investors; Board Rights. If the Shareholder Approvals are received, the rights and privileges associated with the Common Stock issuable upon conversion of the Series B Preferred Stock and exercise of the Warrants, as applicable, will be identical to the rights and privileges associated with the Common Stock held by our existing common shareholders, including voting rights.

Dilution. If the Shareholder Approvals are received, the Series B Preferred Stock will be convertible into 7,261,091 shares of Common Stock and the Warrants will be exercisable for 5,443,065 shares of Common Stock.

Concentration of Ownership in BP Holdco. Following the Special Meeting, whether or not the proposals are approved at the Special Meeting, BP Holdco will constitute our single largest shareholder. In addition, if the proposals are approved at the Special Meeting, subject to the ownership limitations described below, BP Holdco will be entitled to convert its Series B Preferred Stock and exercise its Warrants for additional shares of Common Stock. As a result, BP Holdco will be able to exercise substantial influence over any future actions requiring shareholder approval. However, in connection with their purchase of the Preferred Stock and Warrants under the Investment Agreement, BP Holdco and its affiliates have agreed not to pursue, for as long as they own at least 5% of the total outstanding Common Stock, certain activities the purpose or effect of which may be to change or influence the control of the Company without our approval. In addition, BP Holdco is restricted from converting the Series B Preferred Stock or exercising the Warrants if such conversion or exercise would cause BP Holdco and its affiliates, collectively, to be deemed to own, control or have the power to vote, for purposes of the BHC Act or the CIBC Act and any rules or regulations promulgated thereunder, 10% or more of any class of “voting securities” (as defined in the BHC Act and any rules or regulations promulgated thereunder) of the Company outstanding at such time.

CONSEQUENCES IF THE CONVERSION OF THE SERIES B PREFERRED STOCK AND EXERCISE OF WARRANTS TO PURCHASE SHARES OF COMMON STOCK IS NOT APPROVED

Shareholders’ Meeting. If the Shareholder Approvals are not received by December 15, 2008, the Series B Preferred Stock will remain outstanding in accordance with its terms and we have agreed, in accordance with the terms of the Investment Agreement, to seek the Shareholder Approvals no less than once in each subsequent six-month period following the Special Meeting until such Shareholder Approvals are obtained.

Exchange of Series B Preferred Stock. In the event that our shareholders approve the conversion of the Series B Preferred Stock but do not approve the increase in the number of authorized shares of Common Stock, we are required to negotiate in good faith with BP Holdco to promptly provide it with the option of exchanging its Series B Preferred Stock for (and to exchange its Warrants for securities exercisable for) depositary receipts for a junior participating preferred stock with rights as to voting, liquidation and dividends identical to those of Common Stock, all on such terms and conditions as we and BP Holdco may mutually agree.

Dividends. If the Shareholder Approvals have not been obtained by December 15, 2008, the record date for the fourth quarter dividend period relating to the Series B Preferred Stock, then commencing on December 31, 2008, quarterly dividends will be payable for the dividend periods from and including September 30, 2008 to but not including March 31, 2009, at an annual rate of 14% of the liquidation preference of the Series B Preferred Stock and this rate will further increase to 15.5% of the liquidation preference commencing on June 30, 2009, for the dividend periods from and including March 31, 2009 to but not including September 30, 2009, and to 20% of the liquidation preference commencing on December 31, 2009, for the dividend periods from and including September 30, 2009. However, in any event, dividends on the Series B Preferred Stock will always be paid at the higher of the Special Dividend rate and the dividend payable on an as-converted basis based on the last dividend declared on the Common Stock during the applicable dividend period.

Restriction on Payment of Dividends and Share Repurchases. For as long as the Series B Preferred Stock remains outstanding, the Company is prohibited from redeeming, purchasing or acquiring any shares of Common Stock or other junior securities, subject to limited exceptions. In addition, the Company is restricted from paying dividends on any shares of our Common Stock or other junior securities if the full quarterly dividends on the Series B Preferred Stock have not been paid in the applicable dividend period.

Liquidation Preference. For as long as the Series B Preferred Stock remains outstanding, it will retain a senior liquidation preference over shares of our Common Stock in connection with any liquidation of the Company and, accordingly, no payments will be made to holders of our Common Stock upon any liquidation of the Company unless the full liquidation preference on the Series B Preferred Stock is paid. After payment of the full liquidation preference on the Series B Preferred Stock, holders will be entitled to participate in any further distribution of the remaining assets of the Company based on their as-converted ownership percentage of the Company’s Common Stock.

Exchange of Warrants for Series B Preferred Stock. At any time prior to the receipt of the Shareholder Approvals, the holders of the Warrants may cause the Company to exchange the Warrants for a number of shares of Series B Preferred Stock equal to the quotient of (i) the value of the Warrants based on the higher of (A) the fair market value of the Warrants and (B) a computation of the option value of the Warrants using a Black-Scholes methodology and (ii) the lower of (A) $100,000 or (B) the fair market value of a share of the Series B Preferred Stock.

INTEREST OF CERTAIN PERSONS IN THE SHARE CONVERSION AND OTHER MATTERS

Effective as of August 12, 2008, Mr. John Morton III was appointed to our Board of Directors pursuant to the right of BP Holdco to nominate a director under the Investment Agreement. Because Mr. Morton did not join our Board of Directors until after the approval of the Private Sale, he did not participate in his capacity as a director in discussions of, or vote with respect to, matters related to the Private Sale that were approved by our Board of Directors, including our Board of Directors’ vote recommending approval of the issuance of Common Stock upon conversion of the Preferred Stock and exercise of the Warrants.

BP Holdco will own approximately 9.99% of our outstanding Common Stock upon conversion of the Series A Preferred Stock following the Special Meeting. Further, the conversion of the Series B Preferred Stock and exercise of Warrants would result in BP Holdco owning approximately 24.99% of our outstanding Common Stock after giving effect to such conversion and exercise of warrants. However, BP Holdco is restricted from converting the Series B Preferred Stock or exercising the Warrants if such conversion or exercise would cause BP Holdco and its affiliates, collectively, to be deemed to own, control or have the power to vote, for purposes of the BHC Act or the CIBC Act and any rules or regulations promulgated thereunder, 10% or more of any class of “voting securities” (as defined in the BHC Act and any rules or regulations promulgated thereunder) of the Company outstanding at such time.

No directors or officers of the Company purchased any securities in the Private Offering.

PRINCIPAL AND MANAGEMENT SHAREHOLDERS

The following table sets forth certain information as of August 15, 2008, regarding (i) the security holdings of each person, including any group of persons, known by the Company to be the beneficial owner of five percent (5%) or more of the outstanding Common Stock, (ii) the beneficial ownership interest in the Common Stock of each Director of the Company, and each of the named executive officers of the Company, and (iii) the beneficial ownership interest of all Directors and executive officers of the Company, as a group. Except as indicated in the notes following the table below, each person or group has sole voting and investment power with respect to all shares of Common Stock listed.

Name and Business Address of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)		Percent of Class (2)
BP Holdco, L.P.	6,346,572	(3)	9.98%

Ownership by Directors and Named Executive Officers *(4)
Herbert S. Alexander	88,140	(5)	**
Eugene S. Colangelo	145,505	(6)	**
J. H. Cromarty	98,296	(7)	**
Kathleen M. Graveline	59,741	(8)	**
Adolfo Henriques	11,881	(9)	**
Lynn Thompson Hoffman	98,390	(10)	**
David J. Kaye	22,992	(11)	**
Deborah F. Kuenstner	63,898	(12)	**
Richard I. Morris, Jr.	69,877	(13)	**
John Morton, III	3,087	(14)	**
Walter M. Pressey	175,394	(15)	**
William J. Shea	57,245	(16)	**
Allen L. Sinai	49,792	(17)	**
Timothy L. Vaill	444,944	(18)	**
Stephen M. Waters	20,245	(19)	**

All Directors and Executive Officers as a Group (21 persons) (20)	1,679,077		2.93%

*	Unless otherwise indicated, the address is c/o Boston Private Financial Holdings, Inc., Ten Post Office Square, Boston, Massachusetts 02109.
**	Represents less than 1%.
(1)	Beneficial share ownership is determined pursuant to Rule 13d-3 under the 1934 Act. Accordingly, a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise has or shares the power to vote such security or the power to dispose of such security. The amounts set forth above as beneficially owned include shares owned, if any, by spouses and relatives living in the same home as to which beneficial ownership may be disclaimed.
(2)	Percentages held are calculated on the basis of 57,267,897 shares of Common Stock outstanding as of August 15, 2008, plus for BP Holdco, L.P., 6,346,572 shares of Series A Preferred Stock that will mandatorily convert into Common Stock within 60 days of August 15, 2008.
(3)	Includes 6,346,572 shares of Series A Preferred Stock that will mandatorily convert into Common Stock on the first business day following the Special Meeting.

DBD Cayman, Ltd. is the general partner of TCG Holdings Cayman II, L.P., which is the general partner of TC Group Cayman Investment Holdings, L.P., which is the sole shareholder of Carlyle Financial Services, Ltd., which is the general partner of TCG Financial Services L.P., which is the general partner of BP Holdco, L.P. Accordingly, each of DBD Cayman, Ltd., TCG Holdings Cayman II, L.P., TC Group Cayman Investment Holdings, L.P., Carlyle Financial Services, Ltd. and TCG Financial Services L.P. may be deemed to be a beneficial owner of shares of Common Stock owned by BP Holdco, L.P. DBD Cayman, Ltd. is controlled by its three-person board of directors, and all board action relating to the voting or disposition of the shares of Common Stock referred to herein requires the approval of a majority of the board. The members of the board are William E. Conway, Jr., Daniel A. D’Aniello and David Rubenstein, each of whom disclaims beneficial ownership of the shares of Common Stock referred to herein. Carlyle Financial Services, Ltd. is controlled by its four-person board of directors, and all board action relating to the voting or disposition of the shares of Common Stock referred to herein requires the approval of a majority of the board. The members of the board are William E. Conway, Jr.,

Daniel A. D’Aniello, David Rubenstein and Peter Nachtwey, each of whom disclaims beneficial ownership of the shares of Common Stock referred to herein. The business address of each of DBD Cayman, Ltd., TCG Holdings Cayman II, L.P., TC Group Cayman Investment Holdings, L.P., Carlyle Financial Services, Ltd., TCG Financial Services L.P. and BP Holdco, L.P. is c/o The Carlyle Group, 1001 Pennsylvania Avenue, N.W., Suite 220 South, Washington D.C. 20004.

(4)	The amounts set forth as beneficially owned include shares of Common Stock which such persons had the right to acquire within 60 days of August 15, 2008, pursuant to stock options.
(5)	Includes 35,536 shares subject to options which were exercisable within 60 days of August 15, 2008 and granted to Mr. Alexander pursuant to the Directors’ Stock Option Plan (the “Directors’ Plan”) and the 2004 Stock Option and Incentive Plan.
(6)	Includes 16,736 shares owned by two of Mr. Colangelo’s children. Mr. Colangelo disclaims any beneficial ownership of such shares. This amount also includes 6,766 shares owned by Mr. Colangelo’s wife and 32,536 shares subject to options which were exercisable within 60 days of August 15, 2008 and granted to Mr. Colangelo pursuant to the Directors’ Plan and the 2004 Stock Option and Incentive Plan.
(7)	Includes 28,666 shares subject to options which were exercisable within 60 days of August 15, 2008 and granted to Mr. Cromarty pursuant to the 2004 Stock Option and Incentive Plan.
(8)	Includes 36,536 shares subject to options which were exercisable within 60 days of August 15, 2008 and granted to Ms. Graveline pursuant to the 2004 Stock Option and Incentive Plan.
(9)	Includes 5,623 shares subject to options which were exercisable within 60 days of August 15, 2008 and granted to Mr. Henriques pursuant to the 2004 Stock Option and Incentive Plan.
(10)	Includes 23,000 shares owned by Mrs. Hoffman’s husband. Also includes 29,514 shares subject to options which were exercisable within 60 days of August 15, 2008 and granted to Mrs. Hoffman pursuant to the Directors’ Plan and the 2004 Stock Option and Incentive Plan.
(11)	Includes approximately 11,210 shares granted to Mr. Kaye pursuant to the terms of his employment agreement dated July 3, 2007. These shares are based on a value of $100,000 and were calculated based on the closing price of the Company’s stock on August 15, 2008 of $9.03.
(12)	Includes 5,623 shares subject to options which were exercisable within 60 days of August 15, 2008 and granted to Ms. Kuenstner pursuant to the Director’s Plan and the 2004 Stock Option and Incentive Plan.
(13)	Includes 15,514 shares subject to options which were exercisable within 60 days of August 15, 2008 and granted to Mr. Morris pursuant to the Directors’ Plan and the 2004 Stock Option and Incentive Plan.
(14)	Includes 2,470 shares subject to options which were exercisable within 60 days of August 15, 2008 and granted to Mr. Morton pursuant to the 2004 Stock Option and Incentive Plan.
(15)	Includes 34,295 shares owned by Mr. Pressey’s wife. Also includes 78,467 shares subject to options which were exercisable within 60 days of August 15, 2008 and granted to Mr. Pressey pursuant to the 1997 Long-Term Incentive Plan and the 2004 Stock Option and Incentive Plan.
(16)	Includes 20,000 shares owned by Mr. Shea’s wife. Also includes 10,514 shares subject to options which were exercisable within 60 days of August 15, 2008 and granted to Mr. Shea pursuant to the 2004 Stock Option and Incentive Plan.
(17)	Includes 29,514 shares subject to options which were exercisable within 60 days of August15, 2008 and granted to Dr. Sinai pursuant to the Directors’ Plan and the 2004 Stock Option and Incentive Plan.
(18)	Includes 12,600 shares owned by Mr. Vaill’s wife. This amount also includes 243,150 shares subject to options which were exercisable within 60 days of August 15, 2008 and granted to Mr. Vaill pursuant to the Long Term Incentive Plan, and the 2004 Stock Option and Incentive Plan.
(19)	Includes 10,514 shares subject to options which were exercisable within 60 days of August 15, 2008 and granted to Mr. Waters pursuant to the 2004 Stock Option and Incentive Plan.
(20)	Includes 721,588 shares subject to options which were exercisable within 60 days of August 15, 2008.

WHERE YOU CAN FIND MORE INFORMATION

The SEC maintains a website that contains reports, proxies and information statements and other information regarding us and other issuers that file electronically with the SEC at www.sec.gov. Our proxy statements, annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, as well as any amendments to those reports, are available free of charge through the SEC’s website. Shareholders may also read and copy materials that we file with the SEC at the SEC’s Public Reference Room at 100 F Street, NE, Washington, DC 20549. Shareholders may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” into this proxy statement documents we file with the SEC. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this proxy statement, and later information that we file with the SEC as specified below will update and supersede that information. We incorporate by reference Items 7, 7A, 8 and 9 from the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007, as amended by the Form 10-K/A filed on July 22, 2008, and Items 1, 2 and 3 from the Company’s Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2008 and June 30, 2008 and any other items in those Quarterly Reports expressly updating the above referenced items from our Annual Report on Form 10-K (as so amended).

This proxy statement incorporates important business and financial information about Boston Private from other documents that are not included in or delivered with this document. This information is available to you without charge upon your written or oral request. You can obtain the documents incorporated by reference in this proxy statement by accessing the “Investor Relations” section of our website, http://www.bostonprivate.com and from the SEC at its website, www.sec.gov or by requesting them in writing to Margaret W. Chambers, Secretary at Ten Post Office Square, Boston, MA 02109, (617) 912-1900. If so requested, we will provide a copy of the incorporated filings by first class mail or equally prompt means within one business day of our receipt of your request.

Representatives of KPMG LLP will be present at the Special Meeting, will have the opportunity to make a statement if they so desire, and will be available to respond to appropriate questions submitted to the Secretary of Boston Private in advance of the Special Meeting.

SHAREHOLDER PROPOSALS FOR THE 2009 ANNUAL MEETING

Shareholder proposals intended to be presented at the next annual meeting of shareholders must be received by the Company on or before November 25, 2008, in order to be considered for inclusion in the Company’s proxy statement and form of proxy for that meeting. These proposals must also comply with the rules of the SEC governing the form and content of proposals in order to be included in the Company’s proxy statement and form of proxy. Any such proposals should be mailed to: Secretary, Boston Private Financial Holdings, Inc., Ten Post Office Square, Boston, Massachusetts 02109.

A shareholder of record who wishes to present a proposal at the next annual meeting, other than a proposal to be considered for inclusion in the Company’s proxy statement described above, must provide written notice of such proposal and appropriate supporting documentation, as set forth in the Company’s bylaws, to the Company at its principal executive office no earlier than December 24, 2008 nor later than February 22, 2009; provided, however, that in the event the annual meeting is scheduled to be held on a date more than 30 days before the first anniversary of the date of the preceding year’s annual meeting (the “Anniversary Date”) or more than 60 days after the Anniversary Date, timely notice by the shareholder must be delivered not earlier than the close of business on the later of (a) the 90th day prior to the scheduled date of such annual meeting or (b) the 10th day following the first date on which the date of such annual meeting is publicly disclosed. Proxies solicited by the Board of Directors will confer discretionary voting authority with respect to these proposals, subject to SEC rules governing the exercise of this authority. Any such proposal should be mailed to: Secretary, Boston Private Financial Holdings, Inc., Ten Post Office Square, Boston, Massachusetts 02109.

By Order of the Board of Directors,

/S/ MARGARET W. CHAMBERS
Margaret W. Chambers Secretary August 29, 2008

Annex A

William Francis Galvin

Secretary of the Commonwealth

One Ashburton Place, Boston, Massachusetts 02108-1512

Articles of Amendment
(General Laws Chapter 156D, Section 10.06; 950 CMR 113.34)

(l)	Exact name of corporation: Boston Private Financial Holdings, Inc.

(2)	Registered office address: Ten Post Office Square, Boston, MA 02109

(number, street, city or town, state, zip code)

(3)	These articles of amendment affect article(s): Article 3

(specify the number(s) of article(s) being amended (I-VI))

(4)	Date adopted:

(month, day, year)

(5)	Approved by:

(check appropriate box)

☐	the incorporators.

☐	the board of directors without shareholder approval and shareholder approval was not required.

☑	the board of directors and the shareholders in the manner required by law and the articles of organization.

(6)	State the article number and the text of the amendment. Unless contained in the text of the amendment, state the provisions for implementing the exchange, reclassification or cancellation of issued shares.

*	G.L. Chapter 156D eliminates the concept of par value, however a corporation may specify par value Article III. See G.L. Chapter 156D, Section 6.21, and the comments relative thereto.

To change the number of shares and the par value, * if any, of any type, or to designate a class or series, of stock, or change a designation of class or series of stock, which the corporation is authorized to issue, complete the following:

Total authorized prior to amendment:

WITHOUT PAR VALUE		WITH PAR VALUE
TYPE	NUMBER OF SHARES	TYPE	NUMBER OF SHARES	PAR VALUE
Common	N/A	Common	70,000,000	$1.00
Preferred	N/A	Preferred	2,000,000**	$1.00

**	351 designated as Series A Non-Cumulative Mandatorily Convertible Preferred Stock.

401 designated as Series B Non-Cumulative Perpetual Contingent Convertible Preferred Stock.

Total authorized after amendment:

WITHOUT PAR VALUE		WITH PAR VALUE
TYPE	NUMBER OF SHARES	TYPE	NUMBER OF SHARES	PAR VALUE
Common	N/A	Common	170,000,000	$1.00
Preferred	N/A	Preferred	2,000,000**	$1.00

**	351 designated as Series A Non-Cumulative Mandatorily Convertible Preferred Stock.

401 designated as Series B Non-Cumulative Perpetual Contingent Convertible Preferred Stock.

(7)	The amendment shall be effective at the time and on the date approved by the Division, unless a later effective date not more than 90 days from the date and time of filing is specified:

Signed by:                                                                                                                                                                    ,

(signature of authorized individual)

☐	Chairman of the board of directors,

☐	President,

☐	Other officer,

☐	Court-appointed fiduciary,

on this                                               day of                                                                              ,                                 .

COMMONWEALTH OF MASSACHUSETTS

William Francis Galvin

Secretary of the Commonwealth

One Ashburton Place, Boston, Massachusetts 02108-1512

Articles of Amendment

(General Laws Chapter 156D, Section 10.06; 950 CMR 113.34)

I hereby certify that upon examination of these articles of amendment, it appears that the provisions of the General Laws relative thereto have been complied with, and the filing fee in the amount of $             having been paid, said articles are deemed to have been filed with me this day of             , 20        , at             a.m./p.m.

                                             time

Effective date:

(must be within 90 days of date submitted)

WILLIAM FRANCIS GALVIN

Secretary of the Commonwealth

Filing fee: Minimum filing fee $100 per article amended, stock increases $100 per 100,000 shares, plus $100 for each additional 100,000 shares or any fraction thereof.

Examiner

TO BE FILLED IN BY CORPORATION
Name approval	Contact Information:

C	Scott Macbeth

M	Goodwin Procter LLP

Exchange Place, Boston, MA 02109

Telephone: (617)570-1594

Email: smacbeth@goodwinprocter.com

Upon filing, a copy of this filing will be available at www.sec.state.ma.us/cor. If the document is rejected, a copy of the rejection sheet and rejected document will be available in the rejected queue.

Annex B

ARTICLE 4

Section 4.3 SERIES A PREFERRED STOCK AND SERIES B PREFERRED STOCK

A: 351 shares of the authorized preferred stock of the Company are hereby designated “Series A Non-Cumulative Mandatorily Convertible Preferred Stock”. Unless otherwise indicated, references to “Sections” or “Subsections” in this Section 4.3A of this Article 4 refer to sections and subsections of 4.3A of this Article 4.

The preferences, limitations, voting powers and relative rights of the Series A Non-Cumulative Mandatorily Convertible Preferred Stock are as follows:

DESIGNATION

Section 1. Designation. There is hereby created out of the authorized and unissued shares of preferred stock of the Company a series of preferred stock designated as the “Series A Non-Cumulative Mandatorily Convertible Preferred Stock” (the “Series A Preferred Stock”). The number of shares constituting such series shall be 351. The par value of the Series A Preferred Stock shall be $1.00 per share, and the liquidation preference of the Series A Preferred Stock shall be $100,000 per share.

Section 2. Ranking. The Series A Preferred Stock will, with respect to dividend rights and rights on liquidation, winding-up and dissolution, rank (i) on a parity with the Series B Preferred Stock and with each other class or series of preferred stock established after the Effective Date by the Company the terms of which expressly provide that such class or series will rank on a parity with the Series A Preferred Stock as to dividend rights and rights on liquidation, winding-up and dissolution of the Company (collectively referred to as “Parity Securities”) and (ii) senior to the common stock, par value $1.00 per share, of the Company (the “Common Stock”) and each other class or series of capital stock of the Company outstanding or established after the Effective Date by the Company the terms of which do not expressly provide that it ranks on a parity with or senior to the Series A Preferred Stock as to dividend rights and rights on liquidation, winding-up and dissolution of the Company (collectively referred to as “Junior Securities”). The Company has the right to authorize and/or issue additional shares or classes or series of Junior Securities or Parity Securities without the consent of the Holders.

Section 3. Definitions. Unless the context or use indicates another meaning or intent, the following terms shall have the following meanings, whether used in the singular or the plural:

(a) “Affiliate” means, with respect to any Person, any Person directly or indirectly controlling, controlled by or under common control with, such other Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlled by” and “under common control with”) when used with respect to any Person, means the possession, directly or indirectly, of the power to cause the direction of management or policies of such Person, whether through the ownership of voting securities by contract or otherwise.

(b) “Articles of Amendment” means these Articles of Amendment of the Company dated August 8, 2008.

(c) “Articles of Organization” means the Restated Articles of Organization of the Company, as amended.

(d) “As-Converted Dividend” means, with respect to any Section 4(c) Dividend Period, the product of (i) the pro forma per share quarterly Common Stock dividend derived by (A) annualizing the last dividend declared during such Section 4(c) Dividend Period on the Common Stock and (B) dividing such annualized dividend by four and (ii) the number of shares into which a share of Series A Preferred Stock would then be convertible (assuming the Stockholders’ Meeting has been held); provided, however, that for any Section 4(c) Dividend Period during which no dividend on the Common Stock has been declared, the As-Converted Dividend shall be deemed to be $0.00.

(e) “BHC Act” has the meaning set forth in Section 8(b).

(f) “Board of Directors” means the board of directors of the Company or any committee thereof duly authorized to act on behalf of such board of directors.

(g) “Business Day” means any day other than a Saturday, Sunday or any other day on which banks in New York City, New York or Boston, Massachusetts are generally required or authorized by law to be closed.

(h) “CIBC Act” has the meaning set forth in Section 8(b).

(i) “Closing Price” of the Common Stock on any date of determination means the closing sale price or, if no closing sale price is reported, the last reported sale price of the shares of the Common Stock on The NASDAQ Global Select Market on such date. If the Common Stock is not traded on The NASDAQ Global Select Market on any date of determination, the Closing Price of the Common Stock on such date of determination means the closing sale price as reported in the composite transactions for the principal U.S. national or regional securities exchange on which the Common Stock is so listed or quoted, or, if no closing sale price is reported, the last reported sale price on the principal U.S. national or regional securities exchange on which the Common Stock is so listed or quoted, or if the Common Stock is not so listed or quoted on a U.S. national or regional securities exchange, the last quoted bid price for the Common Stock in the over-the-counter market as reported by Pink Sheets LLC or similar organization, or, if that bid price is not available, the market price of the Common Stock on that date as determined by a nationally recognized independent investment banking firm retained by the Company for this purpose.

For purposes of these Articles of Amendment, all references herein to the “Closing Price” and “last reported sale price” of the Common Stock on The NASDAQ Global Select Market shall be such closing sale price and last reported sale price as reflected on the website of The NASDAQ Global Select Market (http://www.nasdaq.com) and as reported by Bloomberg Professional Service; provided that in the event that there is a discrepancy between the closing sale price or last reported sale price as reflected on the website of The NASDAQ Global Select Market and as reported by Bloomberg Professional Service, the closing sale price and last reported sale price on the website of The NASDAQ Global Select Market shall govern.

(j) “Common Stock” has the meaning set forth in Section 2.

(k) “Company” means Boston Private Financial Holdings, Inc., a corporation organized and existing under the laws of the Commonwealth of Massachusetts.

(l) “Contingent Convertible Preferred Stock Articles of Amendment” has the meaning set forth in the Investment Agreement.

(m) “Conversion Agent” means the Transfer Agent acting in its capacity as conversion agent for the Series A Preferred Stock, and its successors and assigns.

(n) “Conversion Price” means for each share of Series A Preferred Stock, $5.52; provided that the foregoing shall be subject to adjustment or limitation as set forth herein.

(o) “Current Market Price” means, on any date, the average of the daily Closing Price per share of the Common Stock or other securities on each of the five consecutive Trading Days preceding the earlier of the day before the date of the issuance, dividend or distribution in question and the day before the Ex-Date with respect to the issuance or distribution, giving rise to an adjustment to the Conversion Price pursuant to Section 10.

(p) “Effective Date” means the date on which shares of the Series A Preferred Stock are first issued.

(q) “Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor statute, and the rules and regulations promulgated thereunder.

(r) “Exchange Property” has the meaning set forth in Section 11(a).

(s) “Ex-Date” when used with respect to any issuance, dividend or distribution giving rise to an adjustment to the Conversion Price pursuant to Section 10, means the first date on which the Common Stock or other securities trade without the right to receive the issuance, dividend or distribution.

(t) “Holder” means the Person in whose name the shares of the Series A Preferred Stock are registered, which may be treated by the Company, Transfer Agent and Conversion Agent as the absolute owner of the shares of Series A Preferred Stock for the purpose of making payment and settling the related conversions and for all other purposes.

(u) “Investment Agreement” means the Investment Agreement, dated as of July 22, 2008, as may be amended from time to time, between the Company and Investor.

(v) “Investor” means BP Holdco, L.P.

(w) “Junior Securities” has the meaning set forth in Section 2.

(x) “Liquidation Preference” means, as to the Series A Preferred Stock, $100,000 per share (as adjusted for any split, subdivision, combination, consolidation, recapitalization or similar event with respect to the Series A Preferred Stock).

(y) “Mandatory Conversion Date” means the Business Day following the date on which the Stockholders’ Meeting shall have been held; provided that if the Stockholders’ Meeting is held on a date after the Record Date and prior to the Section 4(c) Dividend Payment Date corresponding thereto, the Mandatory Conversion Date shall be such corresponding Section 4(c) Dividend Payment Date.

(z) “Notice of Mandatory Conversion” has the meaning set forth in Section 9(a).

(aa) “Officer” means the Chief Executive Officer, the Chief Operating Officer, any Senior Vice President, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Secretary or any Assistant Secretary of the Company.

(bb) “Parity Securities” has the meaning set forth in Section 2.

(cc) “Person” means a legal person, including any individual, corporation, estate, partnership, joint venture, association, joint-stock company, limited liability company or trust.

(dd) “Record Date” has the meaning set forth in Section 4(d).

(ee) “Reorganization Event” has the meaning set forth in Section 11(a).

(ff) “Section 4(c) Dividend Payment Date” has the meaning set forth in Section 4(c).

(gg) “Section 4(c) Dividend Period” has the meaning set forth in Section 4(c).

(hh) “Securities” has the meaning set forth in the Investment Agreement.

(ii) “Securities Act” means the Securities Act of 1933, as amended, or any successor statute, and the rules and regulations promulgated thereunder.

(jj) “Series A Preferred Stock” has the meaning set forth in Section 1.

(kk) “Series B Preferred Stock” means the shares of the Company’s Series B Non-Cumulative Perpetual Contingent Convertible Preferred Stock.

(ll) “Special Dividend” has the meaning set forth in Section 4(c).

(mm) “Special Dividend Rate” means, from and after September 30, 2008, 20%.

(nn) “Stockholder Approvals” means the collective reference to the “Stockholder Approvals” referred to in each of (i) the Contingent Convertible Preferred Stock Articles of Amendment and (ii) the Warrants.

(oo) “Stockholders’ Meeting” means the first meeting of stockholders of the Company held after the Effective Date at which the Stockholder Approvals are considered and voted upon.

(pp) “Trading Day” means a day on which the shares of Common Stock:

(i) are not suspended from trading on any national or regional securities exchange or association or over-the-counter market at the close of business; and

(ii) have traded at least once on the national or regional securities exchange or association or over-the-counter market that is the primary market for the trading of the Common Stock.

(qq) “Transfer Agent” means Computershare acting as transfer agent, registrar and paying agent for the Series A Preferred Stock, and its successors and assigns.

(rr) “Voting Securities” has the meaning set forth in the BHC Act and any rules or regulations promulgated thereunder.

(ss) “Warrants” has the meaning set forth in the Investment Agreement.

Section 4. Dividends.

(a) From and after the Effective Date, the Holders shall be entitled to receive, when, as and if declared by the Board of Directors, out of funds legally available therefor, non-cumulative cash dividends in the amount determined as set forth in Sections 4(b) and 4(c), and shall be entitled to share in the distributions referred to in Section 4(i).

(b) If the Board of Directors declares and pays a cash dividend in respect of any shares of Common Stock, then the Board of Directors shall declare and pay to the Holders a cash dividend in an amount per share of Series A Preferred Stock equal to the product of (i) the per share dividend declared and paid in respect of each share of Common Stock and (ii) the number of shares of Common Stock into which such share of Series A Preferred Stock is then convertible. Dividends payable pursuant to this Section 4(b) shall be payable on the same date that dividends are payable to holders of shares of Common Stock, and no dividends shall be payable to holders of shares of Common Stock unless the full dividends contemplated by this Section 4(b) are paid at the same time in respect of the Series A Preferred Stock.

(c) In the event that the Stockholders’ Meeting shall not have been held by the Record Date with respect to the Section 4(c) Dividend Period ending on December 30, 2008, commencing on December 31, 2008, in lieu of the dividends provided for in Section 4(b), dividends shall be payable quarterly in arrears on March 31, June 30, September 30 and December 31 of each year (each, a “Section 4(c) Dividend Payment Date”) or, if any such day is not a Business Day, the next Business Day. Dividends payable pursuant to this Section 4(c), if, when and as declared by the Board of Directors, will be, for each outstanding share of Series A Preferred Stock, payable at an annual rate on the Liquidation Preference equal to the Special Dividend Rate (such dividend, the “Special Dividend”); provided that, in the event that the As-Converted Dividend for any Section 4(c) Dividend Period is greater than the Special Dividend, each outstanding share of Series A Preferred Stock shall be entitled to receive, if, when and as declared by the Board of Directors, the As-Converted Dividend rather than the Special Dividend. Dividends payable pursuant to this Section 4(c) will be computed on the basis of a 360-day year of twelve 30-day months and, for any Section 4(c) Dividend Period greater or less than a full Section 4(c) Dividend Period, will be computed on the basis of the actual number of days elapsed in the period divided by 360. No interest or sum of money in lieu of interest will be paid on any dividend payment on the Series A Preferred Stock paid later than the scheduled Section 4(c) Dividend Payment Date. As used herein, “Section 4(c) Dividend Period” means (i) the period from and including September 30, 2008 to and including December 30, 2008 and (ii) each period thereafter from and including a Section 4(c) Dividend Payment Date and to and including the day immediately preceding the following Section 4(c) Dividend Payment Date.

(d) Each dividend will be payable to Holders of record as they appear in the records of the Company on the applicable record date (each, a “Record Date”), which (i) with respect to dividends payable pursuant to

Section 4(b), shall be the same as the record date for the payment of the corresponding dividend payable in respect of the Common Stock and (ii) with respect to dividends payable pursuant to Section 4(c), shall be on the 15th day of the month in which the relevant Section 4(c) Dividend Payment Date occurs or, if such date is not a Business Day, the next day that is a Business Day.

(e) Dividends on the Series A Preferred Stock are non-cumulative. If the Board of Directors does not declare a dividend on the Series A Preferred Stock for a Section 4(c) Dividend Period prior to the related Section 4(c) Dividend Payment Date, the Holders will have no right to receive any dividend for the Section 4(c) Dividend Period, and the Company will have no obligation to pay a dividend for that Section 4(c) Dividend Period, whether or not dividends are declared and paid for any future Section 4(c) Dividend Period with respect to the Series A Preferred Stock or the Common Stock or any other class or series of the Company’s preferred stock.

(f) The Company shall not declare or pay or set apart for payment dividends on any Parity Securities unless the Company has declared and paid, or set apart for payment, dividends on the Series A Preferred Stock for the most recent Section 4(c) Dividend Period ending on or before the dividend payment date of such Parity Securities, ratably with dividends on such Parity Securities, in proportion to the respective amounts of (A) the full amount of dividends payable on the Series A Preferred Stock for such Section 4(c) Dividend Period and (B) the accumulated and unpaid dividends, or the full amount of dividends payable for the most recent dividend period in the case of non-cumulative Parity Securities, on such Parity Securities.

(g) If full quarterly dividends payable pursuant to Section 4(c) on all outstanding shares of the Series A Preferred Stock for any Section 4(c) Dividend Period have not been declared and paid, or declared and funds set aside therefor, the Company shall not declare or pay dividends with respect to, or redeem, purchase or acquire any of, its Junior Securities during the next succeeding Section 4(c) Dividend Period, other than (i) redemptions, purchases or other acquisitions of Junior Securities in connection with any benefit plan or other similar arrangement with or for the benefit of any one or more employees, officers, directors or consultants or in connection with a dividend reinvestment or shareholder stock purchase plan, (ii) any declaration of a dividend in connection with any shareholders’ rights plan, or the issuance of rights, stock or other property under any shareholders’ rights plan, including with respect to any successor shareholders’ rights plan, or the redemption or repurchase of rights pursuant thereto and (iii) conversions into or exchanges for other Junior Securities and cash solely in lieu of fractional shares of the Junior Securities.

(h) Payments of cash for dividends will be delivered to the Holders at their addresses listed in the stock record books maintained by the Transfer Agent.

(i) If the Company makes a distribution to all holders of shares of Common Stock consisting of capital stock of any class or series, or similar equity interests of, or relating to, a subsidiary or other business unit, the Holders of Series A Preferred Stock shall be entitled to participate in such distribution. The number of shares of such capital stock or equity interests to which each Holder of Series A Preferred Stock shall be entitled shall be the number to which such Holder would have been entitled had such Holder converted such Holder’s shares of Series A Preferred Stock immediately prior to the record date for such distribution.

(j) If the Mandatory Conversion Date is prior to the Record Date for any declared dividend for a Section 4(c) Dividend Period or the payment of any dividend on the Common Stock, as applicable, the Holders will not have the right to receive any corresponding dividends on the Series A Preferred Stock. If the Mandatory Conversion Date is after the Record Date for any such dividend and prior to the payment date for that dividend, each Holder shall receive that dividend on the relevant payment date if the Holder was the Holder of record on the Record Date for that dividend.

Section 5. Liquidation.

(a) In the event the Company voluntarily or involuntarily liquidates, dissolves or winds up, the Holders at the time shall be entitled to receive liquidating distributions in the amount of the Liquidation Preference per share of Series A Preferred Stock, plus an amount equal to any declared but unpaid dividends thereon to and including the date of such liquidation, out of assets legally available for distribution to the Company’s shareholders, before any distribution of assets is made to the holders of the Common Stock or any other Junior Securities. After payment of the full amount of such liquidating distributions, the Holders shall be entitled to participate in all further distributions of the remaining assets of the Company as if each share of Series A Preferred Stock had been converted into Common Stock in accordance with the terms hereof immediately prior to such liquidating distributions.

(b) In the event the assets of the Company available for distribution to shareholders upon any liquidation, dissolution or winding-up of the affairs of the Company, whether voluntary or involuntary, shall be insufficient to pay in full the amounts payable with respect to all outstanding shares of the Series A Preferred Stock and the corresponding amounts payable on any Parity Securities, the Holders and the holders of such Parity Securities shall share ratably in any distribution of assets of the Company in proportion to the full respective liquidating distributions to which they would otherwise be respectively entitled.

(c) The Company’s consolidation or merger with or into any other entity, the consolidation or merger of any other entity with or into the Company, or the sale of all or substantially all of the Company’s property or business will not constitute its liquidation, dissolution or winding up.

Section 6. Maturity. The Series A Preferred Stock shall be perpetual unless converted in accordance with these Articles of Amendment.

Section 7. Redemptions. The Series A Preferred Stock shall not be redeemable either at the Company’s option or at the option of the Holders at any time.

Section 8. Mandatory Conversion.

(a) Effective as of the close of business on the Mandatory Conversion Date, each share of Series A Preferred Stock shall automatically convert into shares of Common Stock. The number of shares of Common Stock into which a share of Series A Preferred Stock shall be convertible shall be determined by dividing the Liquidation Preference by the Conversion Price (subject to the conversion procedures of Section 9 and the limitations on ownership set forth in Section 8(b)) plus cash in lieu of fractional shares in accordance with Section 13 hereof.

(b) Notwithstanding anything to the contrary contained in these Articles of Amendment, the shares of Series A Preferred Stock shall convert pursuant to this Section 8 and the Company shall issue shares of Common Stock upon such conversion, to the extent (but only to the extent) that such conversion or receipt would not cause or result in such Holder and its Affiliates, collectively, being deemed to own, control or have the power to vote, for purposes of the Bank Holding Company Act of 1956, as amended (the “BHC Act”), or the Change in Bank Control Act of 1978, as amended (the “CIBC Act”), and any rules and regulations promulgated thereunder, 10% or more of any class of Voting Securities of the Company outstanding at such time (excluding for purposes of this calculation any reduction in the percentage of Voting Securities such Holder and its Affiliates so owns, controls or has the power to vote resulting from transfers by Investor and its Affiliates of Securities purchased by Investor pursuant to the Investment Agreement; it being understood, for the avoidance of doubt, that no Security shall be included in any such percentage calculation to the extent that it cannot by its terms be converted into or exercised for Voting Securities by such Holder or its Affiliates at the time of such measurement or transfer).

Section 9. Conversion Procedures.

(a) In the event of mandatory conversion pursuant to Section 8, the Company shall provide notice of such conversion to each Holder (such notice a “Notice of Mandatory Conversion”). In addition to any information required by applicable law or regulation, the Notice of Mandatory Conversion shall state, as appropriate:

(i) the Mandatory Conversion Date;

(ii) the number of shares of Common Stock to be issued upon conversion of each share of Series A Preferred Stock; and

(iii) the place or places where certificates for shares of Series A Preferred Stock are to be surrendered for issuance of certificates representing shares of Common Stock.

(b) Effective immediately prior to the close of business on the Mandatory Conversion Date, dividends shall no longer be declared on the converted shares of Series A Preferred Stock and the shares of Series A Preferred Stock shall cease to be outstanding, in each case, subject to the right of the Holders to receive any declared and unpaid dividends on such shares to the extent provided in Section 4(j) and any other payments to which the Holders are otherwise entitled pursuant to Section 8, Section 11 or Section 13 hereof, as applicable.

(c) No allowance or adjustment, except pursuant to Section 10, shall be made in respect of dividends payable to holders of the Common Stock of record as of any date prior to the close of business on the Mandatory Conversion Date. Prior to the close of business on the Mandatory Conversion Date, shares of Common Stock issuable upon conversion of, or other securities issuable upon conversion of, any shares of Series A Preferred Stock shall not be deemed outstanding for any purpose, and the Holders shall have no rights with respect to the Common Stock or other securities issuable upon conversion (including voting rights, rights to respond to tender offers for the Common Stock or other securities issuable upon conversion and rights to receive any dividends or other distributions on the Common Stock or other securities issuable upon conversion) by virtue of holding shares of Series A Preferred Stock.

(d) Shares of Series A Preferred Stock duly converted in accordance with these Articles of Amendment, or otherwise reacquired by the Company, will resume the status of authorized and unissued preferred stock, undesignated as to series and available for future issuance. The Company may from time to time take such appropriate action as may be necessary to reduce the authorized number of shares of Series A Preferred Stock; provided, however, that the Company shall not take any such action if such action would reduce the authorized number of shares of Series A Preferred Stock below the number of shares of Series A Preferred Stock then outstanding.

(e) The Person or Persons entitled to receive the Common Stock and/or cash, securities or other property issuable upon conversion of Series A Preferred Stock shall be treated for all purposes as the record holder(s) of such shares of Common Stock and/or securities and the owners of such cash or other property as of the close of business on the Mandatory Conversion Date. In the event that the Holders shall not by written notice designate the name in which shares of Common Stock and/or cash, securities or other property (including payments of cash in lieu of fractional shares) to be issued or paid upon conversion of shares of Series A Preferred Stock should be registered or paid or the manner in which such shares should be delivered, the Company shall be entitled to register and deliver such shares, and make such payment, in the name of the Holders and in the manner shown on the records of the Company.

(f) On the Mandatory Conversion Date, certificates representing shares of Common Stock shall be issued and delivered to the Holders and such Holders’ designee upon presentation and surrender of the certificate evidencing the Series A Preferred Stock to the Company and, if required, the furnishing of appropriate endorsements and transfer documents and the payment of all transfer and similar taxes.

Section 10. Anti-Dilution Adjustments.

(a) The Conversion Price shall be subject to the following adjustments; provided, however, that notwithstanding anything to the contrary contained in these Articles of Amendment, any adjustment to the Conversion Price to be made pursuant to these Articles of Amendment shall be made to the extent (but only to the extent) that such adjustment would not (i) cause or result in any Holder and its Affiliates, collectively, being deemed to own, control or have the power to vote, for purposes of the BHC Act or the CIBC Act and any rules and regulations promulgated thereunder, Voting Securities which (assuming, for this purpose only, full conversion and/or exercise of all such securities) would represent 25% or more of any class of Voting Securities of the Company outstanding at such time (excluding for purposes of this calculation any reduction in the percentage of Voting Securities such Holder and its Affiliates so owns, controls or has the power to vote resulting from transfers by Investor and its Affiliates of Securities purchased by Investor pursuant to the Investment Agreement) or (ii) cause or result in the total number of shares issuable upon the conversion of the Series A Preferred Stock to exceed 19.99% of the total number of shares of Common Stock outstanding immediately prior to the execution and delivery of the Investment Agreement; provided, further, however, that any adjustment (or portion thereof) prohibited pursuant to this Section 10(a) shall be postponed and implemented on the first date on which such implementation would not result in the condition described above in this Section 10(a):

(i) Stock Dividends and Distributions. If the Company pays dividends or other distributions on the Common Stock in shares of Common Stock, then the Conversion Price will be adjusted by multiplying the Conversion Price in effect at 5:00 p.m., New York City time on the Trading Day immediately prior to the Ex-Date for such dividend or distribution by the following fraction:

OS0

OS1

Where,

OS0 = the number of shares of Common Stock outstanding immediately prior to Ex-Date for such dividend or distribution.

OS1 = the sum of the number of shares of Common Stock outstanding immediately prior to the Ex-Date for such dividend or distribution plus the total number of shares of Common Stock constituting such dividend or distribution.

The adjustment pursuant to this clause (i) shall become effective at 9:00 a.m., New York City time on the Ex-Date for such dividend or distribution. For the purposes of this clause (i), the number of shares of Common Stock at the time outstanding shall not include shares held in treasury by the Company. If any dividend or distribution described in this clause (i) is declared but not so paid or made, the Conversion Price shall be readjusted, effective as of the date the Board of Directors publicly announces its decision not to make such dividend or distribution, to such Conversion Price that would be in effect if such dividend or distribution had not been declared.

(ii) Subdivisions, Splits and Combination of the Common Stock. If the Company subdivides, splits or combines the shares of Common Stock, then the Conversion Price will be adjusted by multiplying the Conversion Price in effect at 5:00 p.m., New York City time on the Trading Day immediately prior to the effective date of such share subdivision, split or combination by the following fraction:

OS0

OS1

Where,

OS0 = the number of shares of Common Stock outstanding immediately prior to the effective date of such share subdivision, split or combination.

OS1 = the number of shares of Common Stock outstanding immediately after the opening of business on the effective date of such share subdivision, split or combination.

The adjustment pursuant to this clause (ii) shall become effective at 9:00 a.m., New York City time on the effective date of such subdivision, split or combination. For the purposes of this clause (ii), the number of shares of Common Stock at the time outstanding shall not include shares held in treasury by the Company. If any subdivision, split or combination described in this clause (ii) is announced but the outstanding shares of Common Stock are not subdivided, split or combined, the Conversion Price shall be readjusted, effective as of the date the Board of Directors publicly announces its decision not to subdivide, split or combine the outstanding shares of Common Stock, to such Conversion Price that would be in effect if such subdivision, split or combination had not been announced.

(iii) Issuance of Stock Purchase Rights. If the Company issues to all holders of the shares of Common Stock rights or warrants (other than rights or warrants issued pursuant to a dividend reinvestment plan or share purchase plan or other similar plans) entitling them, for a period of up to 45 days from the date of issuance of such rights or warrants, to subscribe for or purchase the shares of Common Stock at less than the Current Market Price on the date fixed for the determination of stockholders entitled to receive such rights or warrants, then the Conversion Price will be adjusted by multiplying the Conversion Price in effect at 5:00 p.m., New York City time on the Trading Day immediately prior to the Ex-Date for such issuance by the following fraction:

OS0 + Y

OS0 + X

Where,

OS0 = the number of shares of Common Stock outstanding immediately prior to the Ex-Date for such distribution.

X = the total number of shares of Common Stock issuable pursuant to such rights or warrants.

Y = the number of shares of Common Stock equal to the aggregate price payable to exercise such rights or warrants divided by the Current Market Price.

Any adjustment pursuant to this clause (iii) shall become effective immediately prior to 9:00 a.m., New York City time, on the Ex-Date for such issuance. For the purposes of this clause (iii), the number of shares of Common Stock at the time outstanding shall not include shares held in treasury by the Company. The Company shall not issue any such rights or warrants in respect of shares of the Common Stock held in treasury by the Company. In the event that such rights or warrants described in this clause (iii) are not so issued, the Conversion Price shall be readjusted, effective as of the date the Board of Directors publicly announces its decision not to issue such rights or warrants, to the Conversion Price that would then be in effect if such issuance had not been declared. To the extent that such rights or warrants are not exercised prior to their expiration or shares of Common Stock are otherwise not delivered pursuant to such rights or warrants upon the exercise of such rights or warrants, the Conversion Price shall be readjusted to such Conversion Price that would then be in effect had the adjustment made upon the issuance of such rights or warrants been made on the basis of the delivery of only the number of shares of Common Stock actually delivered. In determining the aggregate offering price payable for such shares of Common Stock, there shall be taken into account any consideration received for such rights or warrants and the value of such consideration (if other than cash, to be reasonably determined by the Board of Directors).

(iv) Debt or Asset Distributions. If the Company distributes to all holders of shares of Common Stock evidences of indebtedness, shares of capital stock, securities, cash or other assets (excluding any dividend or distribution referred to in clause (i) above, any rights or warrants referred to in clause (iii) above, any dividend or distribution paid exclusively in cash, any consideration payable in connection with a tender or exchange offer made by the Company or any of its subsidiaries, and any dividend of shares of capital stock of any class or series, or similar equity interests, of or relating to a subsidiary or other business unit in the case of certain spin-off transactions as described below), then the Conversion Price will be adjusted by multiplying the Conversion Price in effect at 5:00 p.m., New York City time on the Trading Day immediately prior to the Ex-Date for such distribution by the following fraction:

SP0 - FMV

SP0

Where,

SP0 = the Current Market Price per share of Common Stock on such date.

FMV = the fair market value of the portion of the distribution applicable to one share of Common Stock on such date as reasonably determined by the Board of Directors.

In a “spin-off”, where the Company makes a distribution to all holders of shares of Common Stock consisting of capital stock of any class or series, or similar equity interests of, or relating to, a subsidiary or other business unit, the Conversion Price will be adjusted on the 15th Trading Day after the effective date of the distribution by multiplying such Conversion Price in effect immediately prior to such 15th Trading Day by the following fraction:

MP0

MP0 + MPS

Where,

MP0 = the average of the Closing Prices of the Common Stock over the first 10 Trading Days commencing on and including the fifth Trading Day following the effective date of such distribution.

MPs = the average of the Closing Prices of the capital stock or equity interests representing the portion of the distribution applicable to one share of Common Stock over the first 10 Trading Days commencing on and including the fifth Trading Day following the effective date of such distribution, or, if not traded on a national or regional securities exchange or over-the-counter market, the fair market value of the capital stock or equity interests representing the portion of the distribution applicable to one share of Common Stock on such date as reasonably determined by the Board of Directors.

Any adjustment pursuant to this clause (iv) shall become effective immediately prior to 9:00 a.m., New York City time, on the Ex-Date for such distribution. In the event that such distribution described in this clause (iv) is not so paid or made, the Conversion Price shall be readjusted, effective as of the date the Board of Directors publicly announces its decision not to pay or make such dividend or distribution, to the Conversion Price that would then be in effect if such dividend or distribution had not been declared.

(v) Cash Distributions. If the Company makes a distribution consisting exclusively of cash to all holders of the Common Stock, excluding (a) any cash dividend on the Common Stock to the extent a corresponding cash dividend is paid on the Series A Preferred Stock pursuant to Section 4(b), (b) any cash that is distributed in a Reorganization Event or as part of a “spin-off” referred to in clause (iv) above, (c) any dividend or distribution in connection with the Company’s liquidation, dissolution or winding up, and (d) any consideration payable in connection with a tender or exchange offer made by the Company or any of its subsidiaries, then in each event, the Conversion Price will be adjusted by multiplying the Conversion Price in effect at 5:00 p.m., New York City time on the Trading Day immediately prior to the Ex-Date for such distribution by the following fraction:

SP0 - DIV

SP0

Where,

SP0 = the Closing Price per share of Common Stock on the Trading Day immediately preceding the Ex-Date.

DIV = the amount per share of Common Stock of the dividend or distribution.

Any adjustment pursuant to this clause (v) shall become effective immediately prior to the 9:00 a.m., New York City time, on the Ex-Date for such dividend or distribution. In the event that any distribution described in this clause (v) is not so made, the Conversion Price shall be readjusted, effective as of the date the Board of Directors publicly announces its decision not to pay such distribution, to the Conversion Price which would then be in effect if such distribution had not been declared.

(vi) Self Tender Offers and Exchange Offers. If the Company or any of its subsidiaries successfully completes a tender or exchange offer for the Common Stock where the cash and the value of any other consideration included in the payment per share of the Common Stock exceeds the Closing Price per share of the Common Stock on the Trading Day immediately succeeding the expiration of the tender or exchange offer, then the Conversion Price will be adjusted by multiplying the Conversion Price in effect at 5:00 p.m., New York City time on the expiration date of the offer by the following fraction:

OS0 x SP0

AC + (SP0 x OS1)

Where,

SP0 = the Closing Price per share of Common Stock on the Trading Day immediately succeeding the expiration of the tender or exchange offer.

OS0 = the number of shares of Common Stock outstanding immediately prior to the expiration of the tender or exchange offer, including any shares validly tendered and not withdrawn.

OS1= the number of shares of Common Stock outstanding immediately after the expiration of the tender or exchange offer.

AC = the aggregate cash and fair market value of the other consideration payable in the tender or exchange offer, as reasonably determined by the Board of Directors.

Any adjustment made pursuant to this clause (vi) shall become effective immediately prior to 9:00 a.m., New York City time, on the Trading Day immediately following the expiration of the tender or exchange offer. In the event that the Company or one of its subsidiaries is obligated to purchase shares of Common Stock pursuant to any such tender offer or exchange offer, but the Company or such subsidiary is permanently prevented by applicable law from effecting any such purchases, or all such purchases are rescinded, then the Conversion Price shall be readjusted to be such Conversion Price that would then be in effect if such tender offer or exchange offer had not been made.

(vii) Rights Plans. To the extent that the Company has a rights plan in effect with respect to the Common Stock on the Mandatory Conversion Date, upon conversion of the shares of the Series A Preferred Stock, the Holders will receive, in addition to the shares of Common Stock, the rights under the rights plan, unless, prior to the Mandatory Conversion Date, the rights have separated from the shares of Common Stock, in which case the Conversion Price will be adjusted at the time of separation as if the Company had made a distribution to all holders of the Common Stock as described in clause (iv) above, subject to readjustment in the event of the expiration, termination or redemption of such rights.

(b) Subject to the limitation set forth in the provisos to the first paragraph of Section 10(a), the Company may make such decreases in the Conversion Price, in addition to any other decreases required by this Section 10, if the Board of Directors deems it advisable to avoid or diminish any income tax to holders of the Common Stock resulting from any dividend or distribution of shares of Common Stock (or issuance of rights or warrants to acquire shares of Common Stock) or from any event treated as such for income tax purposes or for any other reason.

(c)    (i) All adjustments to the Conversion Price shall be calculated to the nearest 1/10th of a cent. No adjustment in the Conversion Price shall be required if such adjustment would be less than $0.01; provided that any adjustments which by reason of this subparagraph are not required to be made shall be carried forward and taken into account in any subsequent adjustment; provided further that on the Mandatory Conversion Date adjustments to the Conversion Price will be made with respect to any such adjustment carried forward and which has not been taken into account before such date.

(ii) No adjustment to the Conversion Price shall be made if the Holders may participate in the transaction that would otherwise give rise to an adjustment, as a result of holding the Series A Preferred Stock (including without limitation pursuant to Section 4(b) hereof), without having to convert the Series A Preferred Stock, as if they held the full number of shares of Common Stock into which a share of the Series A Preferred Stock may then be converted.

(d) Whenever the Conversion Price is to be adjusted in accordance with Section 10(a) or Section 10(b), the Company shall: (i) compute the Conversion Price in accordance with Section 10(a) or Section 10(b), taking into account the $0.01 threshold set forth in Section 10(c) hereof; (ii) as soon as practicable following the occurrence of an event that requires an adjustment to the Conversion Price pursuant to Section 10(a) or Section 10(b), taking into account the one percent threshold set forth in Section 10(c) hereof (or if the Company is not aware of such occurrence, as soon as practicable after becoming so aware), provide, or cause to be provided, a written notice to the Holders of the occurrence of such event; and (iii) as soon as practicable following the determination of the revised Conversion Price in accordance with Section 10(a) or Section 10(b) hereof, provide, or cause to be provided, a written notice to the Holders setting forth in reasonable detail the method by which the adjustment to the Conversion Price was determined and setting forth the revised Conversion Price.

Section 11. Reorganization Events.

(a) In the event of:

(i) any consolidation, merger or other similar business combination of the Company with or into another Person, in each case pursuant to which the Common Stock will be converted into cash, securities or other property of the Company or another Person;

(ii) any sale, transfer, lease or conveyance to another Person of all or substantially all of the property and assets of the Company, in each case pursuant to which the Common Stock will be converted into cash, securities or other property of the Company or another Person;

(iii) any reclassification of the Common Stock into securities including securities other than the Common Stock; or

(iv) any statutory exchange of the outstanding shares of Common Stock for securities of another Person (other than in connection with a merger or acquisition);

(any such event specified in this Section 11(a), a “Reorganization Event”); each share of Series A Preferred Stock outstanding immediately prior to such Reorganization Event shall, without the consent of the Holders thereof, remain outstanding but shall become convertible, at the option of the Holders, into the kind of securities, cash and other property receivable in such Reorganization Event by a holder (other than the counterparty to the Reorganization Event or an Affiliate of such other party) of the number of shares of Common Stock into which each share of Series A Preferred Stock would then be convertible (assuming the Stockholders’ Meeting has been held) (such securities, cash and other property, the “Exchange Property”).

(b) In the event that holders of the shares of Common Stock have the opportunity to elect the form of consideration to be received in such transaction, the consideration that the Holders are entitled to receive shall be deemed to be the types and amounts of consideration received by the majority of the holders of the shares of Common Stock that affirmatively make an election. The amount of Exchange Property receivable upon conversion of any Series A Preferred Stock in accordance with Section 9 shall be determined based upon the Conversion Price in effect on the Mandatory Conversion Date.

(c) The above provisions of this Section 11 shall similarly apply to successive Reorganization Events and the provisions of Section 10 shall apply to any shares of capital stock of the Company (or any successor) received by the holders of the Common Stock in any such Reorganization Event.

(d) The Company (or any successor) shall, within 20 days of the occurrence of any Reorganization Event, provide written notice to the Holders of such occurrence of such event and of the kind and amount of the cash, securities or other property that constitutes the Exchange Property. Failure to deliver such notice shall not affect the operation of this Section 11.

Section 12. Voting Rights.

(a) The Holders will not have any voting rights, including the right to elect any directors, except (i) voting rights, if any, required by law, and (ii) voting rights, if any, described in this Section 12.

(b) So long as any shares of Series A Preferred Stock are outstanding, the vote or consent of the Holders of at least 66 2/3% of the shares of Series A Preferred Stock at the time outstanding, voting as a single class with all other classes and series of Parity Securities having similar voting rights then outstanding and with each series or class having a number of votes proportionate to the aggregate liquidation preference of the outstanding shares of such class or series, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, will be necessary for effecting or validating any of the following actions, whether or not such approval is required by Massachusetts law:

(i) any amendment, alteration or repeal of any provision of the Articles of Organization (including these Articles of Amendment) or the Company’s bylaws that would alter or change the voting powers, preferences or special rights of the Series A Preferred Stock so as to affect them adversely;

(ii) any amendment or alteration of the Articles of Organization (including these Articles of Amendment) to authorize or create, or increase the authorized amount of, any shares of, or any securities convertible into shares of, any class or series of the Company’s capital stock ranking prior to the Series A Preferred Stock in the payment of dividends or in the distribution of assets on any liquidation, dissolution or winding up of the Company; or

(iii) the consummation of a binding share exchange or reclassification involving the Series A Preferred Stock or a merger or consolidation of the Company with another entity, except that the Holders will have no right to vote under this provision or under Massachusetts law if in each case (x) the Series A Preferred Stock remains outstanding or, in the case of any such merger or consolidation with respect to which the Company is not the surviving or resulting entity, is converted into or exchanged for preference securities of the surviving or resulting entity or its ultimate parent, that is an entity organized and existing under the laws of the United States of America, any state thereof or the District of Columbia, and (y) such Series A Preferred Stock remaining outstanding or such preference securities, as the case may be, have such rights, preferences, privileges and voting powers, taken as a whole, as are not materially less favorable to the Holders thereof than the rights, preferences, privileges and voting powers of the Series A Preferred Stock, taken as a whole;

provided, however, that any increase in the amount of the authorized or issued preferred stock or any securities convertible into preferred stock or the creation and issuance, or an increase in the authorized or issued amount, of other series of preferred stock (including the Series A Preferred Stock), or any securities convertible into preferred stock ranking equally with and/or junior to the Series A Preferred Stock with respect to the payment of dividends (whether such dividends are cumulative or non-cumulative) and/or the distribution of assets upon the Company’s liquidation, dissolution or winding up will not, in and of itself, be deemed to adversely affect the voting powers, preferences or special rights of the Series A Preferred stock and, notwithstanding any provision of Massachusetts law, the Holders will have no right to vote solely by reason of such an increase, creation or issuance.

If an amendment, alteration, repeal, share exchange, reclassification, merger or consolidation described above would adversely affect one or more but not all series of preferred stock with like voting rights (including the Series A Preferred Stock for this purpose), then only the series affected and entitled to vote shall vote as a class in lieu of all such series of preferred stock.

(c) Notwithstanding the foregoing, the Holders shall not have any voting rights if, at or prior to the effective time of the act with respect to which such vote would otherwise be required, all outstanding shares of Series A Preferred Stock shall have been converted into shares of Common Stock.

Section 13. Fractional Shares.

(a) No fractional shares of Common Stock will be issued as a result of the conversion of shares of Series A Preferred Stock.

(b) In lieu of any fractional share of Common Stock otherwise issuable in respect of the conversion pursuant to Section 8 hereof, the Company shall pay an amount in cash (computed to the nearest cent) equal to the same fraction of the Closing Price of the Common Stock determined as of the second Trading Day immediately preceding the effective date of conversion.

(c) If more than one share of the Series A Preferred Stock is surrendered for conversion at one time by or for the same Holder, the number of full shares of Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of the Series A Preferred Stock so surrendered.

Section 14. Reservation of Common Stock.

(a) After the Stockholders’ Meeting has been held, the Company shall at all times reserve and keep available out of its authorized and unissued Common Stock or shares acquired by the Company, solely for issuance upon the conversion of shares of Series A Preferred Stock as provided in these Articles of Amendment, free from any preemptive or other similar rights, such number of shares of Common Stock as shall from time to time be issuable upon the conversion of all the shares of Series A Preferred Stock then outstanding. For purposes of this Section 14(a), the number of shares of Common Stock that shall be deliverable upon the conversion of all outstanding shares of Series A Preferred Stock shall be computed as if at the time of computation all such outstanding shares were held by a single Holder.

(b) Notwithstanding the foregoing, the Company shall be entitled to deliver upon conversion of shares of Series A Preferred Stock, as herein provided, shares of Common Stock acquired by the Company (in lieu of the issuance of authorized and unissued shares of Common Stock), so long as any such acquired shares are free and clear of all liens, charges, security interests or encumbrances (other than liens, charges, security interests and other encumbrances created by the Holders).

(c) All shares of Common Stock delivered upon conversion of the Series A Preferred Stock shall be duly authorized, validly issued, fully paid and non-assessable, free and clear of all liens, claims, security interests and other encumbrances (other than liens, charges, security interests and other encumbrances created by the Holders).

(d) Prior to the delivery of any securities that the Company shall be obligated to deliver upon conversion of the Series A Preferred Stock, the Company shall use its reasonable best efforts to comply with all federal and state laws and regulations thereunder requiring the registration of such securities with, or any approval of or consent to the delivery thereof by, any governmental authority.

(e) The Company hereby covenants and agrees that, if at any time the Common Stock shall be listed on The NASDAQ Global Select Market or any other national securities exchange or automated quotation system, the Company will, if permitted by the rules of such exchange or automated quotation system, list and keep listed, so long as the Common Stock shall be so listed on such exchange or automated quotation system, all the Common Stock issuable upon conversion of the Series A Preferred Stock; provided, however, that if the rules of such exchange or automated quotation system permit the Company to defer the listing of such Common Stock until the conversion of Series A Preferred Stock into Common Stock in accordance with the provisions hereof, the Company covenants to list such Common Stock issuable upon conversion of the Series A Preferred Stock in accordance with the requirements of such exchange or automated quotation system at such time.

Section 15. Transfer Agent and Conversion Agent. The duly appointed Transfer Agent and Conversion Agent for the Series A Preferred Stock shall be Computershare. The Company may, in its sole discretion, remove the Transfer Agent in accordance with the agreement between the Company and the Transfer Agent; provided that the Company shall appoint a successor transfer agent who shall accept such appointment prior to the effectiveness of such removal. Upon any such removal or appointment, the Company shall send notice thereof by first-class mail, postage prepaid, to the Holders.

Section 16. Repurchase of Junior Securities. For so long as the Stockholders’ Meeting shall not have been held, the Company shall not redeem, purchase or acquire any of its Junior Securities, other than (i) redemptions, purchases or other similar acquisitions of Junior Securities in connection with any benefit plan or other similar arrangement with or for the benefit of any one or more employees, officers, directors of consultants or in connection with a dividend reinvestment or stockholder purchase plan and (ii) conversions into or exchanges for other Junior Securities and cash solely in lieu of fractional shares of the Junior Securities.

Section 17. Replacement Certificates.

(a) If physical certificates are issued, the Company shall replace any mutilated certificate at the Holder’s expense upon surrender of that certificate to the Transfer Agent. The Company shall replace certificates that become destroyed, stolen or lost at the Holder’s expense upon delivery to the Company and the Transfer Agent of satisfactory evidence that the certificate has been destroyed, stolen or lost, together with any indemnity that may be required by the Transfer Agent and the Company.

(b) If physical certificates are issued, the Company shall not be required to issue any certificates representing the Series A Preferred Stock on or after the Mandatory Conversion Date. In place of the delivery of a replacement certificate following the Mandatory Conversion Date, the Transfer Agent, upon delivery of the evidence and indemnity described in clause (a) above, shall deliver the shares of Common Stock pursuant to the terms of the Series A Preferred Stock formerly evidenced by the certificate.

Section 18. Miscellaneous.

(a) All notices referred to herein shall be in writing, and, unless otherwise specified herein, all notices hereunder shall be deemed to have been given upon the earlier of receipt thereof or three Business Days after the mailing thereof if sent by registered or certified mail (unless first-class mail shall be specifically permitted for such notice under the terms of these Articles of Amendment) with postage prepaid, addressed: (i) if to the Company, to its office at Ten Post Office Square, Boston, MA 02109, Attention: Margaret W. Chambers, Esq. or to the Transfer Agent at 250 Royall Street, Canton, MA 02021, Attention: Jeff Seiders or other agent of the Company designated as permitted by these Articles of Amendment, or (ii) if to any Holder or holder of shares of Common Stock, as the case may be, to such Holder or holder at the address listed in the stock record books of the Company (which may include the records of any transfer agent for the Series A Preferred Stock or the Common Stock, as the case may be), or (iii) to such other address as the Company or any such Holder or holder, as the case may be, shall have designated by notice similarly given.

(b) The Company shall pay any and all stock transfer and documentary stamp taxes that may be payable in respect of any issuance or delivery of shares of Series A Preferred Stock or shares of Common Stock or other securities issued on account of Series A Preferred Stock pursuant hereto or certificates representing such shares or securities. The Company shall not, however, be required to pay any such tax that may be payable in respect of any transfer involved in the issuance or delivery of shares of Series A Preferred Stock or Common Stock or other securities in a name other than that in which the shares of Series A Preferred Stock with respect to which such shares or other securities are issued or delivered were registered, or in respect of any payment to any Person other than a payment to the registered holder thereof, and shall not be required to make any such issuance, delivery or payment unless and until the Person otherwise entitled to such issuance, delivery or payment has paid to the Company the amount of any such tax or has established, to the satisfaction of the Company, that such tax has been paid or is not payable.

(c) No share of Series A Preferred stock shall have any rights of preemption whatsoever pursuant to these Articles of Amendment as to any securities of the Company, or any warrants, rights or options issued or granted with respect thereto, regardless of how such securities, or such warrants, rights or options, may be designated issued or granted.

Annex I (cont.)

B: 401 shares of the authorized preferred stock of the Company are hereby designated “Series B Non-Cumulative Perpetual Contingent Convertible Preferred Stock”. Unless otherwise indicated, references to “Sections” or “Subsections” in this Section 4.3B of this Article 4 refer to sections and subsections of 4.3B of this Article 4.

The preferences, limitations, voting powers and relative rights of the Series B Non-Cumulative Perpetual Contingent Convertible Preferred Stock are as follows:

DESIGNATION

Section 1. Designation. There is hereby created out of the authorized and unissued shares of preferred stock of the Company a series of preferred stock designated as the “Series B Non-Cumulative Perpetual Contingent Convertible Preferred Stock” (the “Series B Preferred Stock”). The number of shares constituting such series shall be 401. The par value of the Series B Preferred Stock shall be $1.00 per share, and the liquidation preference of the Series B Preferred Stock shall be $100,000 per share.

Section 2. Ranking. The Series B Preferred Stock will, with respect to dividend rights and rights on liquidation, winding-up and dissolution, rank (i) on a parity with the Series A Preferred Stock and with each other class or series of preferred stock established after the Effective Date by the Company the terms of which expressly provide that such class or series will rank on a parity with the Series B Preferred Stock as to dividend rights and rights on liquidation, winding-up and dissolution of the Company (collectively referred to as “Parity Securities”) and (ii) senior to the common stock, par value $1.00 per share, of the Company (the “Common Stock”) and each other class or series of capital stock of the Company outstanding or established after the Effective Date by the Company the terms of which do not expressly provide that it ranks on a parity with or senior to the Series B Preferred Stock as to dividend rights and rights on liquidation, winding-up and dissolution of the Company (collectively referred to as “Junior Securities”). The Company has the right to authorize and/or issue additional shares or classes or series of Junior Securities or Parity Securities without the consent of the Holders.

Section 3. Definitions. Unless the context or use indicates another meaning or intent, the following terms shall have the following meanings, whether used in the singular or the plural:

(a) “Affiliate” means, with respect to any Person, any Person directly or indirectly controlling, controlled by or under common control with, such other Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlled by” and “under common control with”) when used with respect to any Person, means the possession, directly or indirectly, of the power to cause the direction of management or policies of such Person, whether through the ownership of voting securities by contract or otherwise.

(b) “Agent Members” has the meaning set forth in Section 18(c).

(c) “Articles of Amendment” means these Articles of Amendment of the Company dated August 8, 2008.

(d) “Articles of Organization” means the Restated Articles of Organization of the Company, as amended.

(e) “As-Converted Dividend” means, with respect to any Section 4(c) Dividend Period, the product of (i) the pro forma per share quarterly Common Stock dividend derived by (A) annualizing the last dividend declared during such Section 4(c) Dividend Period on the Common Stock and (B) dividing such annualized dividend by four and (ii) the number of shares into which a share of Series B Preferred Stock would then be convertible (assuming the Stockholder Approvals have been obtained); provided, however, that for any Section 4(c) Dividend Period during which no dividend on the Common Stock has been declared, the As-Converted Dividend shall be deemed to be $0.00.

(f) “BHC Act” has the meaning set forth in Section 8(b).

(g) “Board of Directors” means the board of directors of the Company or any committee thereof duly authorized to act on behalf of such board of directors.

(h) “Business Day” means any day other than a Saturday, Sunday or any other day on which banks in New York City, New York or Boston, Massachusetts are generally required or authorized by law to be closed.

(i) “CIBC Act” has the meaning set forth in Section 8(b).

(j) “Closing Price” of the Common Stock on any date of determination means the closing sale price or, if no closing sale price is reported, the last reported sale price of the shares of the Common Stock on The NASDAQ Global Select Market on such date. If the Common Stock is not traded on The NASDAQ Global Select Market on any date of determination, the Closing Price of the Common Stock on such date of determination means the closing sale price as reported in the composite transactions for the principal U.S. national or regional securities exchange on which the Common Stock is so listed or quoted, or, if no closing sale price is reported, the last reported sale price on the principal U.S. national or regional securities exchange on which the Common Stock is so listed or quoted, or if the Common Stock is not so listed or quoted on a U.S. national or regional securities exchange, the last quoted bid price for the Common Stock in the over-the-counter market as reported by Pink Sheets LLC or similar organization, or, if that bid price is not available, the market price of the Common Stock on that date as determined by a nationally recognized independent investment banking firm retained by the Company for this purpose.

For purposes of these Articles of Amendment, all references herein to the “Closing Price” and “last reported sale price” of the Common Stock on The NASDAQ Global Select Market shall be such closing sale price and last reported sale price as reflected on the website of The NASDAQ Global Select Market (http://www.nasdaq.com) and as reported by Bloomberg Professional Service; provided that in the event that there is a discrepancy between the closing sale price or last reported sale price as reflected on the website of The NASDAQ Global Select Market and as reported by Bloomberg Professional Service, the closing sale price and last reported sale price on the website of The NASDAQ Global Select Market shall govern.

(k) “Common Stock” has the meaning set forth in Section 2.

(l) “Company” means Boston Private Financial Holdings, Inc., a corporation organized and existing under the laws of the Commonwealth of Massachusetts.

(m) “Conversion Agent” means the Transfer Agent acting in its capacity as conversion agent for the Series B Preferred Stock, and its successors and assigns.

(n) “Conversion Date” has the meaning set forth in Section 9(e)(i).

(o) “Conversion Price” means for each share of Series B Preferred Stock, $5.52; provided that the foregoing shall be subject to adjustment or limitation as set forth herein.

(p) “Current Market Price” means, on any date, the average of the daily Closing Price per share of the Common Stock or other securities on each of the five consecutive Trading Days preceding the earlier of the day before the date of the issuance, dividend or distribution in question and the day before the Ex-Date with respect to the issuance or distribution, giving rise to an adjustment to the Conversion Price pursuant to Section 10.

(q) “Depositary” means DTC or its nominee or any successor depositary appointed by the Company.

(r) “DTC” means The Depository Trust Company.

(s) “Effective Date” means the date on which shares of the Series B Preferred Stock are first issued.

(t) “Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor statute, and the rules and regulations promulgated thereunder.

(u) “Exchange Property” has the meaning set forth in Section 11(a).

(v) “Ex-Date” when used with respect to any issuance, dividend or distribution giving rise to an adjustment to the Conversion Price pursuant to Section 10, means the first date on which the Common Stock or other securities trade without the right to receive the issuance, dividend or distribution.

(w) “Global Preferred Stock” has the meaning set forth in Section 18(a).

(x) “Holder” means the Person in whose name the shares of the Series B Preferred Stock are registered, which may be treated by the Company, Transfer Agent and Conversion Agent as the absolute owner of the shares of Series B Preferred Stock for the purpose of making payment and settling the related conversions and for all other purposes.

(y) “Investment Agreement” means the Investment Agreement, dated as of July 22, 2008, as may be amended from time to time, between the Company and Investor.

(z) “Investor” means BP Holdco, L.P.

(aa) “Junior Securities” has the meaning set forth in Section 2.

(bb) “Liquidation Preference” means, as to the Series B Preferred Stock, $100,000 per share (as adjusted for any split, subdivision, combination, consolidation, recapitalization or similar event with respect to the Series B Preferred Stock).

(cc) “Officer” means the Chief Executive Officer, the Chief Operating Officer, any Senior Vice President, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Secretary or any Assistant Secretary of the Company.

(dd) “Parity Securities” has the meaning set forth in Section 2.

(ee) “Person” means a legal person, including any individual, corporation, estate, partnership, joint venture, association, joint-stock company, limited liability company or trust.

(ff) “Record Date” has the meaning set forth in Section 4(d).

(gg) “Reorganization Event” has the meaning set forth in Section 11(a).

(hh) “Section 4(c) Dividend Payment Date” has the meaning set forth in Section 4(c).

(ii) “Section 4(c) Dividend Period” has the meaning set forth in Section 4(c).

(jj) “Securities” has the meaning set forth in the Investment Agreement.

(kk) “Securities Act” means the Securities Act of 1933, as amended, or any successor statute, and the rules and regulations promulgated thereunder.

(ll) “Series A Preferred Stock” means the shares of the Company’s Series A Non-Cumulative Perpetual Convertible Preferred Stock.

(mm) “Series B Preferred Stock” has the meaning set forth in Section 1.

(nn) “Special Dividend” has the meaning set forth in Section 4(c).

(oo) “Special Dividend Rate” means (i) from and after September 30, 2008 to but not including March 31, 2009, 14%, (ii) from and after March 31, 2009 to but not including September 30, 2009, 15.5% and (iii) from and after September 30, 2009, 20%.

(pp) “Stockholder Approvals” means all stockholder approvals necessary to (i) approve the conversion of the Series B Preferred Stock into Common Stock and the issuance of any shares of Common Stock which may be issued pursuant to the terms of these Articles of Amendment for purposes of Rule 4350(i) of the NASDAQ Marketplace Rules and (ii) amend the Articles of Organization to increase the number of shares of Common Stock to at least such number as shall be sufficient to permit the full conversion of the Series B Preferred Stock into Common Stock. For the avoidance of doubt, the Stockholder Approvals shall be deemed to be obtained for the purposes of these Articles of Amendment only if all of the foregoing approvals shall have been obtained.

(qq) “Trading Day” means a day on which the shares of Common Stock:

(i) are not suspended from trading on any national or regional securities exchange or association or over-the-counter market at the close of business; and

(ii) have traded at least once on the national or regional securities exchange or association or over-the-counter market that is the primary market for the trading of the Common Stock.

(rr) “Transfer Agent” means Computershare acting as transfer agent, registrar and paying agent for the Series B Preferred Stock, and its successors and assigns.

(ss) “Voting Securities” has the meaning set forth in the BHC Act and any rules or regulations promulgated thereunder.

Section 4. Dividends.

(a) From and after the Effective Date, the Holders shall be entitled to receive, when, as and if declared by the Board of Directors, out of funds legally available therefor, non-cumulative cash dividends in the amount determined as set forth in Sections 4(b) and 4(c), and shall be entitled to share in the distributions referred to in Section 4(j).

(b) If the Board of Directors declares and pays a cash dividend in respect of any shares of Common Stock, then the Board of Directors shall declare and pay to the Holders a cash dividend in an amount per share of Series B Preferred Stock equal to the product of (i) the per share dividend declared and paid in respect of each share of Common Stock and (ii) the number of shares of Common Stock into which such share of Series B Preferred Stock is then convertible. Dividends payable pursuant to this Section 4(b) shall be payable on the same date that dividends are payable to holders of shares of Common Stock, and no dividends shall be payable to holders of shares of Common Stock unless the full dividends contemplated by this Section 4(b) are paid at the same time in respect of the Series B Preferred Stock.

(c) In the event that the Stockholder Approvals shall not have been obtained by the Record Date with respect to the Section 4(c) Dividend Period ending on December 30, 2008, commencing on December 31, 2008, in lieu of the dividends provided for in Section 4(b), dividends shall be payable quarterly in arrears on March 31, June 30, September 30 and December 31 of each year (each, a “Section 4(c) Dividend Payment Date”) or, if any such day is not a Business Day, the next Business Day. Dividends payable pursuant to this Section 4(c), if, when and as declared by the Board of Directors, will be, for each outstanding share of Series B Preferred Stock, payable at an annual rate on the Liquidation Preference equal to the Special Dividend Rate (such dividend, the “Special Dividend”); provided that, in the event that the As-Converted Dividend for any Section 4(c) Dividend Period is greater than the Special Dividend, each outstanding share of Series B Preferred Stock shall be entitled to receive, if, when and as declared by the Board of Directors, the As-Converted Dividend rather than the Special Dividend. Dividends payable pursuant to this Section 4(c) will be computed on the basis of a 360-day year of twelve 30-day months and, for any Section 4(c) Dividend Period greater or less than a full Section 4(c) Dividend Period, will be computed on the basis of the actual number of days elapsed in the period divided by 360. No interest or sum of money in lieu of interest will be paid on any dividend payment on the Series B Preferred Stock paid later than the scheduled Section 4(c) Dividend Payment Date. As used herein, “Section 4(c) Dividend Period” means (i) the period from and including September 30, 2008 to and including December 30, 2008 and (ii) each period thereafter from and including a Section 4(c) Dividend Payment Date and to and including the day immediately preceding the following Section 4(c) Dividend Payment Date.

(d) Each dividend will be payable to Holders of record as they appear in the records of the Company on the applicable record date (each, a “Record Date”), which (i) with respect to dividends payable pursuant to Section 4(b), shall be the same as the record date for the payment of the corresponding dividend payable in respect of the Common Stock and (ii) with respect to dividends payable pursuant to Section 4(c), shall be on the 15th day of the month in which the relevant Section 4(c) Dividend Payment Date occurs or, if such date is not a Business Day, the next day that is a Business Day.

(e) Dividends on the Series B Preferred Stock are non-cumulative. If the Board of Directors does not declare a dividend on the Series B Preferred Stock for a Section 4(c) Dividend Period prior to the related Section 4(c) Dividend Payment Date, the Holders will have no right to receive any dividend for the Section 4(c) Dividend Period, and the Company will have no obligation to pay a dividend for that Section 4(c) Dividend Period, whether or not dividends are declared and paid for any future Section 4(c) Dividend Period with respect to the Series B Preferred Stock or the Common Stock or any other class or series of the Company’s preferred stock.

(f) The Company shall not declare or pay or set apart for payment dividends on any Parity Securities unless the Company has declared and paid, or set apart for payment, dividends on the Series B Preferred Stock for the most recent Section 4(c) Dividend Period ending on or before the dividend payment date of such Parity Securities, ratably with dividends on such Parity Securities, in proportion to the respective amounts of (A) the full amount of dividends payable on the Series B Preferred Stock for such Section 4(c) Dividend Period and (B) the accumulated and unpaid dividends, or the full amount of dividends payable for the most recent dividend period in the case of non-cumulative Parity Securities, on such Parity Securities.

(g) If full quarterly dividends payable pursuant to Section 4(c) on all outstanding shares of the Series B Preferred Stock for any Section 4(c) Dividend Period have not been declared and paid, or declared and funds set aside therefor, the Company shall not declare or pay dividends with respect to, or redeem, purchase or acquire any of, its Junior Securities during the next succeeding Section 4(c) Dividend Period, other than (i) redemptions, purchases or other acquisitions of Junior Securities in connection with any benefit plan or other similar arrangement with or for the benefit of any one or more employees, officers, directors or consultants or in connection with a dividend reinvestment or shareholder stock purchase plan, (ii) any declaration of a dividend in connection with any shareholders’ rights plan, or the issuance of rights, stock or other property under any shareholders’ rights plan, including with respect to any successor shareholders’ rights plan, or the redemption or repurchase of rights pursuant thereto and (iii) conversions into or exchanges for other Junior Securities and cash solely in lieu of fractional shares of the Junior Securities.

(h) Payments of cash for dividends will be delivered to the Holder at their addresses listed in the stock record books maintained by the Transfer Agent or, in the case of Global Preferred Stock, through a book-entry transfer through DTC or any successor Depositary.

(i) If a Conversion Date on which a Holder elects to convert Series B Preferred Stock is prior to the Record Date for any declared dividend for the Section 4(c) Dividend Period, such Holder will not have the right to receive any declared dividend for that Section 4(c) Dividend Period. If a Conversion Date on which a Holder elects to convert Series B Preferred Stock is after the Record Date for any declared dividend and prior to the Section 4(c) Dividend Payment Date, such Holder shall receive that dividend on the relevant Section 4(c) Dividend Payment Date if such Holder was the Holder of record on the Record Date for that dividend. Notwithstanding the preceding sentence, if the Conversion Date on which a Holder elects to convert its Series B Preferred Stock pursuant to Section 8 is after the Record Date and prior to the Section 4(c) Dividend Payment Date, whether or not such Holder was the Holder of record on the Record Date, the Holder shall pay to the Conversion Agent upon conversion of the shares of Series B Preferred Stock an amount in cash equal to the full dividend actually paid on the Section 4(c) Dividend Payment Date for the then-current Section 4(c) Dividend Period on the shares being converted.

(j) If the Company makes a distribution to all holders of shares of Common Stock consisting of capital stock of any class or series, or similar equity interests of, or relating to, a subsidiary or other business unit, the Holders of Series B Preferred Stock shall be entitled to participate in such distribution. The number of shares of such capital stock or equity interests to which each Holder of Series B Preferred Stock shall be entitled shall be the number to which such Holder would have been entitled had such Holder converted such Holder’s shares of Series B Preferred Stock immediately prior to the record date for such distribution.

Section 5. Liquidation.

(a) In the event the Company voluntarily or involuntarily liquidates, dissolves or winds up, the Holders at the time shall be entitled to receive liquidating distributions in the amount of the Liquidation Preference per share of Series B Preferred Stock, plus an amount equal to any declared but unpaid dividends thereon to and including the date of such liquidation, out of assets legally available for distribution to the Company’s shareholders, before any distribution of assets is made to the holders of the Common Stock or any other Junior Securities. After payment of the full amount of such liquidating distributions, the Holders shall be entitled to participate in all further distributions of the remaining assets of the Company as if each share of Series B Preferred Stock had been converted into Common Stock in accordance with the terms hereof immediately prior to such liquidating distributions.

(b) In the event the assets of the Company available for distribution to shareholders upon any liquidation, dissolution or winding-up of the affairs of the Company, whether voluntary or involuntary, shall be insufficient to pay in full the amounts payable with respect to all outstanding shares of the Series B Preferred Stock and the corresponding amounts payable on any Parity Securities, the Holders and the holders of such Parity Securities shall share ratably in any distribution of assets of the Company in proportion to the full respective liquidating distributions to which they would otherwise be respectively entitled.

(c) The Company’s consolidation or merger with or into any other entity, the consolidation or merger of any other entity with or into the Company, or the sale of all or substantially all of the Company’s property or business will not constitute its liquidation, dissolution or winding up.

Section 6. Maturity. The Series B Preferred Stock shall be perpetual unless converted in accordance with these Articles of Amendment.

Section 7. Redemptions.

(a) The Series B Preferred Stock may not be redeemed by the Company (i) prior to the third anniversary of the Effective Date or (ii) on any date after the Stockholder Approvals shall have been obtained. If the Stockholder Approvals shall not have been obtained by the third anniversary of the Effective Date, then at any time after such date and prior to the receipt of the Stockholder Approvals, the Company, at its option, may redeem, in whole at any time or in part from time to time (provided, that the Company may not exercise its right to redeem the Series B Preferred Stock at any time after it has entered into an agreement to effect a Reorganization Event and prior to the consummation thereof or a termination of such agreement prior to the consummation thereof), the shares of Series B Preferred Stock at the time outstanding, upon notice given as provided in Section 7(c) below, at a redemption price per share equal to the greater of (i) 125% of the Liquidation Preference and (ii) the average of the Closing Prices of the Common Stock for the ten consecutive Trading Days ending on the sixth Trading Day prior to the date of redemption multiplied by the number of shares of Common Stock into which one share of Series B Preferred Stock would be convertible on such date, together (except as otherwise provided herein) with (x) an amount equal to any dividends that have been declared but not paid prior to the redemption date and (y) an amount equal to any dividends referenced in Section 4(b) and Section 4(c) (whether or not scheduled) between the Effective Date and the redemption date that were not declared and paid prior to the redemption date. The redemption price for any shares of Series B Preferred Stock shall be payable in cash on the redemption date to the Holder upon surrender of the certificate(s) evidencing such shares to the Company or its agent. Any declared but unpaid dividends payable on a redemption date that occurs subsequent to a Record Date shall not be paid to the holder entitled to receive the redemption price on the redemption date, but rather shall be paid to the holder of record of the redeemed shares on such Record Date.

(b) The Series B Preferred Stock will not be subject to any mandatory redemption, sinking fund or other similar provisions. Holders will have no right to require redemption of any shares of Series B Preferred Stock.

(c) Notice of every redemption of shares of Series B Preferred Stock shall be given by first class mail, postage prepaid, addressed to the Holders of the shares to be redeemed at their respective last addresses appearing on the books of the Company. Such mailing shall be at least 30 days and not more than 60 days before the date fixed for redemption; provided, however, that failure to give such notice by mail, or any defect in such notice or in the mailing thereof, to any Holder of shares of Series B Preferred Stock designated for redemption shall not affect the validity of the proceedings for the redemption of any other shares of Series B Preferred Stock to be so redeemed except as to the Holder to whom the Company has failed to give such notice or except as to the Holder to whom notice was defective. Notwithstanding the foregoing, if the Series B Preferred Stock or any depositary shares representing interests in the Series B Preferred Stock are issued in book-entry form through DTC or any other similar facility, notice of redemption may be given to the Holders at such time and in any manner permitted by such facility. Each such notice given to a Holder shall state: (1) the redemption date; (2) the number of shares of Series B Preferred Stock to be redeemed and, if less than all the shares held by such Holder are to be redeemed, the number of such shares to be redeemed from such Holder; (3) the redemption price (or manner of determination of the redemption price); and (4) the place or places where certificates for such shares are to be surrendered for payment of the redemption price.

(d) In case of any redemption of only part of the shares of Series B Preferred Stock at the time outstanding, the shares to be redeemed shall be selected pro rata. If fewer than all the shares represented by any certificate are redeemed, a new certificate shall be issued representing the unredeemed shares without charge to the Holder thereof.

(e) If notice of redemption has been duly given as provided in Section 7(c) and if on or before the redemption date specified in the notice all funds necessary for the redemption have been set aside by the Company, separate and apart from its other funds, in trust for the pro rata benefit of the Holders of the shares called for redemption, so as to be and continue to be available therefor, then, notwithstanding that any certificate for any share so called for redemption has not been surrendered for cancellation, on and after the redemption date unless the Company defaults in the payment of the redemption price, in which case such rights shall continue until the redemption price is paid, dividends shall cease to accrue on all shares so called for redemption, all shares so called for redemption shall no longer be deemed outstanding and all rights with respect to such shares shall forthwith on such redemption date cease and terminate, except only the right of the Holders thereof to receive the amount payable on such redemption, without interest. Any funds unclaimed at the end of two years from the redemption date shall, to the extent permitted by law, be released to the Company, after which time the Holders of the shares so called for redemption shall look only to the Company for payment of the redemption price of such shares. Shares of outstanding Series B Preferred Stock that are redeemed, purchased or otherwise acquired by the Company, or converted into another series of preferred stock, shall be cancelled and shall revert to authorized but unissued shares of preferred stock undesignated as to series.

Section 8. Right to Convert.

(a) At any time on or after the Business Day following the date on which the Stockholder Approvals shall have been obtained, each Holder shall have the right, at such Holder’s option (but subject to the conversion procedures of Section 9 and the limitations on ownership set forth in Section 8(b)), to convert all or any portion of such Holder’s Series B Preferred Stock at the Conversion Price, with cash being payable in lieu of fractional shares in accordance with Section 13 hereof.

(b) Notwithstanding anything to the contrary contained in these Articles of Amendment, each Holder shall be entitled to convert shares of Series B Preferred Stock pursuant to this Section 8, or receive shares of Common Stock upon any such conversion, to the extent (but only to the extent) that such conversion or receipt would not cause or result in such Holder and its Affiliates, collectively, being deemed to own, control or have the power to vote, for purposes of the Bank Holding Company Act of 1956, as amended (the “BHC Act”), or the Change in Bank Control Act of 1978, as amended (the “CIBC Act”), and any rules and regulations promulgated thereunder, 10% or more of any class of Voting Securities of the Company outstanding at such time (excluding for purposes of this calculation any reduction in the percentage of Voting Securities such Holder and its Affiliates so owns, controls or has the power to vote resulting from transfers by Investor and its Affiliates of Securities purchased by Investor pursuant to the Investment Agreement; it being understood, for the avoidance of doubt, that no Security shall be included in any such percentage calculation to the extent that it cannot by its terms be converted into or exercised for Voting Securities by such Holder or its Affiliates at the time of such measurement or transfer).

Section 9. Conversion Procedures.

(a) Effective immediately prior to the close of business on any applicable Conversion Date, dividends shall no longer be declared on any such converted shares of Series B Preferred Stock and such shares of Series B Preferred Stock shall cease to be outstanding, in each case, subject to the right of Holders to receive any declared and unpaid dividends on such shares and any other payments to which they are otherwise entitled pursuant to Section 8 or this Section 9, as applicable.

(b) Prior to the close of business on any applicable Conversion Date, shares of Common Stock issuable upon conversion of, or other securities issuable upon conversion of, any shares of Series B Preferred Stock shall not be deemed outstanding for any purpose, and the Holders shall have no rights with respect to the Common Stock or other securities issuable upon conversion (including voting rights, rights to respond to tender offers for the Common Stock or other securities issuable upon conversion and rights to receive any dividends or other distributions on the Common Stock or other securities issuable upon conversion) by virtue of holding shares of Series B Preferred Stock.

(c) Shares of Series B Preferred Stock duly converted in accordance with these Articles of Amendment, or otherwise reacquired by the Company, will resume the status of authorized and unissued preferred stock, undesignated as to series and available for future issuance.

(d) The Person or Persons entitled to receive the Common Stock and/or cash, securities or other property issuable upon conversion of Series B Preferred Stock shall be treated for all purposes as the record holder(s) of such shares of Common Stock and/or securities and the owners of such cash or other property as of the close of business on the applicable Conversion Date. In the event that the Holders shall not by written notice designate the name in which shares of Common Stock and/or cash, securities or other property (including payments of cash in lieu of fractional shares) to be issued or paid upon conversion of shares of Series B Preferred Stock should be registered or paid or the manner in which such shares should be delivered, the Company shall be entitled to register and deliver such shares, and make such payment, in the name of the Holders and in the manner shown on the records of the Company or, in the case of Global Preferred Stock, through book-entry transfer through the Depositary.

(e) Conversion into shares of Common Stock will occur on any applicable Conversion Date as follows:

(i) On the date of any conversion at the option of a Holder pursuant to Section 8, if such Holder’s interest is in certificated form, such Holder must do each of the following in order to convert:

(A) complete and manually sign the conversion notice provided by the Conversion Agent, or a facsimile of the conversion notice, and deliver this irrevocable notice to the Conversion Agent;

(B) surrender the shares of Series B Preferred Stock to the Conversion Agent;

(C) if required, furnish appropriate endorsements and transfer documents;

(D) if required, pay all transfer or similar taxes; and

(E) if required pursuant to Section 4(i), pay funds equal to any declared and unpaid dividend payable on the next Section 4(c) Dividend Payment Date to which such Holder is entitled

If a Holder’s interest is a beneficial interest in Global Preferred Stock, in order to convert, a Holder must comply with paragraphs (C) through (E) listed above and comply with the Depositary’s procedures for converting a beneficial interest in a global security.

The date on which a Holder complies with the procedures in this clause (i) is the “Conversion Date”.

(ii) The Conversion Agent shall, on a Holder’s behalf, convert the Series B Preferred Stock into shares of Common Stock, in accordance with the terms of the notice delivered by such Holder described in clause (i) above.

Section 10. Anti-Dilution Adjustments.

(a) The Conversion Price shall be subject to the following adjustments; provided, however, that notwithstanding anything to the contrary contained in these Articles of Amendment, any adjustment to the Conversion Price to be made pursuant to these Articles of Amendment shall be made to the extent (but only to the extent) that such adjustment would not cause or result in any Holder and its Affiliates, collectively, being deemed to own, control or have the power to vote, for purposes of the BHC Act or the CIBC Act and any rules and regulations promulgated thereunder, Voting Securities which (assuming, for this purpose only, full conversion and/or exercise of all such securities) would represent 25% or more of any class of Voting Securities of the Company outstanding at such time (excluding for purposes of this calculation any reduction in the percentage of Voting Securities such Holder and its Affiliates so owns, controls or has the power to vote resulting from transfers by Investor and its Affiliates of Securities purchased by Investor pursuant to the Investment Agreement); provided, further, however, that any adjustment (or portion thereof) prohibited pursuant to this Section 10(a) shall be postponed and implemented on the first date on which such implementation would not result in the condition described above in this Section 10(a):

(i) Stock Dividends and Distributions. If the Company pays dividends or other distributions on the Common Stock in shares of Common Stock, then the Conversion Price will be adjusted by multiplying the Conversion Price in effect at 5:00 p.m., New York City time on the Trading Day immediately prior to the Ex-Date for such dividend or distribution by the following fraction:

OS 0

OS1

Where,

OS0 = the number of shares of Common Stock outstanding immediately prior to Ex-Date for such dividend or distribution.

OS1 = the sum of the number of shares of Common Stock outstanding immediately prior to the Ex-Date for such dividend or distribution plus the total number of shares of Common Stock constituting such dividend or distribution.

The adjustment pursuant to this clause (i) shall become effective at 9:00 a.m., New York City time on the Ex-Date for such dividend or distribution. For the purposes of this clause (i), the number of shares of Common Stock at the time outstanding shall not include shares held in treasury by the Company. If any dividend or distribution described in this clause (i) is declared but not so paid or made, the Conversion Price shall be readjusted, effective as of the date the Board of Directors publicly announces its decision not to make such dividend or distribution, to such Conversion Price that would be in effect if such dividend or distribution had not been declared.

(ii) Subdivisions, Splits and Combination of the Common Stock. If the Company subdivides, splits or combines the shares of Common Stock, then the Conversion Price will be adjusted by multiplying the Conversion Price in effect at 5:00 p.m., New York City time on the Trading Day immediately prior to the effective date of such share subdivision, split or combination by the following fraction:

OS0

OS1

Where,

OS0 = the number of shares of Common Stock outstanding immediately prior to the effective date of such share subdivision, split or combination.

OS1 = the number of shares of Common Stock outstanding immediately after the opening of business on the effective date of such share subdivision, split or combination.

The adjustment pursuant to this clause (ii) shall become effective at 9:00 a.m., New York City time on the effective date of such subdivision, split or combination. For the purposes of this clause (ii), the number of shares of Common Stock at the time outstanding shall not include shares held in treasury by the Company. If any subdivision, split or combination described in this clause (ii) is announced but the outstanding shares of Common Stock are not subdivided, split or combined, the Conversion Price shall be readjusted, effective as of the date the Board of Directors publicly announces its decision not to subdivide, split or combine the outstanding shares of Common Stock, to such Conversion Price that would be in effect if such subdivision, split or combination had not been announced.

(iii) Issuance of Stock Purchase Rights. If the Company issues to all holders of the shares of Common Stock rights or warrants (other than rights or warrants issued pursuant to a dividend reinvestment plan or share purchase plan or other similar plans) entitling them, for a period of up to 45 days from the date of issuance of such rights or warrants, to subscribe for or purchase the shares of Common Stock at less than the Current Market Price on the date fixed for the determination of stockholders entitled to receive such rights or warrants, then the Conversion Price will be adjusted by multiplying the Conversion Price in effect at 5:00 p.m., New York City time on the Trading Day immediately prior to the Ex-Date for such issuance by the following fraction:

OS0 + Y

OS0 + X

Where,

OS0 = the number of shares of Common Stock outstanding immediately prior to the Ex-Date for such distribution.

X = the total number of shares of Common Stock issuable pursuant to such rights or warrants.

Y = the number of shares of Common Stock equal to the aggregate price payable to exercise such rights or warrants divided by the Current Market Price.

Any adjustment pursuant to this clause (iii) shall become effective immediately prior to 9:00 a.m., New York City time, on the Ex-Date for such issuance. For the purposes of this clause (iii), the number of shares of Common Stock at the time outstanding shall not include shares held in treasury by the Company. The Company shall not issue any such rights or warrants in respect of shares of the Common Stock held in treasury by the Company. In the event that such rights or warrants described in this clause (iii) are not so issued, the Conversion Price shall be readjusted, effective as of the date the Board of Directors publicly announces its decision not to issue such rights or warrants, to the Conversion Price that would then be in effect if such issuance had not been declared. To the extent that such rights or warrants are not exercised prior to their expiration or shares of Common Stock are otherwise not delivered pursuant to such rights or warrants upon the exercise of such rights or warrants, the Conversion Price shall be readjusted to such Conversion Price that would then be in effect had the adjustment made upon the issuance of such rights or warrants been made on the basis of the delivery of only the number of shares of Common Stock actually delivered. In determining the aggregate offering price payable for such shares of Common Stock, there shall be taken into account any consideration received for such rights or warrants and the value of such consideration (if other than cash, to be reasonably determined by the Board of Directors).

(iv) Debt or Asset Distributions. If the Company distributes to all holders of shares of Common Stock evidences of indebtedness, shares of capital stock, securities, cash or other assets (excluding any dividend or distribution referred to in clause (i) above, any rights or warrants referred to in clause (iii) above, any dividend or distribution paid exclusively in cash, any consideration payable in connection with a tender or exchange offer made by the Company or any of its subsidiaries, and any dividend of shares of capital stock of any class or series, or similar equity interests, of or relating to a subsidiary or other business unit in the case of certain spin-off transactions as described below), then the Conversion Price will be adjusted by multiplying the Conversion Price in effect at 5:00 p.m., New York City time on the Trading Day immediately prior to the Ex-Date for such distribution by the following fraction:

SP0 - FMV

SP0

Where,

SP0 = the Current Market Price per share of Common Stock on such date.

FMV = the fair market value of the portion of the distribution applicable to one share of Common Stock on such date as reasonably determined by the Board of Directors.

In a “spin-off”, where the Company makes a distribution to all holders of shares of Common Stock consisting of capital stock of any class or series, or similar equity interests of, or relating to, a subsidiary or other business unit, the Conversion Price will be adjusted on the 15th Trading Day after the effective date of the distribution by multiplying such Conversion Price in effect immediately prior to such 15th Trading Day by the following fraction:

MP0

MP0+ MPs

Where,

MP0 = the average of the Closing Prices of the Common Stock over the first 10 Trading Days commencing on and including the fifth Trading Day following the effective date of such distribution.

MPs = the average of the Closing Prices of the capital stock or equity interests representing the portion of the distribution applicable to one share of Common Stock over the first 10 Trading Days commencing on and including the fifth Trading Day following the effective date of such distribution, or, if not traded on a national or regional securities exchange or over-the-counter market, the fair market value of the capital stock or equity interests representing the portion of the distribution applicable to one share of Common Stock on such date as reasonably determined by the Board of Directors.

Any adjustment pursuant to this clause (iv) shall become effective immediately prior to 9:00 a.m., New York City time, on the Ex-Date for such distribution. In the event that such distribution described in this clause (iv) is not so paid or made, the Conversion Price shall be readjusted, effective as of the date the Board of Directors publicly announces its decision not to pay or make such dividend or distribution, to the Conversion Price that would then be in effect if such dividend or distribution had not been declared.

(v) Cash Distributions. If the Company makes a distribution consisting exclusively of cash to all holders of the Common Stock, excluding (a) any cash dividend on the Common Stock to the extent a corresponding cash dividend is paid on the Series B Preferred Stock pursuant to Section 4(b), (b) any cash that is distributed in a Reorganization Event or as part of a “spin-off” referred to in clause (iv) above, (c) any dividend or distribution in connection with the Company’s liquidation, dissolution or winding up, and (d) any consideration payable in connection with a tender or exchange offer made by the Company or any of its subsidiaries, then in each event, the Conversion Price will be adjusted by multiplying the Conversion Price in effect at 5:00 p.m., New York City time on the Trading Day immediately prior to the Ex-Date for such distribution by the following fraction:

SP0 - DIV

SP0

Where,

SP0 = the Closing Price per share of Common Stock on the Trading Day immediately preceding the Ex-Date.

DIV = the amount per share of Common Stock of the dividend or distribution.

Any adjustment pursuant to this clause (v) shall become effective immediately prior to the 9:00 a.m., New York City time, on the Ex-Date for such dividend or distribution. In the event that any distribution described in this clause (v) is not so made, the Conversion Price shall be readjusted, effective as of the date the Board of Directors publicly announces its decision not to pay such distribution, to the Conversion Price which would then be in effect if such distribution had not been declared.

(vi) Self Tender Offers and Exchange Offers. If the Company or any of its subsidiaries successfully completes a tender or exchange offer for the Common Stock where the cash and the value of any other consideration included in the payment per share of the Common Stock exceeds the Closing Price per share of the Common Stock on the Trading Day immediately succeeding the expiration of the tender or exchange offer, then the Conversion Price will be adjusted by multiplying the Conversion Price in effect at 5:00 p.m., New York City time on the expiration date of the offer by the following fraction:

OS0 x SP0

AC + (SP0 x OS1)

Where,

SP0 = the Closing Price per share of Common Stock on the Trading Day immediately succeeding the expiration of the tender or exchange offer.

OS0 = the number of shares of Common Stock outstanding immediately prior to the expiration of the tender or exchange offer, including any shares validly tendered and not withdrawn.

OS1= the number of shares of Common Stock outstanding immediately after the expiration of the tender or exchange offer.

AC = the aggregate cash and fair market value of the other consideration payable in the tender or exchange offer, as reasonably determined by the Board of Directors.

Any adjustment made pursuant to this clause (vi) shall become effective immediately prior to 9:00 a.m., New York City time, on the Trading Day immediately following the expiration of the tender or exchange offer. In the event that the Company or one of its subsidiaries is obligated to purchase shares of Common Stock pursuant to any such tender offer or exchange offer, but the Company or such subsidiary is permanently prevented by applicable law from effecting any such purchases, or all such purchases are rescinded, then the Conversion Price shall be readjusted to be such Conversion Price that would then be in effect if such tender offer or exchange offer had not been made.

(vi) Rights Plans. To the extent that the Company has a rights plan in effect with respect to the Common Stock on any Conversion Date, upon conversion of any shares of the Series B Preferred Stock, the Holders will receive, in addition to the shares of Common Stock, the rights under the rights plan, unless, prior to such Conversion Date, the rights have separated from the shares of Common Stock, in which case the Conversion Price will be adjusted at the time of separation as if the Company had made a distribution to all holders of the Common Stock as described in clause (iv) above, subject to readjustment in the event of the expiration, termination or redemption of such rights.

(b) Subject to the limitations set forth in the provisos to the first paragraph of Section 10(a), the Company may make such decreases in the Conversion Price, in addition to any other decreases required by this Section 10, as the Board of Directors deems advisable to avoid or diminish any income tax to holders of the Common Stock resulting from any dividend or distribution of shares of Common Stock (or issuance of rights or warrants to acquire shares of Common Stock) or from any event treated as such for income tax purposes or for any other reason.

(c)    (i) All adjustments to the Conversion Price shall be calculated to the nearest 1/10th of a cent. No adjustment in the Conversion Price shall be required if such adjustment would be less than $0.01; provided that any adjustments which by reason of this subparagraph are not required to be made shall be carried forward and taken into account in any subsequent adjustment; provided further that on any Conversion Date adjustments to the Conversion Price will be made with respect to any such adjustment carried forward and which has not been taken into account before such date.

(ii) No adjustment to the Conversion Price shall be made if the Holders may participate in the transaction that would otherwise give rise to an adjustment, as a result of holding the Series B Preferred Stock (including without limitation pursuant to Section 4(b) hereof), without having to convert the Series B Preferred Stock, as if they held the full number of shares of Common Stock into which a share of the Series B Preferred Stock may then be converted.

(d) Whenever the Conversion Price is to be adjusted in accordance with Section 10(a) or Section 10(b), the Company shall: (i) compute the Conversion Price in accordance with Section 10(a) or Section 10(b), taking into account the $0.01 threshold set forth in Section 10(c) hereof; (ii) as soon as practicable following the occurrence of an event that requires an adjustment to the Conversion Price pursuant to Section 10(a) or Section 10(b), taking into account the one percent threshold set forth in Section 10(c) hereof (or if the Company is not aware of such occurrence, as soon as practicable after becoming so aware), provide, or cause to be provided, a written notice to the Holders of the occurrence of such event; and (iii) as soon as practicable following the determination of the revised Conversion Price in accordance with Section 10(a) or Section 10(b) hereof, provide, or cause to be provided, a written notice to the Holders setting forth in reasonable detail the method by which the adjustment to the Conversion Price was determined and setting forth the revised Conversion Price.

Section 11. Reorganization Events.

(a) In the event of:

(i) any consolidation, merger or other similar business combination of the Company with or into another Person, in each case pursuant to which the Common Stock will be converted into cash, securities or other property of the Company or another Person;

(ii) any sale, transfer, lease or conveyance to another Person of all or substantially all of the property and assets of the Company, in each case pursuant to which the Common Stock will be converted into cash, securities or other property of the Company or another Person;

(iii) any reclassification of the Common Stock into securities including securities other than the Common Stock; or

(iv) any statutory exchange of the outstanding shares of Common Stock for securities of another Person (other than in connection with a merger or acquisition);

(any such event specified in this Section 11(a), a “Reorganization Event”); each share of Series B Preferred Stock outstanding immediately prior to such Reorganization Event shall, without the consent of the Holders thereof, remain outstanding but shall become convertible, at the option of the Holders, into the kind of securities, cash and other property receivable in such Reorganization Event by a holder (other than the counterparty to the Reorganization Event or an Affiliate of such other party) of the number of shares of Common Stock into which each share of Series B Preferred Stock would then be convertible (assuming the Stockholder Approvals have been obtained) (such securities, cash and other property, the “Exchange Property”).

(b) In the event that holders of the shares of Common Stock have the opportunity to elect the form of consideration to be received in such transaction, the consideration that the Holders are entitled to receive shall be deemed to be the types and amounts of consideration received by the majority of the holders of the shares of Common Stock that affirmatively make an election. The amount of Exchange Property receivable upon conversion of any Series B Preferred Stock in accordance with Section 9 shall be determined based upon the Conversion Price in effect on such Conversion Date.

(c) The above provisions of this Section 11 shall similarly apply to successive Reorganization Events and the provisions of Section 10 shall apply to any shares of capital stock of the Company (or any successor) received by the holders of the Common Stock in any such Reorganization Event.

(d) The Company (or any successor) shall, within 20 days of the occurrence of any Reorganization Event, provide written notice to the Holders of such occurrence of such event and of the kind and amount of the cash, securities or other property that constitutes the Exchange Property. Failure to deliver such notice shall not affect the operation of this Section 11.

Section 12. Voting Rights.

(a) The Holders will not have any voting rights, including the right to elect any directors, except (i) voting rights, if any, required by law, and (ii) voting rights, if any, described in this Section 12.

(b) So long as any shares of Series B Preferred Stock are outstanding, the vote or consent of the Holders of at least 66 2/3% of the shares of Series B Preferred Stock at the time outstanding, voting as a single class with all other classes and series of Parity Securities having similar voting rights then outstanding and with each series or class having a number of votes proportionate to the aggregate liquidation preference of the outstanding shares of such class or series, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, will be necessary for effecting or validating any of the following actions, whether or not such approval is required by Massachusetts law:

(i) any amendment, alteration or repeal of any provision of the Articles of Organization (including these Articles of Amendment) or the Company’s bylaws that would alter or change the voting powers, preferences or special rights of the Series B Preferred Stock so as to affect them adversely;

(ii) any amendment or alteration of the Articles of Organization (including these Articles of Amendment) to authorize or create, or increase the authorized amount of, any shares of, or any securities convertible into shares of, any class or series of the Company’s capital stock ranking prior to the Series B Preferred Stock in the payment of dividends or in the distribution of assets on any liquidation, dissolution or winding up of the Company; or

(iii) the consummation of a binding share exchange or reclassification involving the Series B Preferred Stock or a merger or consolidation of the Company with another entity, except that the Holders will have no right to vote under this provision or under Massachusetts law if in each case (x) the Series B Preferred Stock remains outstanding or, in the case of any such merger or consolidation with respect to which the Company is not the surviving or resulting entity, is converted into or exchanged for preference securities of the surviving or resulting entity or its ultimate parent, that is an entity organized and existing under the laws of the United States of America, any state thereof or the District of Columbia, and (y) such Series B Preferred Stock remaining outstanding or such preference securities, as the case may be, have such rights, preferences, privileges and voting powers, taken as a whole, as are not materially less favorable to the Holders thereof than the rights, preferences, privileges and voting powers of the Series B Preferred Stock, taken as a whole;

provided, however, that any increase in the amount of the authorized or issued preferred stock or any securities convertible into preferred stock or the creation and issuance, or an increase in the authorized or issued amount, of other series of preferred stock (including the Series B Preferred Stock), or any securities convertible into preferred stock ranking equally with and/or junior to the Series B Preferred Stock with respect to the payment of dividends (whether such dividends are cumulative or non-cumulative) and/or the distribution of assets upon the Company’s liquidation, dissolution or winding up will not, in and of itself, be deemed to adversely affect the voting powers, preferences or special rights of the Series B Preferred stock and, notwithstanding any provision of Massachusetts law, the Holders will have no right to vote solely by reason of such an increase, creation or issuance.

If an amendment, alteration, repeal, share exchange, reclassification, merger or consolidation described above would adversely affect one or more but not all series of preferred stock with like voting rights (including the Series B Preferred Stock for this purpose), then only the series affected and entitled to vote shall vote as a class in lieu of all such series of preferred stock.

(c) Notwithstanding the foregoing, the Holders shall not have any voting rights if, at or prior to the effective time of the act with respect to which such vote would otherwise be required, all outstanding shares of Series B Preferred Stock shall have been converted into shares of Common Stock.

Section 13. Fractional Shares.

(a) No fractional shares of Common Stock will be issued as a result of any conversion of shares of Series B Preferred Stock.

(b) In lieu of any fractional share of Common Stock otherwise issuable in respect of any conversion pursuant to Section 8 hereof, the Company shall pay an amount in cash (computed to the nearest cent) equal to the same fraction of the Closing Price of the Common Stock determined as of the second Trading Day immediately preceding the effective date of conversion.

(c) If more than one share of the Series B Preferred Stock is surrendered for conversion at one time by or for the same Holder, the number of full shares of Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of the Series B Preferred Stock so surrendered.

Section 14. Reservation of Common Stock.

(a) Following receipt of the Stockholder Approvals, the Company shall at all times reserve and keep available out of its authorized and unissued Common Stock or shares acquired by the Company, solely for issuance upon the conversion of shares of Series B Preferred Stock as provided in these Articles of Amendment, free from any preemptive or other similar rights, such number of shares of Common Stock as shall from time to time be issuable upon the conversion of all the shares of Series B Preferred Stock then outstanding. For purposes of this Section 14(a), the number of shares of Common Stock that shall be deliverable upon the conversion of all outstanding shares of Series B Preferred Stock shall be computed as if at the time of computation all such outstanding shares were held by a single Holder.

(b) Notwithstanding the foregoing, the Company shall be entitled to deliver upon conversion of shares of Series B Preferred Stock, as herein provided, shares of Common Stock acquired by the Company (in lieu of the issuance of authorized and unissued shares of Common Stock), so long as any such acquired shares are free and clear of all liens, charges, security interests or encumbrances (other than liens, charges, security interests and other encumbrances created by the Holders).

(c) All shares of Common Stock delivered upon conversion of the Series B Preferred Stock shall be duly authorized, validly issued, fully paid and non-assessable, free and clear of all liens, claims, security interests and other encumbrances (other than liens, charges, security interests and other encumbrances created by the Holders).

(d) Prior to the delivery of any securities that the Company shall be obligated to deliver upon conversion of the Series B Preferred Stock, the Company shall use its reasonable best efforts to comply with all federal and state laws and regulations thereunder requiring the registration of such securities with, or any approval of or consent to the delivery thereof by, any governmental authority.

(e) The Company hereby covenants and agrees that, if at any time the Common Stock shall be listed on The NASDAQ Global Select Market or any other national securities exchange or automated quotation system, the Company will, if permitted by the rules of such exchange or automated quotation system, list and keep listed, so long as the Common Stock shall be so listed on such exchange or automated quotation system, all the Common Stock issuable upon conversion of the Series B Preferred Stock; provided, however, that if the rules of such exchange or automated quotation system permit the Company to defer the listing of such Common Stock until the first conversion of Series B Preferred Stock into Common Stock in accordance with the provisions hereof, the Company covenants to list such Common Stock issuable upon conversion of the Series B Preferred Stock in accordance with the requirements of such exchange or automated quotation system at such time.

Section 15. Transfer Agent and Conversion Agent. The duly appointed Transfer Agent and Conversion Agent for the Series B Preferred Stock shall be Computershare. The Company may, in its sole discretion, remove the Transfer Agent in accordance with the agreement between the Company and the Transfer Agent; provided that the Company shall appoint a successor transfer agent who shall accept such appointment prior to the effectiveness of such removal. Upon any such removal or appointment, the Company shall send notice thereof by first-class mail, postage prepaid, to the Holders.

Section 16. Repurchase of Junior Securities. For so long as the Stockholder Approvals shall not have been obtained, the Company shall not redeem, purchase or acquire any of its Junior Securities, other than (i) redemptions, purchases or other similar acquisitions of Junior Securities in connection with any benefit plan or other similar arrangement with or for the benefit of any one or more employees, officers, directors of consultants or in connection with a dividend reinvestment or stockholder purchase plan and (ii) conversions into or exchanges for other Junior Securities and cash solely in lieu of fractional shares of the Junior Securities.

Section 17. Replacement Certificates.

(a) If physical certificates are issued, the Company shall replace any mutilated certificate at the Holder’s expense upon surrender of that certificate to the Transfer Agent. The Company shall replace certificates that become destroyed, stolen or lost at the Holder’s expense upon delivery to the Company and the Transfer Agent of satisfactory evidence that the certificate has been destroyed, stolen or lost, together with any indemnity that may be required by the Transfer Agent and the Company.

(b) If physical certificates are issued, the Company shall not be required to issue any certificates representing the Series B Preferred Stock on or after the applicable Conversion Date. In place of the delivery of a replacement certificate following the applicable Conversion Date, the Transfer Agent, upon delivery of the evidence and indemnity described in clause (a) above, shall deliver the shares of Common Stock pursuant to the terms of the Series B Preferred Stock formerly evidenced by the certificate.

Section 18. Form.

(a) Series B Preferred Stock may be issued in the form of physical certificates, in book entry form through the direct registration system of the Transfer Agent or, to the extent not inconsistent with the terms of the Investment Agreement, in the form of one or more permanent global shares of Series B Preferred Stock in definitive, fully registered form with a global legend in substantially the form attached hereto as

Exhibit A (each, a “Global Preferred Stock”), which is hereby incorporated in and expressly made a part of these Articles of Amendment. The Global Preferred Stock may have notations, legends or endorsements required by law, stock exchange rules, agreements to which the Company is subject, if any, or usage (provided that any such notation, legend or endorsement is in a form acceptable to the Company). The aggregate number of shares represented by each Global Preferred Stock may from time to time be increased or decreased by adjustments made on the records of the Transfer Agent and the Depositary or its nominee as hereinafter provided. This Section 18(a) shall apply only to a Global Preferred Stock deposited with or on behalf of the Depositary.

(b) If Global Preferred Stock is to be issued, the Company shall execute and the Transfer Agent shall, in accordance with this Section, countersign and deliver initially one or more certificates evidencing the Global Preferred Stock that (i) shall be registered in the name of Cede & Co. or other nominee of the Depositary and (ii) shall be delivered by the Transfer Agent to the Depositary or pursuant to instructions received from the Depositary or held by the Transfer Agent as custodian for the Depositary pursuant to an agreement between the Depositary and the Transfer Agent.

(c) Members of, or participants in, the Depositary (“Agent Members”) shall have no rights under these Articles of Amendment with respect to any Global Preferred Stock held on their behalf by the Depositary or by the Transfer Agent as the custodian of the Depositary or under such Global Preferred Stock, and the Depositary may be treated by the Company, the Transfer Agent and any agent of the Company or the Transfer Agent as the absolute owner of such Global Preferred Stock for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Transfer Agent or any agent of the Company or the Transfer Agent from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices of the Depositary governing the exercise of the rights of a holder of a beneficial interest in any Global Preferred Stock. The Depositary may grant proxies or otherwise authorize any Person to take any action that a Holder is entitled to take pursuant to the Series B Preferred Stock, these Articles of Amendment or the Articles of Organization.

(d) Owners of beneficial interests in Global Preferred Stock shall not be entitled to receive physical delivery of certificated shares of Series B Preferred Stock, unless (x) the Depositary has notified the Company that it is unwilling or unable to continue as Depositary for the Global Preferred Stock and the Company does not appoint a qualified replacement for the Depositary within 90 days, (y) the Depositary ceases to be a “clearing agency” registered under the Exchange Act and the Company does not appoint a qualified replacement for the Depositary within 90 days or (z) the Company decides to discontinue the use of book-entry transfer through the Depositary. In any such case, the Global Preferred Stock shall be exchanged in whole for definitive shares of Series B Preferred Stock in registered form, with the same terms and of an equal aggregate Liquidation Preference. Definitive shares of Series B Preferred Stock shall be registered in the name or names of the Person or Persons specified by the Depositary in a written instrument to the Transfer Agent.

(e)    (i) An Officer shall sign the certificates evidencing the Global Preferred Stock for the Company, in accordance with the Company’s bylaws and applicable law, by manual or facsimile signature.

(ii) If an Officer whose signature is on a certificate evidencing Global Preferred Stock no longer holds that office at the time the Transfer Agent countersigned the Global Preferred Stock, the Global Preferred Stock shall be valid nevertheless.

(iii) A certificate evidencing Global Preferred Stock shall not be valid until an authorized signatory of the Transfer Agent manually countersigns the Global Preferred Stock. Each Global Preferred Stock shall be dated the date of its countersignature.

Section 19. Miscellaneous.

(a) All notices referred to herein shall be in writing, and, unless otherwise specified herein, all notices hereunder shall be deemed to have been given upon the earlier of receipt thereof or three Business Days after the mailing thereof if sent by registered or certified mail (unless first-class mail shall be specifically permitted for such notice under the terms of these Articles of Amendment) with postage prepaid, addressed: (i) if to the Company, to its office at Ten Post Office Square, Boston, MA 02109, Attention: Margaret W. Chambers, Esq. or to the Transfer Agent at 250 Royall Street, Canton, MA 02021, Attention: Jeff Seiders, or other agent of the Company designated as permitted by these Articles of Amendment, or (ii) if to any Holder or holder of shares of Common Stock, as the case may be, to such Holder or holder at the address listed in the stock record books of the Company (which may include the records of any transfer agent for the Series B Preferred Stock or the Common Stock, as the case may be), or (iii) to such other address as the Company or any such Holder or holder, as the case may be, shall have designated by notice similarly given.

(b) The Company shall pay any and all stock transfer and documentary stamp taxes that may be payable in respect of any issuance or delivery of shares of Series B Preferred Stock or shares of Common Stock or other securities issued on account of Series B Preferred Stock pursuant hereto or certificates representing such shares or securities. The Company shall not, however, be required to pay any such tax that may be payable in respect of any transfer involved in the issuance or delivery of shares of Series B Preferred Stock or Common Stock or other securities in a name other than that in which the shares of Series B Preferred Stock with respect to which such shares or other securities are issued or delivered were registered, or in respect of any payment to any Person other than a payment to the registered holder thereof, and shall not be required to make any such issuance, delivery or payment unless and until the Person otherwise entitled to such issuance, delivery or payment has paid to the Company the amount of any such tax or has established, to the satisfaction of the Company, that such tax has been paid or is not payable.

(c) No share of Series B Preferred stock shall have any rights of preemption whatsoever pursuant to these Articles of Amendment as to any securities of the Company, or any warrants, rights or options issued or granted with respect thereto, regardless of how such securities, or such warrants, rights or options, may be designated issued or granted.

EXHIBIT A

FORM OF SERIES B NON-CUMULATIVE PERPETUAL CONTINGENT CONVERTIBLE

PREFERRED STOCK

SEE REVERSE

FOR LEGEND

Number:

                     Shares

CUSIP NO.:

BOSTON PRIVATE FINANCIAL HOLDINGS, INC.

FACE OF SECURITY

This certifies that Cede & Co. is the owner of                      fully paid and non-assessable shares of the Series B Non-Cumulative Perpetual Contingent Convertible Preferred Stock, par value $1.00 per share and a liquidation preference of $100,000 per share, of Boston Private Financial Holdings, Inc., a corporation organized and existing under the laws of the Commonwealth of Massachusetts (the “Company”), transferable on the books of the Company by the holder hereof in person or by duly authorized attorney, upon surrender of this Certificate properly endorsed. This Certificate and the shares represented hereby are issued and shall be held subject to all the provisions of the Restated Articles of Organization of the Company and all amendments thereto and the Bylaws of the Company, as amended (copies of which are on file at the office of the Transfer Agent) to all of which the holder of this Certificate by acceptance hereof assents. This Certificate is not valid until countersigned by the Transfer Agent and registered by the Transfer Agent.

IN WITNESS WHEREOF, the Company has caused this Certificate to be duly executed.

BOSTON PRIVATE FINANCIAL HOLDINGS, INC.

By:
Name:
Title:

Dated:

Countersigned and Registered

Transfer Agent and Registrar

By:
Authorized Officer

REVERSE OF SECURITY

BOSTON PRIVATE FINANCIAL HOLDINGS, INC.

The shares of Series B Non-Cumulative Perpetual Contingent Convertible Preferred Stock (the “Series B Preferred Stock”) have the preferences and privileges, conversion rights, dividend rights, liquidation preferences and such other rights and qualifications, limitations and restrictions as provided in the Articles of Amendment relating to the Series B Preferred Stock (the “Articles of Amendment”), in addition to those set forth in the Restated Articles of Organization of the Company (and all amendments thereto) and the Company’s Bylaws, as amended, copies of which will be furnished by the Company to any holder without charge upon request to the Transfer Agent named on the face of this Certificate.

Upon written request to the Secretary at Ten Post Office Square, Boston, MA 02109, Attention: Corporate Secretary, the Company will furnish the holder of this Certificate without charge the designations, relative rights, preferences and limitations applicable to each class or series of authorized stock and the variations in rights, preferences and limitations determined for each series, and the authority of the Board of Directors to determine variations for future classes or series.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY OR THE TRANSFER AGENT NAMED ON THE FACE OF THIS CERTIFICATE, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL IN AS MUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO. HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE ARTICLES OF AMENDMENT. IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE TRANSFER AGENT NAMED ON THE FACE OF THIS CERTIFICATE SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.

NOTICE OF CONVERSION

(To be executed by the Holder in order to convert the Series B Non-Cumulative Perpetual

Contingent Convertible Preferred Stock)

The undersigned hereby irrevocably elects to convert (the “Conversion”) the Series B Non-Cumulative Perpetual Contingent Convertible Preferred Stock (the “Series B Preferred Stock”) of Boston Private Financial Holdings, Inc. (hereinafter called the “Company”), represented by stock certificate No(s).              (the “Series B Preferred Stock Certificates”), into common stock, par value $1.00 per share, of the Company (the “Common Stock”) according to the conditions of the Articles of Amendment of the Series B Preferred Stock (the “Articles of Amendment”), as of the date written below. If shares of Common Stock are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto, if any, and is delivering herewith the Series B Preferred Stock Certificates. No fee will be charged to the holder for any conversion, except for transfer taxes, if any. Each original Series B Preferred Stock Certificate is attached hereto (or evidence of loss, theft or destruction thereof).

The undersigned represents and warrants that all offers and sales by the undersigned of the Common Stock, if any, issuable to the undersigned upon conversion of the Series B Preferred Stock shall be made pursuant to registration of the Common Stock under the Securities Act of 1933, as amended (the “Act”), or pursuant to any exemption from registration under the Act.

Capitalized terms used but not defined herein shall have the meanings ascribed thereto in or pursuant to the Articles of Amendment.

Date of Conversion:

Shares of Series B Preferred Stock to be Converted:

Shares of Common Stock to be Issued:*

Signature:

Name:

Address:**

Fax Number:

*	The Company is not required to issue shares of Common Stock until the original Series B Preferred Stock Certificate(s) (or evidence of loss, theft or destruction thereof) to be converted is received by the Company or the Conversion Agent. The Company shall issue and deliver shares of Common Stock to an overnight courier not later than three Business Days following receipt of the original Series B Preferred Stock Certificate(s) to be converted.
**	Address where shares of Common Stock and any other payments or certificates shall be sent by the Company.

ASSIGNMENT

FOR VALUE RECEIVED,                      HEREBY SELL, ASSIGN AND TRANSFER UNTO

Please Insert Social Security or Other Identifying Number of Assignee

(Please Print or Typewrite Name and Address, Including Zip Code, of Assignee)

SHARES OF THE CAPITAL STOCK REPRESENTED BY THE WITHIN CERTIFICATE, AND DO HEREBY IRREVOCABLY CONSTITUTE AND APPOINT

ATTORNEY TO TRANSFER THE SAID STOCK ON THE BOOKS OF THE WITHIN NAMED CORPORATION WITH FULL POWER OF SUBSTITUTION IN THE PREMISES.

DATED

NOTICE:

The Signature to this Assignment Must Correspond with the Name As Written Upon the Face of the Certificate in Every Particular, Without Alteration or Enlargement or Any Change Whatever.

SIGNATURE GUARANTEED

(Signature Must Be Guaranteed by a Member of a Medallion Signature Program)

Annex C

THE SECURITIES REPRESENTED BY THIS INSTRUMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR SECURITIES LAWS OF ANY STATE AND MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF EXCEPT WHILE A REGISTRATION STATEMENT RELATING THERETO IS IN EFFECT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT OR SUCH LAWS.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO TRANSFER AND OTHER RESTRICTIONS SET FORTH IN AN INVESTMENT AGREEMENT, DATED AS OF JULY 22, 2008, COPIES OF WHICH ARE ON FILE WITH THE WARRANT AGENT.

WARRANT

to purchase

[    ]

Shares of Common Stock of

BOSTON PRIVATE FINANCIAL HOLDINGS, INC.

a Massachusetts Corporation

** Exercisable only if countersigned by the Warrant Agent as Provided Herein**

No.	Issue Date:

1. Definitions. Unless the context otherwise requires, when used herein the following terms shall have the meanings indicated.

“Affiliate” has the meaning set forth in Section 6.9(a) of the Investment Agreement.

“Appraisal Procedure” means a procedure whereby two independent appraisers, one chosen by the Company and one by the Warrantholder (or if there is more than one Warrantholder, a majority in interest of Warrantholders), shall mutually agree upon the determinations then the subject of appraisal. Each party shall deliver a notice to the other appointing its appraiser within 15 days after the Appraisal Procedure is invoked. If within 30 days after appointment of the two appraisers they are unable to agree upon the amount in question, a third independent appraiser shall be chosen within 10 days thereafter by the mutual consent of such first two appraisers or, if such first two appraisers fail to agree upon the appointment of a third appraiser, such appointment shall be made by the American Arbitration Association, or any organization successor thereto, from a panel of arbitrators having experience in the appraisal of the subject matter to be appraised. The decision of the third appraiser so appointed and chosen shall be given within 30 days after the selection of such third appraiser. If three appraisers shall be appointed and the determination of one appraiser is disparate from the middle determination by more than twice the amount by which the other determination is disparate from the middle determination, then the determination of such appraiser shall be excluded, the remaining two determinations shall be averaged and such average shall be binding and conclusive on the Company and the Warrantholder; otherwise, the average of all three determinations shall be binding and conclusive on the Company and the Warrantholder. The costs of conducting any Appraisal Procedure shall be borne by the Warrantholder requesting such Appraisal Procedure, except (A) the fees and expenses of the appraiser appointed by the Company and any other costs incurred by the Company shall be borne by the Company and (B) if such Appraisal Procedure shall result in a determination that is disparate by 5% or more from the Company’s initial determination, all costs of conducting such Appraisal Procedure shall be borne by the Company.

“Beneficially Own” or “Beneficial Owner” has the meaning set forth in Section 4.1(f) of the Investment Agreement.

“BHC Act” means the Bank Holding Company Act of 1956, as amended, or any successor statute.

“Board of Directors” has the meaning set forth in Section 2.2(a)(1) of the Investment Agreement.

“Board Representative” has the meaning set forth in Section 4.3(a) of the Investment Agreement.

“Business Combination” means a merger, consolidation, statutory share exchange or similar transaction that requires adoption by the Company’s stockholders.

“business day” means any day except Saturday, Sunday and any day which shall be a legal holiday or a day on which banking institutions in the State of New York or in the Commonwealth of Massachusetts generally are authorized or required by law or other governmental actions to close.

“Capital Stock” means (A) with respect to any person that is a corporation or company, any and all shares, interests, participations or other equivalents (however designated) of capital or capital stock of such person and (B) with respect to any person that is not a corporation or company, any and all partnership or other equity interests of such person.

“CIBC Act” means the Change in Bank Control Act of 1978, as amended, or any successor statute.

“Common Stock” has the meaning set forth in Section 2.

“Company” has the meaning set forth in the preamble of the Investment Agreement.

“Company Subsidiary” has the meaning set forth in Section 2.2(a)(2) of the Investment Agreement.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor statute, and the rules and regulations promulgated thereunder.

“Exercise Price” means $6.62; provided, that the foregoing shall be subject to adjustment or limitation as set forth herein.

“Expiration Time” has the meaning set forth in Section 3.

“Fair Market Value” means, with respect to any security or other property, the fair market value of such security or other property as determined by the Board of Directors, acting in good faith. If the Warrantholder does not accept the Board of Director’s calculation of fair market value and the Warrantholder and the Company are unable to agree on fair market value, the Appraisal Procedure shall be used to determine Fair Market Value.

“Fundamental Change” means the occurrence of one of the following:

(i) a “person” or “group” within the meaning of Section 13(d) of the Exchange Act files a Schedule TO or any schedule, form or report under the Exchange Act disclosing that such person or group has become the direct or indirect ultimate Beneficial Owner of common equity of the Company representing more than 50% of the voting power of the outstanding Common Stock;

(ii) consummation of any consolidation or merger of the Company or similar transaction or any sale, lease or other transfer in one transaction or a series of transactions of all or substantially all of the consolidated assets of the Company and its Subsidiaries, taken as a whole, to any person other than one of the Company’s Subsidiaries, in each case pursuant to which the Common Stock will be converted into cash, securities or other property, other than pursuant to a transaction in which the persons that Beneficially Owned, directly or indirectly, voting shares of the Company immediately prior to such transaction Beneficially Own, directly or indirectly, voting shares representing a majority of the total voting power of all outstanding classes of voting shares of the continuing or surviving person immediately after the transaction; or

(iii) the Company’s stockholders approve and adopt a plan of liquidation or dissolution of the Company or a sale of all or substantially all of the Company’s assets.

“Governmental Entities” has the meaning set forth in Section 1.2(b)(1)(A) of the Investment Agreement.

“Group” means a group as contemplated by Section 13(d)(3) of the Exchange Act.

“Investment Agreement” means the Investment Agreement, dated as of July 22, 2008, as may be amended from time to time, between the Company and Purchaser.

“Market Price” means, with respect to a particular security, on any given day, the last reported sale price regular way or, in case no such reported sale takes place on such day, the average of the last closing bid and ask prices regular way, in either case on the principal national securities exchange on which the applicable securities are listed or admitted to trading, or if not listed or admitted to trading on any national securities exchange, (A) the closing sale price for such day reported by The Nasdaq Global Select Market if such security is traded over-the-counter and quoted in The Nasdaq Global Select Market, or (B) if such security is so traded, but not so quoted, the average of the closing reported bid and ask prices of such security as reported by The Nasdaq Global Select Market or any comparable system, or (C) if such security is not listed on The Nasdaq Global Select Market or any comparable system, the average of the closing bid and ask prices as furnished by two members of the National Association of Securities Dealers, Inc. selected from time to time by the Company for that purpose. If such security is not listed and traded in a manner that the quotations referred to above are available for the period required hereunder, the Market Price per share of Common Stock shall be deemed to be the fair value per share of such security as determined in good faith by the Board of Directors.

“Ordinary Cash Dividends” means a regular quarterly cash dividend out of surplus or net profits legally available therefor (determined in accordance with generally accepted accounting principles, consistently applied) and consistent with past practice.

“person” has the meaning given to it in Section 3(a)(9) of the Exchange Act and as used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act.

“Preferred Stock” shall have the meaning set forth in the recitals of the Investment Agreement.

“Preliminary Fundamental Change” means, with respect to the Company, (A) the execution of definitive documentation for a transaction or (B) the recommendation that stockholders tender in response to a tender or exchange offer, that could reasonably be expected to result in a Fundamental Change upon consummation.

“Pro Rata Repurchases” means any purchase of shares of Common Stock by the Company or any Affiliate thereof pursuant to any tender offer or exchange offer subject to Section 13(e) or 14(e) of the Exchange Act or Regulation 14E thereunder, or pursuant to any other offer available to substantially all holders of Common Stock, whether for cash, shares of Capital Stock of the Company, other securities of the Company, evidences of indebtedness of the Company or any other person or any other property (including, without limitation, shares of Capital Stock, other securities or evidences of indebtedness of a Company Subsidiary), or any combination thereof, effected while this Warrant is outstanding; provided, however, that “Pro Rata Repurchase” shall not include any purchase of shares by the Company or any Affiliate thereof made in accordance with the requirements of Rule 10b-18 as in effect under the Exchange Act. The “Effective Date” of a Pro Rata Repurchase shall mean the date of acceptance of shares for purchase or exchange under any tender or exchange offer which is a Pro Rata Repurchase or the date of purchase with respect to any Pro Rata Repurchase that is not a tender or exchange offer.

“Purchaser” has the meaning set forth in the preamble of the Investment Agreement.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities” has the meaning set forth in the recitals of the Investment Agreement.

“Securities Act” means the Securities Act of 1933, as amended, or any successor statute, and the rules and regulations promulgated thereunder.

“Shares” has the meaning set forth in Section 2.

“Stockholder Approvals” means all stockholder approvals necessary to (A) approve the exercise of this Warrant for the Shares and the issuance of any Shares which may be issued pursuant to the terms of this Warrant for purposes of Rule 4350(i) of the NASDAQ Marketplace Rules, and (B) amend the Restated Articles of Organization of the Company, as amended, to increase the number of authorized shares of Common Stock to at least such number as shall be sufficient to permit the exercise of this Warrant for the Shares. For the avoidance of doubt, the Stockholder Approvals shall be deemed to be obtained for the purposes of this Warrant only if all of the foregoing approvals shall have been obtained.

“Subsidiary” has the meaning set forth in Section 2.2(a)(2) of the Investment Agreement.

“Underlying Security Price” has the meaning set forth in Annex 1.

“Voting Securities” has the meaning set forth in the BHC Act and any rules or regulations promulgated thereunder.

“Warrant Agent” has the meaning set forth in Section 3.

“Warrant Agreement” means the Warrant Agreement, dated as of [    ], 2008, between the Company and the Warrant Agent.

“Warrant Certificate” means this certificate evidencing the Warrant.

“Warrantholder” has the meaning set forth in Section 2.

“Warrant” means the Warrant issued pursuant to the Warrant Agreement and subject to the Investment Agreement.

2. Number of Shares; Exercise Price. This certifies that, for value received, [NAME OF HOLDER], its affiliates or its registered assigns (the “Warrantholder”) is entitled, upon the terms and subject to the conditions hereinafter set forth, to acquire from the Company, in whole at any time or in part from time to time, after the receipt of Stockholder Approvals, [            ] fully paid and nonassessable shares of common stock, $1.00 par value per share, of the Company (the “Common Stock”), at a purchase price per share of Common Stock equal to the Exercise Price. The number of shares of Common Stock (the “Shares”) and the Exercise Price are subject to adjustment as provided herein, and all references to “Common Stock”, “Shares” and “Exercise Price” herein shall be deemed to include any such adjustment or series of adjustments. This Warrant is issued pursuant to and in accordance with the Warrant Agreement, and will be subject to the additional terms and conditions set forth in the Warrant Agreement.

3. Exercise of Warrant; Term. Subject to the terms and conditions hereof, to the extent permitted by applicable laws and regulations, the right to purchase the Shares represented by this Warrant is exercisable, in whole or in part by the Warrantholder, at any time or from time to time after 9:00 a.m., New York City time, on the date hereof, but in no event later than 5:00 p.m., New York City time, on the fifth anniversary of the date of issuance of the Warrant (the “Expiration Time”), by (A) the surrender of this Warrant and Notice of Exercise annexed hereto, duly completed and executed on behalf of the Warrantholder, at the corporate trust office of [                    ], or his successor as warrant agent (the “Warrant Agent”), at Boston Private Financial Holdings, Inc., Ten Post Office Square, Boston, MA 02109 (or such other office or agency of the Warrant Agent in the United States as it or the Company may designate by notice in writing to the Warrantholder at the address of the Warrantholder appearing on the books of the Company), and (B) payment of the Exercise Price for the Shares thereby purchased at the election of the Warrantholder in one of the following manners:

(i) by tendering to the Warrant Agent in cash, by certified or cashier’s check or by wire transfer payable to the order of the Company, or

(ii) by having the Warrant Agent withhold shares of Common Stock issuable upon exercise of this Warrant equal in value to the aggregate Exercise Price as to which this Warrant is so exercised, based on the Market Price of the Common Stock on the trading day immediately prior to the date on which this Warrant is exercised and the Notice of Exercise is delivered to the Warrant Agent.

If the Warrantholder does not exercise this Warrant in its entirety, the Warrantholder will be entitled to receive from the Warrant Agent, on behalf of the Company, within a reasonable time, and in any event not exceeding three business days, a new Warrant Certificate in substantially identical form for the purchase of that number of Shares equal to the difference between the number of Shares issuable pursuant to the Warrant evidenced by the Warrant Certificate and the number of Shares as to which the Warrant is so exercised. Notwithstanding anything in this Warrant Certificate to the contrary, the Warrantholder hereby acknowledges and agrees that its exercise of this Warrant for the Shares is subject to the following conditions and limitations:

(A) this Warrant shall only be exercisable if the Company shall have first received the Stockholder Approvals and;

(B) a Warrantholder shall not be entitled to exercise this Warrant for a number of Shares that would cause such Warrantholder and its Affiliates, collectively, to be deemed to own, control or have the power to vote, for purposes of the BHC Act or the CIBC Act and any rules or regulations promulgated thereunder, 10% or more of any class of Voting Securities of the Company outstanding at such time (excluding for purposes of this calculation any reductions in the percentage of Voting Securities such Warrantholder and its Affiliates so owns, controls or has the power to vote resulting from transfers by Purchaser and its Affiliates of Securities purchased by Purchaser pursuant to the Investment Agreement; it being understood, for the avoidance of doubt, that no Securities shall be included in any such percentage calculation to the extent that they cannot by their terms be converted into or exercised for Voting Securities by such Warrantholder or its Affiliates at the time of such measurement or transfer).

4. Issuance of Shares; Authorization; Listing. Certificates for Shares issued upon exercise of this Warrant will be issued in such name or names as the Warrantholder may designate and will be delivered to such named person or persons within a reasonable time, not to exceed three business days after the date on which this Warrant has been duly exercised in accordance with the terms of this Warrant. The Company hereby represents and warrants that any Shares issued upon the exercise of this Warrant in accordance with the provisions of Section 3 will, upon receipt of the Stockholder Approvals, be duly and validly authorized and issued, fully paid and nonassessable and free from all taxes, liens and charges (other than liens or charges created by the Warrantholder or taxes in respect of any transfer occurring contemporaneously therewith). The Company agrees that the Shares so issued will be deemed to have been issued to the Warrantholder as of the close of business on the date on which the Warrant Certificate and payment of the Exercise Price are delivered to the Warrant Agent in accordance with the terms hereof, notwithstanding that the stock transfer books of the Company may then be closed or certificates representing such Shares may not be actually delivered on such date. Subject to receipt of the Stockholder Approvals, the Company will at all times reserve and keep available, out of its authorized but unissued Common Stock, solely for the purpose of providing for the exercise of this Warrant, the aggregate number of shares of Common Stock issuable upon exercise of this Warrant. The Company will (A) procure, at its sole expense, the listing of the Shares and other securities issuable upon exercise of this Warrant, subject to issuance or notice of issuance on all stock exchanges on which the Common Stock is then listed or traded and (B) maintain the listing of such Shares after issuance. The Company will use reasonable best efforts to ensure that the Shares may be issued without violation of any applicable law or regulation or of any requirement of any securities exchange on which the Shares are listed or traded. Before taking any action which would cause an adjustment pursuant to Section 12 to reduce the Exercise Price below the then par value (if any) of the Common Stock, the Company shall take any and all corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and non-assessable shares of Common Stock at the Exercise Price as so adjusted.

5. No Fractional Shares or Scrip. No fractional Shares or scrip representing fractional Shares shall be issued upon any exercise of this Warrant. In lieu of any fractional Share to which the Warrantholder would otherwise be entitled, the Warrantholder shall be entitled to receive a cash payment equal to the Market Price of the Common Stock on the last trading day preceding the date of exercise less the Exercise Price for such fractional share.

6. No Rights as Stockholders; Transfer Books. This Warrant does not entitle the Warrantholder to any voting rights or other rights as a stockholder of the Company prior to the date of exercise hereof. The Company will at no time close its transfer books against transfer of this Warrant in any manner which interferes with the timely exercise of this Warrant.

7. Charges, Taxes and Expenses. Issuance of certificates for Shares to the Warrantholder upon the exercise of this Warrant shall be made without charge to the Warrantholder for any issue or transfer tax or other incidental expense in respect of the issuance of such certificates, all of which taxes and expenses shall be paid by the Company.

8. Transfer/Assignment.

(A) Subject to compliance with clause (B) of this Section 8, without obtaining the consent of the Company to assign or transfer this Warrant, this Warrant and all rights hereunder are transferable, in whole or in part, upon the books of the Company by the registered holder hereof in person or by duly authorized attorney, and a new warrant shall be made and delivered by the Company, of the same tenor and date as this Warrant but registered in the name of one or more transferees, upon surrender of this Warrant, duly endorsed, to the office of the Warrant Agent described in Section 3, and delivery of the form of assignment annexed hereto, duly completed and executed. All expenses (other than stock transfer taxes) and other charges payable in connection with the preparation, execution and delivery of the new warrants pursuant to this Section 8 shall be paid by the Company.

(B) Notwithstanding the foregoing, this Warrant and any rights hereunder, and any Shares issued upon exercise of this Warrant, shall be subject to the applicable restrictions as set forth in Section 4.2 of the Investment Agreement.

(C) If and for so long as required by the Investment Agreement, the Warrant Certificate shall contain a legend as set forth in Section 4.4 of the Investment Agreement.

9. Exchange and Registry of Warrant. The Warrant evidenced by this Warrant Certificate is exchangeable, upon the surrender hereof by the Warrantholder to the office of the Warrant Agent referred to in Section 3, for a new warrant or warrants of like tenor and representing the right to purchase the same aggregate number of Shares. The Warrant Agent shall maintain a registry in which, subject to such reasonable regulations as it may prescribe, it shall register Warrant Certificates (showing the name and address of the Warrantholder as the registered holder of this Warrant) and exchanges and transfers thereof. This Warrant may be surrendered for exchange or exercise, in accordance with its terms, at the office of the Warrant Agent referred to in Section 3, and the Company shall be entitled to rely in all respects, prior to written notice to the contrary, upon such registry.

10. Loss, Theft, Destruction or Mutilation of Warrant. Upon receipt by the Warrant Agent of evidence reasonably satisfactory to it and the Company of the loss, theft, destruction or mutilation of the Warrant Certificate, and in the case of any such loss, theft or destruction, upon receipt of an indemnity or security reasonably satisfactory to the Warrant Agent and the Company, or, in the case of any such mutilation, upon surrender and cancellation of the Warrant Certificate, the Company shall execute, and an authorized officer of the Warrant Agent shall manually countersign and deliver, in lieu of such lost, stolen, destroyed or mutilated Warrant Certificate, a new Warrant Certificate of like tenor and representing the right to purchase the same aggregate number of Shares as provided for in such lost, stolen, destroyed or mutilated Warrant Certificate.

11. Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a business day, then such action may be taken or such right may be exercised on the next succeeding day that is a business day.

12. Adjustments and Other Rights. The Exercise Price and the number of Shares issuable upon exercise of this Warrant shall be subject to adjustment from time to time as follows; provided that no single event shall cause an adjustment under more than one subsection of this Section 12 so as to result in duplication; provided, further, that, notwithstanding any provision of this Warrant to the contrary, any adjustment to the Exercise Price of the Warrant shall be made to the extent (and only to the extent) that such adjustment would not cause or result in any Warrantholder and its Affiliates, collectively, being deemed to own, control or have the power to vote, for purposes of the BHC Act or the CIBC Act and any rules or regulations promulgated thereunder, Voting Securities which (assuming, for this purpose only, full conversion and/or exercise of all such securities) would represent 25% or more of any class of Voting Securities outstanding at such time (excluding for purposes of this calculation any reduction in the percentage of Voting Securities such Warrantholder and its Affiliates so owns, controls or has the power to vote resulting from transfers by Purchaser and its Affiliates of Securities purchased by Purchaser pursuant to the Investment Agreement). Any adjustment (or portion thereof) prohibited pursuant to the foregoing proviso shall be postponed and implemented on the first date on which such implementation would not result in the condition described in such proviso.

(A) Stock Splits, Subdivisions, Reclassifications or Combinations. If the Company shall (i) declare and pay a dividend or make a distribution on its Common Stock in shares of Common Stock, (ii) subdivide or reclassify the outstanding shares of Common Stock into a greater number of shares, or (iii) combine or reclassify the outstanding shares of Common Stock into a smaller number of shares, the number of Shares issuable upon exercise of this Warrant at the time of the record date for such dividend or distribution or the effective date of such subdivision, combination or reclassification shall be proportionately adjusted so that the Warrantholder after such date shall be entitled to purchase the number of shares of Common Stock which such holder would have owned or been entitled to receive in respect of the shares of Common Stock subject to this Warrant after such date had this Warrant been exercised immediately prior to such date. In such event, the Exercise Price in effect at the time of the record date for such dividend or distribution or the effective date of such subdivision, combination or reclassification shall be adjusted to the number obtained by dividing (x) the product of (1) the number of Shares issuable upon the exercise of this Warrant before such adjustment and (2) the Exercise Price in effect immediately prior to the record or effective date, as applicable with respect to the dividend, distribution, subdivision, reclassification or combination giving rise to this adjustment by (y) the new number of Shares issuable upon exercise of the Warrant determined pursuant to the immediately preceding sentence.

(B) Other Distributions. In case the Company shall fix a record date for the making of a distribution to all holders of shares of its Common Stock (i) of shares of any class other than its Common Stock, (ii) of evidence of indebtedness of the Company or any Company Subsidiary, (iii) of assets (excluding Ordinary Cash Dividends or dividends or distributions referred to in Section 12(A)), or (iv) of rights or warrants, in each such case, the

Exercise Price in effect prior thereto shall be reduced immediately thereafter to the price determined by multiplying the Exercise Price in effect immediately prior to the reduction by the quotient of (x) the Market Price of the Common Stock on the last trading day preceding the first date on which the Common Stock trades regular way on The NASDAQ Global Select Market without the right to receive such dividend or distribution, minus the Fair Market Value of the shares or evidences of indebtedness or assets or rights or warrants to be so distributed in respect of one share of Common Stock, and (y) such Market Price on such date specified in clause (x); such adjustment shall be made successively whenever such a record date is fixed. In such event, the number of Shares issuable upon the exercise of this Warrant shall be increased to the number obtained by dividing (x) the product of (1) the number of Shares issuable upon the exercise of this Warrant before such adjustment, and (2) the Exercise Price in effect immediately prior to the issuance giving rise to this adjustment by (y) the new Exercise Price determined in accordance with the immediately preceding sentence. In the event that such distribution is not so made, the Exercise Price and the number of Shares issuable upon exercise of this Warrant then in effect shall be readjusted, effective as of the date when the Board of Directors determines not to distribute such shares, evidences of indebtedness, assets, rights or warrants, as the case may be, to the Exercise Price that would then be in effect and the number of Shares that would then be issuable upon exercise of this Warrant if such record date had not been fixed.

(C) Certain Repurchases of Common Stock. In case the Company effects a Pro Rata Repurchase of Common Stock, then the Exercise Price shall be reduced to the price determined by multiplying the Exercise Price in effect immediately prior to the effective date of such Pro Rata Repurchase by a fraction of which the numerator shall be (i) the product of (x) the number of shares of Common Stock outstanding immediately before such Pro Rata Repurchase and (y) the Market Price of a share of Common Stock on the trading day immediately preceding the first public announcement by the Company or any of its Affiliates of the intent to effect such Pro Rata Repurchase, minus (ii) the aggregate purchase price of the Pro Rata Repurchase, and of which the denominator shall be the product of (i) the number of shares of Common Stock outstanding immediately prior to such Pro Rata Repurchase minus the number of shares of Common Stock so repurchased and (ii) the Market Price per share of Common Stock on the trading day immediately preceding the first public announcement of such Pro Rata Repurchase. In such event, the number of shares of Common Stock issuable upon the exercise of this Warrant shall be increased to the number obtained by dividing (x) the product of (1) the number of Shares issuable upon the exercise of this Warrant before such adjustment, and (2) the Exercise Price in effect immediately prior to the Pro Rata Repurchase giving rise to this adjustment by (y) the new Exercise Price determined in accordance with the immediately preceding sentence.

(D) Business Combinations. Subject to Section 13 of this Warrant, in case of any Business Combination or reclassification of Common Stock (other than a reclassification of Common Stock referred to in Section 12(A)), this Warrant shall be exercisable for the number of shares of stock or other securities or property (including cash) to which a holder of the number of shares of Common Stock issuable upon exercise of this Warrant immediately prior to such Business Combination or reclassification would have been entitled to receive upon such Business Combination or reclassification; and in any such case, if necessary, the provisions set forth herein with respect to the rights and interests thereafter of the Warrantholder shall be appropriately adjusted so as to be applicable, as nearly as may reasonably be, to any shares of stock or other securities or property thereafter deliverable on the exercise of this Warrant. In determining the kind and amount of stock, securities or the property receivable upon exercise of this Warrant following the consummation of such Business Combination, if the holders of Common Stock have the right to elect the kind or amount of consideration receivable upon consummation of such Business Combination, then the Warrantholder shall have the right to make a similar election upon exercise of this Warrant with respect to the number of shares of stock or other securities or property which the Warrantholder will receive upon exercise of this Warrant.

(E) Rounding of Calculations; Minimum Adjustments. All calculations under this Section 12 shall be made to the nearest one-tenth (1/10th) of a cent or to the nearest one-hundredth (1/100th) of a share, as the case may be. Any provision of this Section 12 to the contrary notwithstanding, no adjustment in the Exercise Price or the number of Shares into which this Warrant is exercisable shall be made if the amount of such adjustment would be less than $0.01 or one-tenth (1/10th) of a share of Common Stock, but any such amount shall be carried forward and an adjustment with respect thereto shall be made at the time of and together with any subsequent adjustment which, together with such amount and any other amount or amounts so carried forward, shall aggregate $0.01 or 1/10th of a share of Common Stock, or more.

(F) Timing of Issuance of Additional Common Stock Upon Certain Adjustments. In any case in which the provisions of this Section 12 shall require that an adjustment shall become effective immediately after a record date for an event, the Company may defer until the occurrence of such event (i) issuing to the Warrantholder of this Warrant exercised after such record date and before the occurrence of such event the additional shares of Common Stock issuable upon such exercise by reason of the adjustment required by such event over and above the shares of Common Stock issuable upon such exercise before giving effect to such adjustment and (ii) paying to such Warrantholder any amount of cash in lieu of a fractional share of Common Stock; provided, however, that the Company upon request shall deliver to such Warrantholder a due bill or other appropriate instrument evidencing such Warrantholder’s right to receive such additional shares, and such cash, upon the occurrence of the event requiring such adjustment.

(G) Adjustment for Unspecified Actions. If the Company takes any action affecting the Common Stock, other than actions described in this Section 12, which in the opinion of the Board of Directors would materially and adversely affect the exercise rights of the Warrantholder, the Exercise Price for the Warrant and/or the number of Shares received upon exercise of the Warrant shall be adjusted for the Warrantholder’s benefit, to the extent permitted by law, in such manner, and at such time, as such Board of Directors after consultation with the Warrantholder shall reasonably determine to be equitable in the circumstances, subject in each such case to the limitations set forth in the second proviso and last sentence of the first paragraph of Section 12. Failure of the Board of Directors to provide for any such adjustment will be evidence that the Board of Directors has determined that it is equitable to make no such adjustments in the circumstances.

(H) Statement Regarding Adjustments. Whenever the Exercise Price or the number of Shares into which this Warrant is exercisable shall be adjusted as provided in Section 12, the Company shall forthwith file at the office of the Warrant Agent referred to in Section 3, a statement showing in reasonable detail the facts requiring such adjustment and the Exercise Price that shall be in effect and the number of Shares into which this Warrant shall be exercisable after such adjustment, and the Company shall also cause a copy of such statement to be sent by mail, first-class postage prepaid, to each Warrantholder at the address appearing in the Warrant registry.

(I) Notice of Adjustment Event. In the event that the Company shall propose to take any action of the type described in this Section 12 (but only if the action of the type described in this Section 12 would result in an adjustment in the Exercise Price or the number of Shares into which this Warrant is exercisable or a change in the type of securities or property to be delivered upon exercise of this Warrant), the Company shall give notice to the Warrantholders, by first-class mail at their addresses in the Warrant registry, which notice shall specify the record date, if any, with respect to any such action and the approximate date on which such action is to take place. Such notice shall also set forth the facts with respect thereto as shall be reasonably necessary to indicate the effect on the Exercise Price and the number, kind or class of shares or other securities or property which shall be deliverable upon exercise of this Warrant. In the case of any action which would require the fixing of a record date, such notice shall be given at least 10 days prior to the date so fixed, and in case of all other action, such notice shall be given at least 15 days prior to the taking of such proposed action. Failure to give such notice, or any defect therein, shall not affect the legality or validity of any such action.

(J) No Impairment. The Company will not, by amendment of its articles of organization or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this Warrant and the Warrant Agreement and in taking of all such action as may be necessary or appropriate in order to protect the rights of the Warrantholder.

(K) Proceedings Prior to Any Action Requiring Adjustment. As a condition precedent to the taking of any action which would require an adjustment pursuant to this Section 12, the Company shall take any action which may be necessary, including obtaining regulatory, NASDAQ or stockholder approvals or exemptions, in order that the Company may thereafter validly and legally issue as fully paid and nonassessable all shares of Common Stock that the Warrantholder is entitled to receive upon exercise of this Warrant pursuant to this Section 12.

(L) Adjustment Rules. Any adjustments pursuant to this Section 12 shall be made successively whenever an event referred to herein shall occur. If an adjustment in Exercise Price made hereunder would reduce the Exercise Price to an amount below par value of the Common Stock, then such adjustment in Exercise Price made hereunder shall reduce the Exercise Price to the par value of the Common Stock.

13. Fundamental Change. Upon the occurrence of a Preliminary Fundamental Change or Fundamental Change, and by delivering written notice thereof to the Warrant Agent, the Warrantholder may cause the Company to purchase any Warrant, in whole or in part, acquired hereunder that the Warrantholder then holds, at the higher of (i) the Fair Market Value of the Warrant and (ii) a valuation based on a computation of the option value of the Warrant using Black-Scholes calculation methods and making the assumptions described in the Black-Scholes methodology described in Annex 1. Payment by the Company to the Warrantholder of such purchase price shall be due upon the occurrence of the Fundamental Change, subject to the mechanics described in the last paragraph of Annex 1. At the election of the Company, all or any portion of such purchase price may be paid in cash or shares of Common Stock valued at the Market Price of a share of Common Stock as of (A) the last trading day prior to the date on which this payment occurs or (B) the first date of the announcement of such Preliminary Fundamental Change or Fundamental Change (whichever is less), so long as such payment does not cause either (i) the Company to fail to comply with applicable NASDAQ requirements or the requirements of any other Governmental Entities or (ii) the Warrantholder being deemed to own, control or have the power to vote, for purposes of the BHC Act or the CIBC Act and the rules and regulations promulgated thereunder, 25% or more of any class of Voting Securities of the Company outstanding at such time (assuming, for this purpose only, full conversion of all securities owned by such Warrantholder and its Affiliates that are convertible into or exercisable for Voting Securities and excluding for purposes of this calculation any reduction in the percentage of Voting Securities such Warrantholder and its Affiliates so owns, controls or has the power to vote resulting from transfers by Purchaser and its Affiliates of Securities purchased by Purchaser pursuant to the Investment Agreement) or otherwise be in violation of the ownership limitations under the BHC Act or any other federal banking laws or regulations promulgated thereunder. To the extent that a payment in shares of Common Stock would exceed such limitations, once the maximum number of shares of Common Stock that would not exceed such limitations has been paid, the remainder of such purchase price may be paid, at the option of the Company and provided the issuance of securities would not exceed such limitations, in the form of cash or equity securities of the Company having a Fair Market Value on a fully-distributed basis equal to the value (determined as provided above) of the shares of Common Stock that would have been issued to the Warrantholder in the absence of the limitations described in this sentence. The Company agrees that it will not take any action resulting in a Preliminary Fundamental Change or Fundamental Change in the absence of definitive documentation providing for such election right of the Warrantholder pursuant to this Section 13. Following a Preliminary Fundamental Change, the Warrantholder shall not be restricted from engaging in any hedging or derivative program reasonably necessary in the opinion of the Warrantholder to secure the option value of this Warrant so adjusted. For the avoidance of doubt, it is understood and agreed that (i) the reference to “equity securities” in this Section 13 includes preferred stock and (ii), if the Company were to elect to issue preferred stock in satisfaction of its obligations under this Section 13, it could do so in the form of depositary shares for one or more shares of preferred stock as determined by it in its discretion.

14. Exchange for Preferred Stock. At any time prior to the receipt of the Stockholder Approvals, the Warrantholder may cause the Company to exchange this Warrant for a number of shares of Preferred Stock equal to the quotient of (i) the value of this Warrant based on the higher of (A) the Fair Market Value of the Warrant and (B) a computation of the option value of the Warrant using the Black-Scholes calculation methods and making the assumptions described in the Black-Scholes methodology described in Annex 1 and (ii) the lower of

(A) $100,000 or (B) the Fair Market Value of a share of Preferred Stock, provided that the Company shall pay cash to the Warrantholder in lieu of any fractional shares of Preferred Stock. The Company will at all times reserve and keep available, out of its authorized preferred stock, a sufficient number of shares of preferred stock for the purpose of providing for the exchange of this Warrant for shares of Preferred Stock. It is understood and agreed that, in lieu of delivery of shares of Preferred Stock pursuant to this Section 14, the Company may deliver depositary shares for shares of a new series of preferred stock having rights, preferences and privileges identical to the Preferred Stock; provided, however, that unless otherwise agreed in writing by Purchaser, the Company may deliver depositary shares as provided in this sentence only if the voting rights of a holder of a single depositary share for such new series of preferred stock shall be substantially identical to the voting rights of a holder of a single share of Preferred Stock. Notwithstanding any provision of this Section 14 to the contrary, this Warrant shall not be exchangeable by the Warrantholder for shares of Preferred Stock to the extent that such delivery would cause or result in any Warrantholder and its Affiliates to be deemed to own, control or have the power to vote, for purposes of the BHC Act or the CIBC Act and the rules and regulations promulgated thereunder, Voting Securities which (assuming, for this purpose only, full conversion and/or exercise of all such securities) would represent 25% or more of any class of Voting Securities of the Company outstanding at such time (excluding for purposes of this calculation any reduction in the percentage of Voting Securities such Warrantholder and its Affiliates so owns, controls or has the power to vote resulting from transfers by Purchaser and its Affiliates of Securities purchased by Purchaser pursuant to the Investment Agreement).

15. Governing Law. This Warrant shall be binding upon any successors or assigns of the Company. This Warrant will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed entirely within such State (except to the extent that mandatory provisions of Massachusetts law are applicable). The parties hereby irrevocably and unconditionally consent to submit to the exclusive jurisdiction of the state and federal courts located in the Borough of Manhattan, State of New York for any actions, suits or proceedings arising out of or relating to this Warrant and the transactions contemplated hereby.

16. Attorneys’ Fees. In any litigation, arbitration or court proceeding between the Company and the Warrantholder as the holder of this Warrant relating hereto, the prevailing party shall be entitled to reasonable attorneys’ fees and expenses incurred in enforcing this Warrant.

17. Prohibited Actions. The Company agrees that it will not take any action which would entitle the Warrantholder to an adjustment of the Exercise Price if the total number of shares of Common Stock issuable after such action upon exercise of this Warrant, together with all shares of Common Stock then outstanding and all shares of Common Stock then issuable upon the exercise of all outstanding options, warrants, conversion and other rights, would exceed the total number of shares of Common Stock then authorized by its articles of organization.

18. Entire Agreement. This Warrant and the exhibits and attachments hereto, and the Investment Agreement, contain the entire agreement between the parties with respect to the subject matter hereof and supersede all prior and contemporaneous arrangements or undertakings with respect thereto.

[ Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed by a duly authorized officer.

Dated:

BOSTON PRIVATE FINANCIAL HOLDINGS, INC.

By:
Name:
Title:

Address:

Attest:

By:
Name:
Title:

Countersigned:

[ ], as Warrant Agent

[ ]

Address:

[Signature Page to Warrant]

[Form Of Notice Of Exercise]

Date:

TO:	[ ]

Boston Private Financial Holdings, Inc.

RE: Election to Subscribe for and Purchase Common Stock

The undersigned, pursuant to the provisions set forth in the attached Warrant, hereby agrees to subscribe for and purchase the number of shares of the Common Stock set forth below covered by such Warrant. The undersigned, in accordance with Section 3 of the Warrant, hereby agrees to pay the aggregate Exercise Price for such shares of Common Stock in the manner set forth below. A new warrant evidencing the remaining shares of Common Stock covered by such Warrant, but not yet subscribed for and purchased, if any, should be issued in the name set forth below. If the new warrant is being transferred, an opinion of counsel is attached hereto with respect to the transfer of such warrant.

Number of Shares of Common Stock:

Method of Payment of Exercise Price (note if cashless exercise pursuant to Section 3(ii) of the Warrant):

Name and Address of Person to be Issued New Warrant:

Holder:

By:

Name:

Title:

[Form of Notice of Exercise]

[Form of Assignment To Be Executed If Warrantholder

Desires To Transfer Warrants Evidenced Hereby]

FOR VALUE RECEIVED                                                               hereby sells, assigns and transfers unto

(Please print name)	(Please insert social security or other identifying number)

Address

City, including zip code)

the Warrants represented by the within Warrant Certificate and does hereby irrevocably constitute and appoint                      as attorney to transfer said Warrant Certificate on the books of the Warrant Agent with full power of substitution in the premises.

Signature

(Signature must conform in all respects to name of holder as specified on the face of the Warrant Certificate and must bear a signature guarantee by a bank, trust company or member broker of the New York, Midwest or Pacific Stock Exchange)

Signature Guaranteed

[Form of Assignment]

ANNEX 1

Black-Scholes Assumptions

For the purpose of this Annex 1:

“Acquiror” means (A) the third party that has entered into definitive document for a transaction, or (B) the offeror in the event of a tender or exchange offer, which could reasonably result in a Fundamental Change upon consummation.

Underlying Security Price:

•        In the event of a merger or acquisition, (A) in the event of an “all cash” deal, the cash per share offered to the Company’s stockholders by the Acquiror; (B) in the event of an “all stock” deal, (1) in the event of a fixed exchange ratio transaction, the product of (i) the average of the Market Price of the Acquiror’s common stock for the ten trading day period ending on the day preceding the date of the Preliminary Fundamental Change and (ii) the number of Acquiror’s shares being offered for one share of Common Stock and (2) in the event of a fixed value transaction, the value offered by the Acquiror for one share of Common Stock; (C) in the event of a transaction contemplating various forms of consideration for each share of Common Stock, the cash portion, if any, shall be valued as clause (A) above and the stock portion shall be valued as clause (B) above and any other forms of consideration shall be valued by the Board of Directors of the Company in good faith, without applying any discounts to such consideration.

• In the event of all other Fundamental Change events, the average of the Market Price of the Common Stock for the five trading day period beginning on the date of the Preliminary Fundamental Change.

•        In the event of an exchange for Preferred Stock pursuant to Section 14 of the Warrant, the average of the Market Price of the Common Stock for the five trading day period ending on the trading day prior to the date on which this Warrant and the Notice of Exercise are delivered to the Company.

Exercise Price:	The Exercise Price as adjusted and then in effect for the Warrant.

Dividend Rate:	The Company’s annualized dividend yield as of (i) the date of the Preliminary Fundamental Change in the event of a Fundamental Change or (ii) the trading day prior to the date on which this Warrant and the Notice of Exercise are delivered to the Company in the event of an exchange for Preferred Stock (the “Reference Date”).

Interest Rate:	The applicable U.S. 5-year treasury note risk free rate as of the Reference Date.

Model Type:	Black-Scholes

Exercise Type:	American

Put or Call:	Call

Trade Date:	The Reference Date

Expiration Date:	Expiration Time

Settle Date:	The Reference Date

Exercise Delay:	0

Volatility:	The average daily volatility over the previous six months for the Common Stock as listed by Bloomberg L.P., as of the Reference Date

Such valuation of the Warrant based on the Black-Scholes methodology shall not be discounted in any way. If the Warrantholder disputes such Black-Scholes valuation pursuant to this Annex 1 as calculated by the Company, the Company and the Warrantholder will choose a mutually-agreeable firm to compute the valuation of the Warrant using the guidelines above, and such valuation shall be final. The fees and expenses of such firm shall be borne equally by the Company and the Warrantholder.

The Company covenants that it will not close a Fundamental Change transaction or otherwise facilitate the closing of a tender or exchange offer as referenced above until giving the Warrantholder at least five business days to sell or distribute the Common Stock to be received in an exchange and will cooperate with the Warrantholder to ensure that there is an effective registration statement available to facilitate such a sale during such five business day period or an effective opportunity is provided in the case of a tender or exchange offer as referenced above to tender such shares in to the offer.

Annex D

WARRANT AGREEMENT

dated as of     , 2008

between

BOSTON PRIVATE FINANCIAL HOLDINGS, INC.

and

as WARRANT AGENT

THIS WARRANT AGREEMENT, dated as of             , 2008 (this “Agreement”), between Boston Private Financial Holdings, Inc., a Massachusetts corporation (the “Company”) and                                               , as Warrant Agent (the “Warrant Agent”);

WHEREAS, the Company has entered into an Investment Agreement, dated as of July 22, 2008 (the “Investment Agreement”; capitalized terms being used herein as therein defined), between the Company and BP Holdco, L.P., a Delaware limited partnership (“Purchaser”);

WHEREAS, pursuant to the Investment Agreement, the Company proposes to sell to Purchaser and Purchaser proposes to purchase Warrants representing the right to purchase shares of Common Stock, which Warrants shall be governed by this Agreement and evidenced by certificates issued pursuant to this Agreement (such warrant certificates and other warrant certificates issued pursuant to this Agreement being herein called the “Warrant Certificates”); and

WHEREAS, the Company desires the Warrant Agent to act on behalf of the Company in connection with the issuance, exchange, exercise and replacement of the Warrant Certificates, and in this Agreement wishes to set forth, among other things, the form and provisions of the Warrant Certificates and the terms and conditions on which they may be issued, exchanged, exercised and replaced.

NOW THEREFORE, in consideration of the premises and of the mutual agreements herein contained, the parties hereto agree as follows:

ARTICLE I

ISSUANCE OF WARRANTS AND EXECUTION

AND DELIVERY OF WARRANT CERTIFICATES

SECTION 1.1. Issuance of Warrants. Upon issuance, each Warrant Certificate shall evidence one or more Warrants. Each Warrant evidenced thereby shall represent the right, subject to the provisions contained herein and therein, to purchase the number of shares of Common Stock set forth in the Warrant Certificate.

SECTION 1.2. Execution and Delivery of Warrant Certificates. Each Warrant Certificate, whenever issued, shall be in registered form substantially in the form set forth in Exhibit A hereto, shall be dated and may have such letters, numbers, or other marks of identification or designation and such legends or endorsements printed, lithographed or engraved thereon as the officers of the Company executing the same may approve (execution thereof to be conclusive evidence of such approval) and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange on which the Warrants may be listed, or to conform to usage. The Warrant Certificates shall be executed on behalf of the Company by the Chairman of the Board, the President, any Vice Chairman, or any Vice President and by the Secretary or any Assistant Secretary. Such signatures may be manual or facsimile signatures of such authorized officers and may be imprinted or otherwise reproduced in the Warrant Certificates.

No Warrant Certificates shall be valid for any purpose, and no Warrant evidenced thereby shall be exercisable, until such Warrant Certificate has been countersigned by the manual signature of the Warrant Agent. Such signature by the Warrant Agent upon any Warrant Certificate executed by the Company shall be conclusive evidence that the Warrant Certificate so countersigned has been duly issued hereunder.

In case any officer of the Company who shall have signed any of the Warrant Certificates either manually or by facsimile signature shall cease to be such officer before the Warrant Certificates so signed shall have been countersigned and delivered by the Warrant Agent, such Warrant Certificates may be countersigned and delivered notwithstanding that the person who signed such Warrant Certificates ceased to be such officer of the Company; and any Warrant Certificate may be signed on behalf of the Company by such persons as, at the actual date of the execution of such Warrant Certificate, shall be the proper officers of the Company, although at the date of the execution of this Agreement any such person was not such officer.

The term “Warrantholder” as used herein shall mean any person in whose name at the time any Warrant Certificate shall be registered upon the books to be maintained by the Warrant Agent for that purpose.

SECTION 1.3. Issuance of Warrant Certificates. The Warrant Agent shall, upon receipt of Warrant Certificates duly executed on behalf of the Company, countersign Warrant Certificates evidencing Warrants representing the right to purchase up to                      shares of Common Stock in the aggregate and shall deliver such Warrant Certificates to or upon the order of the Company. Subsequent to such issuance of the Warrant Certificates, the Warrant Agent shall countersign a Warrant Certificate only if the Warrant Certificate is issued in exchange or substitution for one or more previously countersigned Warrant Certificates or in connection with their transfer, as hereinafter provided.

ARTICLE II

EXERCISE PRICE, DURATION

AND EXERCISE OF WARRANTS

SECTION 2.1. Exercise Price. (a) The exercise price (the “Exercise Price”) of each Warrant will be as set forth in the form of Warrant Certificate set forth as Exhibit A, the terms of which shall be deemed incorporated herein by reference as if fully set forth herein.

SECTION 2.2. Duration and Exercise of Warrants. (a) Each Warrant may be exercised in whole at any time during the period specified in the form of Warrant Certificate set forth as Exhibit A. During such period, any whole number of Warrants may be exercised by providing certain information as set forth on the reverse side of the Warrant Certificate and by paying the Exercise Price for each Warrant exercised, to the Warrant Agent as set forth in the Warrant Certificate. The Warrant Agent shall deposit all funds received by it in payment of the Exercise Price in an account of the Company maintained with it and shall advise the Company by telephone at the end of each day on which a payment for the exercise of Warrants is received of the amount so deposited to its account. The Warrant Agent shall promptly confirm such telephone advice to the Company in writing.

(b) The Warrant Agent shall, from time to time, as promptly as practicable, advise the Company of (i) the number of Warrants exercised, (ii) the instructions of each Warrantholder with respect to delivery of the Common Stock to which such Warrantholder is entitled upon such exercise, (iii) delivery of Warrant Certificates evidencing the balance, if any, of the Warrants remaining after such exercise, and (iv) such other information as the Company shall reasonably require.

SECTION 2.3. Compliance with Governmental Requirements. Before taking any action that would cause an adjustment reducing the Exercise Price to be adjusted below the then par value of any of the shares of Common Stock issuable upon exercise of the Warrants, the Company will take any corporate action that may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and nonassessable shares of such Common Stock at such adjusted Exercise Price.

The Company covenants that if any shares of Common Stock required to be reserved for purposes of exercise of Warrants require, under any federal or state law or rule or regulation of any national securities exchange, registration with or approval of any governmental authority, or listing on any national securities exchange before such shares may be issued upon exercise, the Company will in good faith and as expeditiously as possible endeavor to cause such shares to be duly registered, approved or listed on the relevant national securities exchange, as the case may be; provided, however, that in no event shall such shares of Common Stock be issued, and the Company is hereby authorized to suspend the exercise of all Warrants, for the period during which such registration, approval or listing is required but not in effect.

ARTICLE III

ADJUSTMENT OF EXERCISE PRICE AND SHARES OF

COMMON STOCK PURCHASABLE

SECTION 3.1. Adjustment of Exercise Price. The Exercise Price specified in Section 2.1, and the number of shares of Common Stock issuable upon such exercise shall be subject to adjustment from time to time as set forth in the form of Warrant Certificate set forth as Exhibit A.

SECTION 3.2. Statements on Warrants. The form of Warrant Certificate need not be changed because of any adjustment made pursuant to this Article III, and Warrant Certificates issued after such adjustment may state the same Exercise Price and the same number of shares of Common Stock as are stated in the Warrant Certificates initially issued pursuant to this Agreement. The Company, however, may at any time, in its sole discretion (which shall be conclusive), make any change in the form of Warrant Certificate that it may deem appropriate and that does not affect the substance thereof, and any Warrant Certificate thereafter issued or countersigned, whether in exchange or substitution for an outstanding Warrant Certificate or otherwise, may be in the form as so changed.

ARTICLE IV

EXCHANGE AND TRANSFER OF WARRANT CERTIFICATES

SECTION 4.1. Exchange and Transfer of Warrant Certificates. Upon surrender in accordance with the terms set forth in the Warrant Certificate, and upon compliance with the terms set forth in such Warrant Certificate, and subject to the restrictions and limitations set forth in the Warrant Certificate, Warrant Certificates evidencing Warrants may be exchanged for Warrant Certificates in other denominations evidencing such Warrants or the transfer thereof may be registered in whole or in part; provided that such other Warrant Certificates evidence the same aggregate number of Warrants as the Warrant Certificates so surrendered. The Warrant Agent shall keep, at its corporate trust office, books in which, subject to such reasonable regulations as it may prescribe, it shall register Warrant Certificates and exchanges and transfers of outstanding Warrant Certificates. Whenever any Warrant Certificates are so surrendered for exchange or registration of transfer, an authorized officer of the Warrant Agent shall manually countersign and deliver to the person or persons entitled thereto a Warrant Certificate or Warrant Certificates duly authorized and executed by the Company, as so requested. All Warrant Certificates issued upon any exchange or registration of transfer of Warrant Certificates shall be the valid obligations of the Company, evidencing the same obligations, and entitled to the same benefits under this Agreement as the Warrant Certificate surrendered for such exchange or registration of transfer.

SECTION 4.2. Cancellation of Warrant Certificates. Any Warrant Certificates surrendered for exchange, registration of transfer or exercise of the Warrants evidenced thereby shall, if surrendered to the Company, be delivered to the Warrant Agent, and all Warrant Certificates surrendered or so delivered to the Warrant Agent shall be promptly canceled by the Warrant Agent and shall not be reissued and, except as expressly permitted by this Agreement, no Warrant Certificate shall be issued hereunder in exchange or in lieu thereof. The Warrant Agent shall deliver to the Company from time to time or otherwise dispose of canceled Warrant Certificates in a manner satisfactory to the Company.

ARTICLE V

CONCERNING THE WARRANT AGENT

SECTION 5.1. Warrant Agent. The Company hereby appoints                                                as Warrant Agent of the Company in respect of the Warrants and the Warrant Certificates upon the terms and subject to the conditions herein set forth; and                                                hereby accepts such appointment. The Warrant Agent shall have the powers and authority granted to and conferred upon it in the Warrant Certificates and herein and such further powers and authority to act on behalf of the Company as the Company may hereafter grant to or confer upon it. All of the terms and provisions with respect to such powers and authority contained in the Warrant Certificates are subject to and governed by the terms and provisions hereof.

SECTION 5.2. Conditions of Warrant Agent’s Obligations. The Warrant Agent accepts its obligations herein set forth upon the terms and conditions hereof, including the following, to all of which the Company agrees and to all of which the rights hereunder of the Warrantholders from time to time shall be subject:

(a) Compensation and Indemnification. The Company agrees promptly to pay the Warrant Agent the compensation to be agreed upon with the Company for all services rendered by the Warrant Agent and to reimburse the Warrant Agent for reasonable out-of-pocket expenses (including reasonable counsel fees) incurred by the Warrant Agent without negligence, bad faith or breach of this Agreement on its part in connection with the services rendered hereunder by the Warrant Agent. The Company also agrees to indemnify the Warrant Agent for, and to hold it harmless against, any loss, liability or expense incurred without negligence or bad faith on the part of the Warrant Agent, arising out of or in connection with its acting as Warrant Agent hereunder, as well as the costs and expenses of defending against any claim of such liability.

(b) Agent for the Company. In acting under this Agreement and in connection with the Warrant Certificates, the Warrant Agent is acting solely as agent of the Company and does not assume any obligations or relationship of agency or trust for or with any of the Warrantholders or beneficial owners of Warrants.

(c) Counsel. The Warrant Agent may consult with counsel satisfactory to it, and the written advice of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with the advice of such counsel.

(d) Documents. The Warrant Agent shall be protected and shall incur no liability for or in respect of any action taken or thing suffered by it in reliance upon any Warrant Certificate, notice, direction, consent, certificate, affidavit, statement or other paper or document reasonably believed by it to be genuine and to have been presented or signed by the proper parties.

(e) Certain Transactions. The Warrant Agent, and its officers, directors and employees, may become the owner of, or acquire any interest in, Warrants, with the same rights that it or they would have if it were not the Warrant Agent hereunder, and, to the extent permitted by applicable law, it or they may engage or be interested in any financial or other transaction with the Company and may act on, or as depositary, trustee or agent for, any committee or body of Warrantholders or other obligations of the Company as freely as if it were not the Warrant Agent hereunder.

(f) No Liability for Interest. Unless otherwise agreed with the Company, the Warrant Agent shall have no liability for interest on any monies at any time received by it pursuant to any of the provisions of this Agreement or of the Warrant Certificates.

(g) No Liability for Invalidity. The Warrant Agent shall have no liability with respect to any invalidity of this Agreement or any of the Warrant Certificates (except as to the Warrant Agent’s countersignature thereon).

(h) No Responsibility for Representations. The Warrant Agent shall not be responsible for any of the recitals or representations herein or in the Warrant Certificates (except as to the Warrant Agent’s countersignature thereon), all of which are made solely by the Company.

(i) No Implied Obligations. The Warrant Agent shall be obligated to perform only such duties as are herein and in the Warrant Certificates specifically set forth and no implied duties or obligations shall be read into this Agreement or the Warrant Certificates against the Warrant Agent. The Warrant Agent shall not be under any obligation to take any action hereunder which may tend to involve it in any expense or liability, the payment of which within a reasonable time is not, in its reasonable opinion, assured to it. The Warrant Agent shall not be accountable or under any duty or responsibility for the use by the Company of any of the Warrant Certificates authenticated by the Warrant Agent and delivered by it to the Company pursuant to this Agreement or for the application by the Company of the proceeds of the Warrant Certificates. The Warrant Agent shall have no duty or responsibility in case of any default by the Company in the performance of its covenants or agreements contained herein or in the Warrant Certificates or in the case of the receipt of any written demand from a Warrantholder with respect to such default, including, without limiting the generality of the foregoing, any duty or responsibility to initiate or attempt to initiate any proceedings at law or otherwise or, except as provided in Section 6.2 hereof, to make any demand upon the Company.

SECTION 5.3. Resignation and Appointment of Successor. (a) The Company agrees, for the benefit of the Warrantholders, that there shall at all times be a Warrant Agent hereunder until all the Warrants have been exercised or are no longer exercisable.

(b) The Warrant Agent may at any time resign as such agent by giving written notice to the Company of such intention on its part, specifying the date on which its desired resignation shall become effective; provided that such date shall not be less than 90 days after the date on which such notice is given unless the Company otherwise agrees. The Warrant Agent hereunder may be removed at any time by the filing with it of an instrument in writing signed by or on behalf of the Company and specifying such removal and the date when it shall become effective. Such resignation or removal shall take effect upon the appointment by the Company, as hereinafter provided, of a successor warrant agent (which shall be a bank or trust company in good standing authorized under the laws of the jurisdiction of its organization to exercise corporate trust powers) and the acceptance of such appointment by such successor warrant agent. The obligation of the Company under Section 5.2(a) shall continue to the extent set forth therein notwithstanding the resignation or removal of the Warrant Agent.

(c) In case at any time the Warrant Agent shall resign, or shall be removed, or shall become incapable of acting, or shall be adjudged a bankrupt or insolvent, or shall commence a voluntary case under the federal bankruptcy laws, as now or hereafter constituted, or under any other applicable federal or state bankruptcy, insolvency or similar law or shall consent to the appointment of or taking possession by a receiver, custodian, liquidator, assignee, trustee, sequestrator (or other similar official) of the Warrant Agent or its property or affairs, or shall make an assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts generally as they become due, or shall take corporate action in furtherance of any such action, or a decree or order for relief by a court having jurisdiction in the premises shall have been entered in respect of the Warrant Agent in an involuntary case under the federal bankruptcy laws, as now or hereafter constituted, or any other applicable federal or state bankruptcy, insolvency or similar law; or a decree or order by a court having jurisdiction in the premises shall have been entered for the appointment of a receiver, custodian, liquidator, assignee, trustee, sequestrator (or similar official) of the Warrant Agent or of its property or affairs, or any public officer shall take charge or control of the Warrant Agent or of its property or affairs for the purpose of rehabilitation, conservation, winding up or liquidation, a successor warrant agent, qualified as aforesaid, shall be appointed by the Company by an instrument in writing, filed with the successor warrant agent. Upon the appointment as aforesaid of a successor warrant agent and acceptance by the successor warrant agent of such appointment, the Warrant Agent shall cease to be warrant agent hereunder.

(d) Any successor warrant agent appointed hereunder shall execute, acknowledge and deliver to its predecessor and to the Company an instrument accepting such appointment hereunder, and thereupon such successor warrant agent, without any further act, deed or conveyance, shall become vested with all the authority, rights, powers, trusts, immunities, duties and obligations of such predecessor with like effect as if originally named warrant agent hereunder, and such predecessor, upon payment of its charges and disbursements then unpaid, shall thereupon become obligated to transfer, deliver and pay over, and such successor warrant agent shall be entitled to receive, all monies, securities and other property on deposit with or held by such predecessor, as warrant agent hereunder.

(e) Any corporation into which the Warrant Agent hereunder may be merged or converted or any corporation with which the Warrant Agent may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Warrant Agent shall be a party, or any corporation to which the Warrant Agent shall be a party or any corporation to which substantially all the assets and business of the Warrant Agent, provided that it shall be qualified as aforesaid, shall be the successor warrant agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto.

ARTICLE VI

MISCELLANEOUS

SECTION 6.1. Amendment. (a) This Agreement may be amended by the parties hereto, without the consent of any Warrantholder, for the purpose of curing any ambiguity, or of curing, correcting or supplementing any defective provision contained herein, or making any other provisions with respect to matters or questions arising under this Agreement as the Company and the Warrant Agent may deem necessary or desirable; provided that such action shall not affect adversely the interests of the Warrantholders.

(b) The Company and the Warrant Agent may modify or amend this Agreement (by means of an agreement supplemental hereto or otherwise) with the consent of Warrantholders constituting not less than a majority in number of the then outstanding Warrants affected by such modification or amendment; provided, however, that no such modification or amendment that changes the Exercise Price of the Warrants, reduces the amount receivable upon exercise, cancellation or expiration of the Warrants other than in accordance with the antidilution provisions or other similar adjustment provisions included in the terms of the Warrants, shortens the period of time during which the Warrants may be exercised, or otherwise materially and adversely affects the exercise rights of the affected Warrantholders or reduces the percentage of the number of outstanding Warrants, the consent of whose Warrantholders is required for modification or amendment of this Agreement, may be made without the consent of each Warrantholder affected thereby.

SECTION 6.2. Notices and Demands to the Company and Warrant Agent. If the Warrant Agent shall receive any notice or demand addressed to the Company by a Warrantholder pursuant to the provisions of the Warrant Certificates, the Warrant Agent shall promptly forward such notice or demand to the Company.

SECTION 6.3. Addresses. Any communication from the Company to the Warrant Agent with respect to this Agreement shall be addressed to                                               , c/o Boston Private Financial Holdings, Inc., Ten Post Office Square, Boston, MA, 02109 and any communication from the Warrant Agent to the Company with respect to this Agreement shall be addressed to Boston Private Financial Holdings, Inc., Ten Post Office Square, Boston, MA, 02109, Attention: Margaret W. Chambers, Esq. (or such other address as shall be specified in writing by the Warrant Agent or by the Company).

SECTION 6.4. Applicable Law. This Agreement, and each Warrant Certificate issued hereunder and of the respective terms and provisions thereof, will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed entirely within such State (except to the extent that mandatory provisions of Massachusetts law are applicable). The parties hereby irrevocably and unconditionally consent to submit to the exclusive jurisdiction of the state and federal courts located in the Borough of Manhattan, State of New York for any actions, suits or proceedings arising out of or relating to this Agreement and the transactions contemplated hereby.

SECTION 6.5. Obtaining of Governmental Approvals. The Company will from time to time take all action which may be necessary to obtain and keep effective any and all permits, consents and approvals of governmental agencies and authorities and securities acts filings under United States federal and state laws, which may be or become requisite in connection with the issuance, sale, transfer, and delivery of the Common Stock issued upon exercise of the Warrants, the issuance, sale, transfer and delivery of the Warrants or upon the expiration of the period during which the Warrants are exercisable.

SECTION 6.6. Persons Having Rights under this Agreement. Nothing in this Agreement shall give to any person other than the Company, the Warrant Agent and the Warrantholders any right, remedy or claim under or by reason of this Agreement.

SECTION 6.7. Headings. The descriptive headings of the several Articles and Sections of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

SECTION 6.8. Counterparts. This Agreement may be executed in any number of counterparts, each of which as so executed shall be deemed to be an original, but such counterparts shall together constitute but one and the same instrument.

SECTION 6.9. Inspection of Agreement. A copy of this Agreement shall be available at all reasonable times at the principal corporate trust office of the Warrant Agent for inspection by any Warrantholder. The Warrant Agent may require such Warrantholder to submit his, her or its Warrant Certificate for inspection by it.

IN WITNESS WHEREOF, the Company and the Warrant Agent have caused this Agreement to be signed by their respective duly authorized officers as of the day and year first above written.

BOSTON PRIVATE FINANCIAL HOLDINGS, INC.

By:
Name:
Title:

Name:
Title:

C123456789

	000004	000000000.000000 ext	000000000.000000 ext
MR A SAMPLE		000000000.000000 ext	000000000.000000 ext
DESIGNATION (IF ANY)		000000000.000000 ext	000000000.000000 ext
ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6

Electronic Voting Instructions

You can vote by Internet or telephone!

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Central Time, on September 30, 2008.

Vote by Internet • Log on to the Internet and go to www.envisionreports.com/BPFH • Follow the steps outlined on the secured website.

Vote by telephone

•   Call toll free 1-800-652-VOTE (8683) within the United States, Canada & Puerto Rico any time on a touch tone telephone. There is NO CHARGE to you for the call.

•   Follow the instructions provided by the recorded message.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A	Proposals
The Board of Directors recommends a vote FOR Proposals 1 and 2.

	For	Against	Abstain	+

1. Company proposal to approve an amendment to the Company’s Restated Articles of Organization to increase the number of authorized shares of Common Stock from 70,000,000 to 170,000,000.	☐	☐	☐

	For	Against	Abstain

2. Company proposal to approve the conversion, from time to time in accordance with its terms, of the Series B Preferred Stock into Common Stock and the issuance of Common Stock in accordance with the terms of the Series B Preferred Stock and the exercise, from time to time in accordance with their terms, of the Warrants to purchase Common Stock and the issuance of Common Stock in accordance with the terms of the Warrants, in each case issued to the investor pursuant to our recent private sale referred to in the attached proxy statement.

	☐	☐	☐

B	Non-Voting Items

Change of Address — Please print new address below.	Meeting Attendance	☐
Mark box to the right if you plan to attend the Special Meeting.

C	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please be sure to sign and date this Proxy.

NOTE: Please sign exactly as your name(s) appear(s) hereon. Where there is more than one holder, both should sign. When signing as an attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by an authorized person.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

	C 1234567890	J N T	MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND

¢	1 U P X	0 1 9 2 8 5 1		+
<STOCK#> 00Y72B

Dear Stockholder,

Please take note of the important information enclosed with this proxy card.

Your vote is important, and you are strongly encouraged to exercise your right to vote your shares.

Please vote by telephone or via the Internet at your earliest convenience, or kindly mark the boxes on this proxy card to indicate how your shares will be voted.

Then sign the card, detach it and return your proxy vote in the enclosed postage paid envelope.

Your vote must be received prior to the Special Meeting of Stockholders, Tuesday, September 30, 2008.

Thank you in advance for your prompt consideration of these matters.

Sincerely,

Boston Private Financial Holdings, Inc.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be Held on September 30, 2008: Please view the Company’s Proxy Statement at www.edocumentview/BPFH.

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — BOSTON PRIVATE FINANCIAL HOLDINGS, INC.

Proxy Solicited by the Board of Directors

BOSTON PRIVATE FINANCIAL HOLDINGS, INC.

Ten Post Office Square, Boston, Massachusetts 02109

The undersigned hereby constitute(s) and appoint(s) Walter M. Pressey and Margaret W. Chambers, and each of them, as proxies of the undersigned (the “Proxies”), each with full power to appoint his or her substitute, and hereby authorizes each of them to represent and to vote all of the shares of Common Stock of Boston Private Financial Holdings, Inc. (the “Company”), held of record by the undersigned on August 28, 2008, at the Special Meeting of Stockholders (the “Meeting”) to be held at Ten Post Office Square, 2nd Floor, Boston, Massachusetts, 02109, on Tuesday, September 30, 2008 at 10:00 a.m., Boston time, or any adjournments or postponements thereof.

WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S) AND IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED “FOR” THE PROPOSALS LISTED IN ITEM 1 AND 2. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING AND ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF.

The undersigned hereby acknowledge(s) receipt of a copy of the accompanying Notice of Special Meeting of Stockholders and the Proxy Statement with respect thereto, and hereby revoke(s) any proxy or proxies heretofore given. This proxy may be revoked at any time before it is exercised.

IF VOTING BY MAIL PLEASE VOTE, DATE AND SIGN ON REVERSE SIDE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.